UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PICO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PICO HOLDINGS, INC.
7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037

March 21, 2017

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders to be held on Thursday, May 4, 2017 at 9:00 am (PDT) at the Peppermill Resort Reno, Valley View Suite, 2707 South Virginia Street, Reno, Nevada 89502.

Under the United States Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to our shareholders via this medium. The new delivery process will allow us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On March 21, 2017, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access our proxy statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the Notice of Annual Meeting and proxy statement.

Only shareholders of record, as of the close of business on March 10, 2017, are entitled to receive notice of, to attend in person, and to vote on matters to be presented at, the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy by the Internet, telephone or mail (if you have requested and received a paper copy of the proxy materials by mail) in order to ensure the presence of a quorum. If you attend the meeting in person, you will, of course, have the right to revoke the proxy and vote your shares at that time. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to the Annual Meeting of Shareholders and thank you for your support.

/s/ Maxim C.W. Webb
Maxim C.W. Webb
President, Chief Executive Officer, and Chairman

PICO HOLDINGS, INC.
7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PICO Holdings, Inc.’s (the “Company”) 2017 Annual Meeting of Shareholders will be held at the Peppermill Resort Reno, Valley View Suite, 2707 South Virginia Street, Reno, Nevada 89502 on Thursday, May 4, 2017 at 9:00 am (PDT) for the following purposes:

1.
ELECTION OF DIRECTORS.  To elect as directors the five nominees named in the proxy statement, Gregory Bylinsky, Andrew F. Cates, Daniel B. Silvers, Eric H. Speron, and Maxim C.W Webb to serve for one year until the Annual Meeting of Shareholders in 2018 and until their respective successors have been duly elected and qualified.

2.
ADVISORY VOTE TO APPROVE THE COMBINATION OF THE CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER POSITIONS. To vote, on an advisory basis, to approve the combination of the Chairman of the Board of Directors and Chief Executive Officer positions.

3.	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. To vote, on an advisory basis, to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement.
4.
ADVISORY VOTE TO APPROVE FREQUENCY OF ADVISORY VOTING ON EXECUTIVE COMPENSATION. To vote, on an advisory basis, on the frequency of advisory voting on the compensation paid to the Company’s named executive officers.

5.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

6.	DELAWARE REINCORPORATION. To vote on reincorporating the Company from California to Delaware.
7.	ADJOURNMENT AUTHORIZATION. To vote on authorization to adjourn the Annual Meeting.
8	To transact such other business as may be properly brought before the meeting and any adjournment of the meeting.

Our Board of Directors (the “Board”) recommends a vote for Items 1, 2, 3, 5, 6 and 7 and for annual advisory voting on the compensation paid to the Company’s named executive officers in Proposal 4. Any action may be taken on the foregoing matters at the Annual Meeting of Shareholders on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board of Directors fixed the close of business on March 10, 2017 as the record date for this Annual Meeting. Only shareholders of record of our common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum.

Registered holders may vote:

1.	By Internet: go to www.proxyvote.com;
2.	By toll-free telephone: call 1-800-690-6903; or
3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the proxy card in the postage-paid envelope.

Beneficial Shareholders.  If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of voting at the Annual Meeting of Shareholders.

By Order of the Board of Directors,
/s/ Maxim C.W. Webb
Dated: March 21, 2017	Maxim C.W. Webb President, Chief Executive Officer and Chairman
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 4, 2017
This proxy statement and the 2016 Annual Report are available at www.proxyvote.com

PICO HOLDINGS, INC.
7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 4, 2017

PICO Holdings, Inc.’s Board of Directors is soliciting proxies for the 2017 Annual Meeting of Shareholders. This proxy statement contains information about the items you will vote on at the Annual Meeting. This proxy statement and the form of proxy will be made available to shareholders on the Internet on or about March 21, 2017. The meeting will be held at 9:00 am (PDT) on Thursday, May 4, 2017, at the Peppermill Resort Reno, Valley View Suite, 2707 South Virginia Street, Reno, Nevada 89502.

The following matters will be considered at the Annual Meeting of Shareholders:

1.
To elect as directors the five nominees named herein, Gregory Bylinsky, Andrew F. Cates, Daniel B. Silvers, Eric H. Speron, and Maxim C.W. Webb to serve for one year until the Annual Meeting of Shareholders in 2018 and until their respective successors have been duly elected and qualified.

2.	To vote, on an advisory basis, to approve the combination of the Chairman of the Board of Directors and Chief Executive Officer positions.
3.	To vote, on an advisory basis, to approve the compensation of the Company's named executive officers, as disclosed in this proxy statement.
4.	To vote, on an advisory basis, on the frequency of advisory voting on the compensation paid to the Company’s named executive officers.
5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.
6.	To vote on reincorporating the Company from California to Delaware (the “Reincorporation”).
7.	To vote on authorization to adjourn the Annual Meeting.
8.	To transact such other business as may be properly brought before the meeting and any adjournment of the meeting.

Our principal executive office is located at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, and our telephone number is (888) 389-3222.

HOW TO ATTEND THE ANNUAL MEETING

This meeting will be held at 9:00 am (PDT) on Thursday, May 4, 2017, at the Peppermill Resort Reno, Valley View Suite, 2707 South Virginia Street, Reno, Nevada 89502. Directions to the Annual Meeting are posted on our website under “Events & Presentations” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement).

SOLICITATION AND VOTING

Internet Availability of Annual Meeting Materials and Annual Report

We are making this proxy statement and our 2016 Annual Report to Shareholders, including our Annual Report on Form 10-K, for the year ended December 31, 2016 (which is not a part of our proxy soliciting materials), available to our shareholders electronically via the Internet. On March 21, 2017, we intend to mail to our shareholders entitled to vote a Notice of Internet Availability of Proxy Materials directing shareholders to a web site where they can access our proxy statement and annual report and view instructions on how to vote via the Internet or by phone.

If you only received a Notice of Internet Availability of Proxy Materials and would like to receive an email copy or a paper copy of our proxy materials along with a proxy card, one can be requested by following the directions in your Notice of Internet Availability of Proxy Materials and requesting a copy by calling 1-800-579-1639, by Internet at www.proxyvote.com, or by sending us a written request at:

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
Attention: Corporate Secretary

The Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2016 (which is not a part of our proxy solicitation materials), will be mailed with this proxy statement to those shareholders that request a copy of the proxy materials. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our annual report (including our Annual Report on Form 10-K, and the exhibits filed with it) are available at our website at www.proxyvote.com. Upon request by any shareholder using the instructions described above, we will promptly furnish a proxy card along with a copy of our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2016. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting of Shareholders.

Shareholders Sharing the Same Address

We have adopted a procedure called “householding,” which has been approved by the United States Securities and Exchange Commission (“SEC”). Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those shareholders that request a paper copy of proxy materials by mail, one copy of our Annual Report to Shareholders and this proxy statement, to multiple shareholders who share the same address (if they appear to be members of the same family), unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees. If you are a registered stockholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Morrow Sodali LLC (“Morrow”), at 470 West Avenue, Stamford, CT 06902, or call to 1-800-322-2885, and we will cease householding all such documents within 30 days. If you are a beneficial stockholder, information regarding householding of proxy materials should have been forwarded to you by your bank or broker. Registered stockholders are those stockholders who maintain shares under their own names. Beneficial stockholders are those stockholders who have their shares deposited with a bank or brokerage firm.

Voting Information

Record Date. The record date for our Annual Meeting of Shareholders is March 10, 2017. On the record date, there were 23,072,403 shares of our common stock outstanding.

Voting Your Proxy. Only shareholders of record as of the close of business on the record date, March 10, 2017, are entitled to vote. Each share of common stock entitles the holder to one vote on all matters brought before the Annual Meeting. Shares held by our subsidiaries will not be voted at the Annual Meeting. Shareholders whose shares are registered in their own names may vote (1) in person at the Annual Meeting, (2) via the Internet at www.proxyvote.com, (3) by telephone at 1-800-690-6903 or (4) if you have requested and received a paper copy of the proxy materials by mail, by returning a proxy card before the Annual Meeting. If you would like to vote via the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on May 3, 2017 to be counted.

Proxies will be voted as instructed by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if you complete and submit (and do not revoke) your proxy or voting instructions prior to the Annual Meeting, the shares of our common stock represented by the proxy will be voted (1) FOR the election of each of the five director candidates nominated by our Board of Directors; (2) FOR the approval of the advisory resolution approving the combination of the Chairman of the Board and Chief Executive Officer positions, (3) FOR the approval of the advisory resolution approving the compensation of the Company’s named executive officers, as disclosed in this proxy statement; (4) FOR annual advisory voting on the compensation paid to the Company’s named executive officers; (5)FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; (6) FOR the approval of reincorporating the Company from California to Delaware, as discussed in this proxy statement; (7) FOR the approval of authorization to adjourn the Annual Meeting; and (7) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Cumulative Voting. In voting for the election of directors, all shareholders have cumulative voting rights if at least one shareholder gives notice, whether at the Annual Meeting or prior to the voting, of the shareholder’s intention to cumulate votes. If cumulative voting is permitted in the election of directors, the proxy holders will have discretion as to the manner in which votes represented by the proxy are to be cumulated, unless the proxy indicates the manner in which such votes are to be cumulated. Accordingly, each shareholder may cumulate such voting power and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distribute such shareholder’s votes on the same principle among two or more candidates, as such shareholder sees fit. If you are a shareholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card.

We will not accept any notice to cumulate by the Internet or telephone. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on March 10, 2017, the record date for the Annual Meeting of Shareholders, is entitled to one vote. If you vote by proxy card and sign your card with no further instructions, Maxim C.W. Webb and John T. Perri, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

Revoking Your Proxy. Shareholders may revoke their proxy for each matter to be voted on at the Annual Meeting by attending the Annual Meeting in person and voting (simply attending the meeting will not, by itself, revoke your proxy), or by granting a subsequent proxy via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting of Shareholders. If you hold shares through a bank or brokerage firm, you may revoke any prior voting instructions by contacting that firm in advance of the close of polling for each matter to be voted on at the Annual Meeting of Shareholders.

Vote Required, Abstentions and Broker Non-Votes. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting, which shall include all shares voted electronically via the Internet, or by telephone, is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting of Shareholders. A broker non-vote occurs when a broker, bank or other shareholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters. All matters, except the proposal to ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2017, are considered non-routine matters under the rules that govern brokers, and therefore brokers will have discretion to vote the shares without the beneficial owner’s instructions on that proposal only.

If a quorum is present, the five nominees for election as directors in proposal number 1 receiving the highest number of votes will be elected. Approval of the advisory resolution approving the combination of the Chairman of the Board of Directors and Chief Executive Officer positions in proposal number 2, approval of the advisory resolution approving our executive compensation in proposal number 3, the ratification of the appointment of Deloitte & Touche LLP in proposal number 5, and the approval of authorization to adjourn the Annual Meeting in proposal number 7 requires the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on such matter. For proposal 4, the frequency receiving the highest number of affirmative votes of the shares represented at the Annual Meeting and entitled to vote on such matter will be considered the frequency preferred by the stockholders. Approval of the reincorporation of the Company from California to Delaware in proposal number 6 requires the affirmative vote of a majority of our outstanding shares.

Abstentions will be treated as votes “against” proposals 2, 3, 5, 6, and 7. Broker non-votes are not counted as votes for or against any of the proposals and are not considered votes cast, and will therefore have no effect on the outcome of the vote on any of the proposals, except for proposal 6, which requires the affirmative vote of a majority of our outstanding shares, and therefore broker non-votes will have the same effect as “against” votes.

Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, Inc., which is also the inspector of elections for the Annual Meeting. Except for contested proxy solicitations or as required by law, proxy cards and voting tabulations that identify shareholders are kept confidential.

Expenses of Solicitation. We will bear the expense of assembling, preparing, printing, mailing and distributing the notices and these proxy materials, any additional soliciting materials furnished to shareholders, and soliciting votes. Proxies will be solicited by mail, telephone, personal contact, and electronic means and may also be solicited by directors, officers or employees (who will receive no additional compensation for their services in such solicitation) in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We will compensate only independent third-party agents that are not affiliated with us but who solicit proxies. We have retained Morrow to act as a proxy solicitor in conjunction with the Annual Meeting, and we have agreed to pay them $10,000 plus reasonable out of pocket expenses, for proxy solicitation services. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. Your cooperation in promptly voting your shares and submitting your proxy by the Internet or telephone, or by completing and returning the proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Voting Results. We will announce preliminary results at the Annual Meeting and final results on a Form 8-K to be filed with the SEC within four business days after the meeting. If final results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended 8-K to publish the final results.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that Michael J. Machado, Raymond V. Marino II, Daniel B. Silvers, Howard B. Brownstein, Andrew F. Cates, and Eric H. Speron were independent directors within the meaning set forth under applicable rules of the NASDAQ Stock Market. Maxim C.W. Webb was not an independent director under those standards. Mr. Webb is an employee of our Company. The independent directors have regularly scheduled executive session meetings at which only the independent directors are present. During 2016, executive sessions were led by Mr. Marino, who was an independent director and served as Chairman of the Board prior to his resignation as Chairman of the Board in December 2016. In December 2016, Mr. Silvers, an independent director, was appointed Lead Independent Director and has led executive sessions following his appointment. An executive session is held in conjunction with each regularly scheduled quarterly meeting and other sessions may be called by the Lead Independent Director in his own discretion or at the request of our Board of Directors.

Board Leadership Structure

The Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to our Board of Directors regarding the board’s leadership structure. The role of the Chairman is to manage the affairs of our Board of Directors, including ensuring that our Board of Directors is organized properly, functions effectively, and meets its obligations and responsibilities. The Chairman also develops agendas and presides at all meetings of our Board of Directors and shareholders. The Corporate Governance and Nominating Committee believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board of Directors and management act with a common purpose. In the Corporate Governance and Nominating Committee’s view, separating the positions of Chief Executive Officer and Chairman has the potential to interfere with good and timely decision-making with respect to our current business plan or weaken our ability to develop and implement strategy. Instead, the Corporate Governance and Nominating Committee believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plan. In addition, the Corporate Governance and Nominating Committee believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the Board of Directors, facilitating the regular flow of information to a small number of independent Board members. The Corporate Governance and Nominating Committee also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to an independent Chairman who may not have the same level of experience with the Company.

The Board of Directors appointed Mr. Silvers as the Lead Independent Director to help reinforce the independence of the Board of Directors as a whole. The position of Lead Independent Director has been structured to serve as an effective balance to a combined Chief Executive Officer/Chairman: the Lead Independent Director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board of Directors meetings, preside over Board of Directors meetings in the absence of the Chairman, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chairman and the independent directors, approve information sent to the Board of Directors, preside over any portions of Board of Directors meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, upon request, act as a liaison to shareholders. In addition, it is the responsibility of the Lead Independent Director to coordinate between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Board of Directors believes that the Lead Independent Director can help ensure the effective independent functioning of the Board of Directors in its oversight responsibilities. In addition, the Board of Directors believes that the Lead Independent Director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Lead Independent Director is empowered to play a significant role in the Board of Directors’ leadership and in reinforcing the independence of the Board of Directors, we believe that it is advantageous for the Company to combine the positions of Chief Executive Officer and Chairman.

In order to ensure that our shareholders are able to express their respective views as to the appropriateness of the combination of the Chairman and Chief Executive Officer positions, we are presenting Proposal 2 set forth in this proxy statement at the Annual Meeting to give our shareholders the opportunity to approve or not approve, on a non-binding advisory basis, the combination of the Chairman and Chief Executive Officer positions.

Role of the Board of Directors in Risk Oversight

Our Board of Directors as a group is responsible for all risk oversight of our Company and, as such, has full access to management so that it can maintain open and continuous communication that ensures that the risks associated with the various aspects of our Company are appropriately identified and addressed. In addition, each of our committees oversees a portion of the Company’s risk framework and controls. Our Compensation Committee reviews the risks associated with compensation incentives.

Our Audit Committee oversees the risks associated with (a) our financial statements, financial and liquidity risk exposures, including any material and pending legal proceedings and significant transactions, (b) fraud, (c) security of and risks related to information technology systems and procedures, and (d) related party transactions and actual and potential conflicts of interests. Our Corporate Governance and Nominating Committee oversees the policies and procedures related to director and management succession and transition.

In carrying out each of their responsibilities in overseeing the Company’s policies with respect to risk, the committees discuss the issues with internal personnel and third parties that they deem appropriate. After such review and discussions, the committees evaluate and report to our full Board of Directors each of their respective findings and recommendations. Our Board of Directors is ultimately responsible for the adoption of any such recommendations.

The Company’s leadership structure compliments our Board of Directors’ risk oversight function. The role of Lead Independent Director promotes effective consideration of matters presenting significant risks by management and directors. Our Board of Directors’ role of risk oversight has not specifically affected its leadership structure. Our Board of Directors regularly reviews its leadership structure and evaluates whether it is functioning effectively.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee, all of which are composed solely of independent directors. The committees operate pursuant to written charters, which are available on our website under “Corporate Governance” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement).

The following table sets forth the current members of each committee and the number of meetings held by each committee in 2016:

Name of Director	Audit	Compensation	Corporate Governance and Nominating
Maxim C.W. Webb*
Michael J. Machado(1)	Member	Member	Member
Raymond V. Marino II(1)
Daniel B. Silvers, Lead Independent Director **	Member	Member	Chair
Howard B. Brownstein(1)	Chair
Andrew F. Cates**	Member	Chair	Member
Eric H. Speron		Member	Member
Number of meetings held in 2016	5	7	11

* Not an Independent Director
** Financial Expert
(1) Mr. Marino, Mr. Machado, and Mr. Brownstein are not candidates for re-election and will be retiring from our Board of Directors at the Annual Meeting.

Audit Committee. The Audit Committee consists of Mr. Brownstein, Chairman (who is not a candidate for re-election and will be retiring from our Board of Directors at the Annual Meeting), Mr. Silvers, Mr. Machado (who is not a candidate for re-election and will be retiring from our Board of Directors at the Annual Meeting), and Mr. Cates, none of whom has been or is an officer or employee of our Company. Contingent and effective upon the election of Gregory Bylinsky as a director at the Annual Meeting, our Board of Directors has appointed Mr. Bylinsky as the Chairman of the Audit Committee. Each member of the Audit Committee, in the judgment of our Board of Directors, is independent within the meaning set forth under applicable rules of the NASDAQ stock market and Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).

The functions of the Audit Committee include: (a) overseeing our accounting and financial reporting processes; (b) meeting with the independent registered public accounting firm to review their reports on their audits of our financial statements, their comments on our internal control over financial reporting and the action taken by management with regard to such comments; (c) reviewing and approving all related persons transactions; (d) reviewing auditor independence; (e) issuing an Audit Committee report to the shareholders; and (f) the appointment of our independent registered public accounting firm and pre-approving all auditing and non-auditing services to be performed by such firm.

The Audit Committee has the authority, in its discretion, to order interim and unscheduled audits to investigate any matter brought to its attention and to perform such other duties as may be assigned to it from time to time by our Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2016, its accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. A copy of the Audit Committee’s Charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement).

Audit Committee Financial Experts. Our Board of Directors has determined that Mr. Cates and Mr. Silvers each qualify as an audit committee financial expert as defined in SEC rules.

Compensation Committee. The Compensation Committee consists of Mr. Cates, Chairman, Mr. Machado (who is not a candidate for re - election and will be retiring from our Board of Directors at the Annual Meeting), Mr. Silvers, and Mr. Speron. None of its members is or has been an officer or employee of our Company, and our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning set forth under applicable rules of the NASDAQ stock market and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The functions of the Compensation Committee include: (a) setting all executive compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites); (b) reviewing and making recommendations to our Board of Directors regarding our overall compensation philosophy, policies and plans; (c) assisting the Chairman of the Board in reviewing the compensation for non-employee directors, including making recommendations for changes in the compensation program; (d) reviewing and making recommendations to our Board of Directors with respect to the establishment and terms of incentive compensation plans and equity compensation plans, and administration of such plans; and (e) reviewing and making recommendations to our Board of Directors with respect to the grant of awards under our equity incentive plans. The Compensation Committee’s goals are to attract and retain qualified directors and key executives critical to our long-term success, to reward executives for our long-term success and the enhancement of shareholder value, and to integrate executive compensation with both annual and long-term financial results. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis (“CD&A”) below. A copy of the Compensation Committee’s Charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com. The information on our website is not incorporated by reference into this proxy statement.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee members consist of Mr. Silvers, Chairman, Mr. Speron, Mr. Cates, and Mr. Machado (who is not a candidate for re-election and will be retiring from our Board of Directors at the Annual Meeting). None of its members is or has been an officer or employee of our Company. In the judgment of our Board of Directors, each committee member is independent within the meaning set forth under applicable rules of the NASDAQ stock market. The functions of the Corporate Governance and Nominating Committee include: (a) identifying, reviewing, evaluating and selecting candidates to be nominated for election to our Board of Directors; (b) identifying and recommending members of the Board of Directors to committees; (c) overseeing and implementing the system of the corporate governance of the Company; and (d) overseeing the plans and process to monitor, control and minimize our risks and exposures. A copy of the Corporate Governance and Nominating Committee’s Charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com. The information on our website is not incorporated by reference into this proxy statement.

Director nominees. Our Corporate Governance and Nominating Committee works with our Board of Directors to determine the appropriate characteristics, skills, and experience for our Board of Directors as a whole and its individual members. This evaluation includes issues of diversity, age, skills and experience - all in the context of an assessment of the perceived needs of our Board of Directors at that time. In evaluating the suitability of individual members of our Board of Directors for continued service, as well as potential new candidates for our Board of Directors, our Corporate Governance and Nominating Committee and our Board of Directors take into account many factors, including:

•	business experience;

•	academic credentials;

•	inter-personal skills;

•	the ability to understand our business;

•	leadership skills;

•	the understanding of the responsibilities of being a director of a publicly held company;

•	corporate experience;

•	prior experience on other boards of directors; and

•	the potential for contributing to our success.

Although we do not currently have a policy with regard to the formal consideration of diversity in identifying candidates for election to our Board of Directors, our Corporate Governance and Nominating Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. Our Corporate Governance and Nominating Committee utilizes a broad conception of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. We endeavor to have our Board of Directors representing diverse experience at policy-making levels in business, government, and education, and in areas that are relevant to our activities. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. These factors, and others considered useful by our Corporate Governance and Nominating Committee, will be reviewed in the context of an assessment of the perceived needs of our Board of Directors at a particular time.

Directors are expected to possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Members of our Board of Directors are expected to rigorously prepare for, attend, and participate in all Board of Directors and applicable Committee meetings.

Our Corporate Governance and Nominating Committee will consider nominees recommended by shareholders; however, such recommendations must be submitted in writing to our Corporate Secretary along with the candidate’s resume and any other relevant information. See “Shareholder Nomination of Directors” below.

Directors’ Attendance

In 2016, there were 24 meetings of the Board of Directors and every incumbent director attended at least 75% of each Board and their respective committee meetings during 2016.

It is the policy of our Board of Directors that each director, in the absence of extenuating circumstances, should attend our Annual Meeting of Shareholders in person. All of our then-current directors attended our 2016 Annual Meeting.

Corporate Governance Guidelines (including Majority Voting Policy and Stock Ownership Guidelines)

We have adopted Corporate Governance Guidelines (which were last updated by our Board of Directors on February 23, 2017) which are posted on our website under “Corporate Governance” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement). These Corporate Governance Guidelines are a set of policies intended to guide our Board of Directors in its governance practices. In addition to addressing many of the items discussed in this Corporate Governance section, our Corporate Governance Guidelines include stock ownership guidelines (which are discussed in greater detail in the Compensation Discussion and Analysis section of this proxy statement), and a majority voting policy.

Under the majority voting policy, even though directors are elected by plurality vote, if a director receives in an uncontested election a greater number of “Withhold” votes than votes cast “For” his or her election, our Corporate Governance and Nominating Committee will undertake an evaluation of the appropriateness of the director’s continued service on our Board of Directors. In performing this evaluation, our Corporate Governance and Nominating Committee will review all factors deemed relevant, including the stated reasons why shareholders withheld votes for election from such director, the director’s length of service, his or her past contributions to the Company and our Board of Directors, including committee service, and the availability of other qualified candidates. Our Corporate Governance and Nominating Committee will then make its recommendation to our Board of Directors. Our Board of Directors will review this recommendation and consider such further factors and written information as it deems relevant.

Under this policy, our Corporate Governance and Nominating Committee will make its recommendation, and our Board of Directors will act on the committee’s recommendation, no later than 90 days following the date of the shareholders meeting. If our Board of Directors determines remedial action is appropriate, the director shall promptly take what action is requested by our Board of Directors. If the director does not promptly take the recommended remedial action, or if our Board of Directors determines that immediate resignation is in the best interests of the Company and its shareholders, the director shall promptly tender his or her resignation upon request from our Board of Directors.

We will publicly disclose our Board of Directors’ decision within four business days in a Current Report on Form 8-K with the SEC, providing an explanation of the process by which the decision was reached and, if applicable, the reason for not requesting the director’s resignation. The director in question will not participate in our Corporate Governance and Nominating Committee or our Board of Directors’ analysis.

Shareholder Nomination of Directors

Any shareholder of the Company may nominate one or more persons for election as a director at an Annual Meeting of Shareholders if the shareholder complies with the notice, information and consent provisions contained in our bylaws, or if the Reincorporation is approved and consummated, the notice, information and consent provisions contained in the bylaws of our successor Delaware entity. We have an advance notice bylaw provision, and if the Reincorporation is approved and consummated, our successor Delaware entity will also have an advance notice bylaw provision. Whether or not the Reincorporation is approved or consummated, in order for the director nomination to be timely for the 2018 Annual Meeting, a shareholder’s notice to our secretary must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary of the date of the 2017 Annual Meeting. As a result, any notice for a director nomination given by a shareholder pursuant to the provisions of our bylaws must be received no earlier than January 4, 2018 and no later than the close of business on February 3, 2018.

If the date of our 2018 Annual Meeting is a date that is not within 30 days before or 60 days after Friday, May 4, 2018, the anniversary date of our 2017 Annual Meeting, shareholder director nominations must be delivered to our principal executive offices no earlier than the close of business on the 120th day before the 2018 Annual Meeting and not later than the close of business of (i) the 90th day prior to the 2018 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by us.

If the Reincorporation is approved and consummated and the date of our 2018 Annual Meeting is a date that is not within 30 days before or 60 days after May 4, 2018, the anniversary date of our 2017 Annual Meeting, shareholder director nominations must be delivered to our principal executive offices not later than the close of business on the 90th day prior to the 2018 Annual Meeting or, if later, the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by us.

Shareholder nominations must include the information regarding each nominee required by our bylaws. A copy of our bylaws is posted on our website under “Corporate Governance” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement). If the Reincorporation is approved and consummated, our bylaws would be in the form attached hereto as Appendix C. Nominations not made according to the procedures set forth in the applicable bylaws will be disregarded. Our Corporate Governance and Nominating Committee will consider candidates recommended by shareholders, when submitted in writing along with the candidate’s resume and any other relevant information. All candidates (whether identified internally or by a qualified shareholder) who, after evaluation, are then recommended by our Governance and Nominating Committee and approved by our Board of Directors, will be included in our recommended slate of director nominees in our proxy statement. For information about shareholder proposals (other than nominations of directors), please see “Shareholder Proposals to be Presented at Next Annual Meeting” in this proxy statement.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees. A copy may be obtained without charge by writing to our Corporate Secretary at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037. It is also posted on our web site under “Corporate Governance” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement).

Amendments to or waivers of our Code of Business Conduct and Ethics granted to any of our directors or executive officers will be published promptly on our web site.

PROCESS FOR SHAREHOLDERS TO COMMUNICATE WITH BOARD OF DIRECTORS

Individuals may contact our entire Board of Directors or an individual director by sending a written communication to our Board of Directors or such director in care of:

Corporate Secretary
PICO Holdings, Inc.
7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037

Each communication must set forth the name and address of the shareholder on whose behalf the communication is sent. Our Corporate Secretary may review the letter or communication to determine whether it is appropriate for presentation to our Board of Directors or to the directors or director specified. Advertisements, solicitations or hostile communications will not be presented. Communications determined by the corporate secretary to be appropriate for presentation will be submitted to our Board of Directors or to the directors or director specified immediately thereafter. If no director is specified, our Corporate Secretary will immediately forward appropriate letters or communications to our Chairman of the Board of Directors.

A shareholder wishing to communicate directly with the non-management members of our Board of Directors may address the communication to “Non-Management Directors, c/o Board of Directors” at the same address above. These communications will be handled by our Chairman of the Audit Committee. Finally, communications can be sent directly to individual directors by addressing letters to the director’s individual name, c/o the Board of Directors, at the address above.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees and Continuing Directors

Our Board of Directors is currently comprised of seven directors. At our Annual Meeting of Shareholders in 2016, our shareholders approved a proposal to eliminate the classification of our Board of Directors and to require that all directors stand for election annually. In November 2016, for the sole purpose of accelerating the declassification of the Board of Directors, Howard B. Brownstein, Raymond V. Marino II, Daniel B. Silvers and Eric H. Speron irrevocably tendered their resignations from the Board of Directors, effective as of immediately prior to the Annual Meeting. As a result, the term of office of all existing members of the Board of Directors will expire upon the Annual Meeting.

Our Board of Directors has approved the reduction in size of the Board of Directors to five members immediately following the Annual Meeting, and as a result, five directors are to be elected at the Annual Meeting for terms ending at the Annual Meeting of Shareholders in the year 2018 or until their respective successors have been duly elected and qualified.

The nominees recommended by our Board of Directors have consented to serving as nominees for election to our Board of Directors, to being named in this proxy statement and to serving as members of our Board of Directors if elected by our shareholders. As of the date of this proxy statement, we have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if, prior to the Annual Meeting, for any reason, a nominee becomes unable to serve or for good cause will not serve if elected, our Board of Directors, upon the recommendation of our Corporate Governance and Nominating Committee, may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

Our Board of Directors, at the recommendation of our Corporate Governance and Nominating Committee, has nominated Gregory Bylinsky, Andrew F. Cates, Daniel B. Silvers, Eric H. Speron and Maxim C.W. Webb, for election as directors at our Annual Meeting on May 4, 2017 for terms ending in 2018. Our directors approved the nomination for election to our Board of Directors of Gregory Bylinsky, Andrew F. Cates, Daniel B. Silvers, Eric H. Speron and Maxim C.W. Webb and each of the nominees has consented to be nominated and to serve if elected. See “Security Ownership of Certain Beneficial Owners and Management” for the number of shares of our common stock beneficially owned by these nominees.

Information Regarding Nominees

The following table and biographical descriptions set forth certain information with respect to the five nominees, each of whom, other than Gregory Bylinsky, is currently serving and, unless otherwise specified, has served continuously since elected. This information is based on information furnished to us by each such nominee. The ages listed below are as of February 28, 2017.

Name	Age	Director Since	Positions Held with the Company (other than Director)
Gregory Bylinsky	50	N/A
Andrew F. Cates	46	2016
Daniel B. Silvers	40	2016	Lead Independent Director
Eric H. Speron	36	2016
Maxim C.W. Webb	55	2016	President and Chief Executive Officer, Chairman

Bandera Partners Agreement

In January 2017, we entered into an agreement with Bandera Partners LLC and certain of its affiliates, or Bandera, pursuant to which we agreed to nominate Gregory Bylinsky to stand for election as a member of our Board of Directors at the Annual Meeting. Additionally, under the terms of the agreement, Bandera has agreed, among other things, that it will appear in person or by proxy at the Annual Meeting and that subject to certain exceptions, it will vote all shares of our common stock beneficially owned by Bandera at the Annual Meeting (i) in favor of our director nominees named in this proxy statement, (ii) in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) in favor of, on an advisory basis only, unifying the roles of the chairman of the Board of Directors and Chief Executive Officer, and (iv) in accordance with our Board of Directors’ recommendation with respect to (a) our proposal to reincorporate from California to Delaware, and (b) our “say-on-pay” proposal and “say-on-pay” frequency proposal presented in this proxy statement.

Biographical Information

Each of our directors and nominees has an established record of professional accomplishment in his chosen field, the ability to contribute positively to the collaborative culture among board members, as well as professional and personal experiences and expertise relevant to our objective of monetizing assets and returning capital back to shareholders. All of our directors develop and continue to oversee the long-term strategy, management structure, and corporate governance programs that are in place today. The following provides further qualifications, attributes and other biographical information with respect to the two nominees and the other continuing directors.

Nominees for Directors to be Elected in 2017 with Term Ending in 2018

Gregory Bylinsky is a co-founder, partner and portfolio manager of Bandera Partners LLC, an investment firm since July 2006. Prior to founding Bandera Partners, Mr. Bylinsky was a co-founder, partner and portfolio manager of Lime Capital Management LLC, an investment firm from December 1999 to July 2006. Mr. Bylinsky was a managing director of Tower Research Capital LLC, an affiliate of Lime Capital Management LLC, from April 1998 to December 1999. From September 1994 to April 1998 Mr. Bylinsky practiced law at Kaye Scholer LLP, specializing in complex securities and intellectual property litigation. Mr. Bylinsky graduated cum laude from Yale University, earning a B.A. in History and graduated cum laude from Harvard Law School, earning a J.D. Mr. Bylinsky also serves on the board of directors of Fastcase, Inc., a legal data provider.

We believe Mr. Bylinsky’s broad financial, management and legal background, including extensive experience in investment and asset management, as well as his company board experience makes him qualified to serve on our Board of Directors. His experience provides him valuable insight into both management and operations of a business and the governance and oversight matters facing companies and led to our conclusion that he should serve on our Board of Directors.

Andrew F. Cates was appointed to our Board of Directors in March 2016. Mr. Cates is the General Partner and CEO of RVC Outdoor Destinations (www.rvcoutdoors.com) and Managing Member of Value Acquisition Fund (www.valfund.com), an acquisition, development, and asset management company he founded in 2004. In 1999, Mr. Cates was the Founding Chairman and Project Developer of the Soulsville Revitalization Project (www.soulsvillefoundation.org), one of the largest inner city revitalization projects in the country. In the summer of 2000, Mr. Cates worked with a team of business and civic leaders to attract the Vancouver Grizzlies National Basketball Association franchise to Memphis, Tennessee and was a Limited Partner in the original ownership group. Mr. Cates began his real estate career in Dallas working for the Trammell Crow Company and Crow Investment Trust (now Crow Family Holdings) as a member of the team responsible for partnership and loan workouts, office and industrial acquisitions, asset management, and commercial development. After leaving Crow, Mr. Cates was a founding partner in Viceroy Investments, LLC based in Dallas, Texas and is currently a partner in two Viceroy sponsored partnerships. Mr. Cates earned a Bachelor of Business Administration (Finance) degree at the University of Texas at Austin. In 2001, he was inducted into Lambda Alpha International, an honorary land economics society. Since 2009, he has served on the Board of Directors of Pioneer Natural Resources (NYSE: PXD). He also serves on the board of the Myelin Repair Foundation based in Saratoga, California.

We believe that Mr. Cates' broad financial and management background, including extensive experience in real estate, partnerships, asset management, finance, strategic planning, valuing and selling businesses and corporate governance, as well as his public company board experience makes him a valuable member of our Board of Directors. This experience provides him valuable insight into both the management and operations of a business and the governance and oversight matters facing companies and led to our conclusion that he should serve on our Board of Directors.

Daniel B. Silvers was appointed to our Board of Directors in March 2016. Mr. Silvers currently serves as managing member of Matthews Lane Capital Partners LLC, an investment firm, and has done so since June 2015. Mr. Silvers also serves as Chief Strategy Officer of Inspired Entertainment, Inc., and has done so since December 2016. From March 2009 to June 2015, Mr. Silvers served as president of SpringOwl Asset Management LLC, an investment management firm (including predecessor entities). From April 2009 to October 2010, Mr. Silvers also served as president of Western Liberty Bancorp, an acquisition-oriented holding company that acquired and recapitalized a community bank in Las Vegas, Nevada. Mr. Silvers joined a predecessor of SpringOwl from Fortress Investment Group, a leading global alternative asset manager, where he worked from 2005 to 2009. At Fortress, Mr. Silvers' primary focus was to originate, oversee due diligence on and asset management for real estate and gaming investments in Fortress' Drawbridge Special Opportunities Fund. Prior to joining Fortress, Mr. Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co. Inc., where he was from 1999 to 2005. Mr. Silvers holds a B.S. in Economics and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Silvers also serves on the board of directors of Forestar Group, Inc. and Ashford Hospitality Prime, Inc. Mr. Silvers previously has served on the board of directors of International Game Technology, Universal Health Services, Inc., bwin.party digital entertainment plc, and India Hospitality Corp.

We believe that Mr. Silvers' broad financial and management background, including extensive experience in investment and asset management, real estate, finance, valuing and selling businesses as well as his public company board experience makes him a valuable member of our Board of Directors. This experience provides him valuable insight into both the management and operations of a business and the governance and oversight matters facing companies and led to our conclusion that he should serve on our Board of Directors.

Eric H. Speron was appointed to our Board of Directors in January 2016. Mr. Speron is currently an analyst and portfolio manager of three portfolios managed for clients of First Foundation. He also serves as a member of the investment committee of First Foundation Advisors and, as a member of the First Foundation Advisors investment committee, assists in shaping the portfolio investment process and overall asset allocations. Mr. Speron joined First Foundation Advisors in 2007 from JPMorgan’s Institutional Equity division. Mr. Speron is currently a member of the CFA Institute and the Orange County Society of Financial Analysts. He earned a Bachelor of Arts Degree with a double major from Georgetown University where he was also voted Academic All-American, Mid-Atlantic, for his academic and athletic accomplishments.

We believe that Mr. Speron’s extensive familiarity with our Company gained from being an investor in our stock, his understanding of our business model, his experience analyzing investments and making investment decisions, and his perspective as a large shareholder can greatly benefit us and makes him a valuable addition to our Board of Directors.

Maxim C.W. Webb has served as our President and Chief Executive Officer since October 2016 and was appointed to our Board of Directors and as Chairman of the Board in November 2016. Mr. Webb previously served as our Chief Financial Officer and Treasurer since 2001 and as Vice President, Investments since November 1998. He served in various capacities with the Global Equity Corporation group of companies since 1993, including Vice President, Investments of Forbes Ceylon Limited from 1994 through 1996. Mr. Webb became an officer of Global Equity Corporation in November 1997.

Mr. Webb brings the knowledge of the operations of the Company to our Board of Directors, which provides invaluable insight to our Board of Directors as it reviews the Company’s strategic and financial plans leading to our conclusion that he should serve on our Board of Directors.

Vote Required

The five nominees for election as directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF OUR BOARD’S NOMINEES TO OUR BOARD OF DIRECTORS.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE APPROVING THE COMBINATION OF THE CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER POSITIONS

In December 2016, the Corporate Governance and Nominating Committee recommended, and our full Board of Directors approved, the reduction in size of our Board of Directors to five members immediately following the Annual Meeting. As part of this decision, Raymond V. Marino II and Howard B. Brownstein informed the Board of Directors that they will not stand for election as directors upon the expiry of their term at the Annual Meeting.

As part of this change, in December 2016 the Board announced that Mr. Marino had resigned as Chairman of the Board of Directors and that Mr. Webb, the Company’s Chief Executive Officer and a director, had been elected to the additional position of Chairman of the Board of Directors, and that Mr. Silvers was elected to the position of Lead Independent Director.

The Corporate Governance and Nominating Committee, as well as our full Board of Directors, believes that a combined Chief Executive Officer/Chairman is the most efficient structure for the Company at this time. However, our Board of Directors also recognizes that this is a topic on which investors have different points of view.  Accordingly, in order to ensure that our shareholders are able to express their respective views as to the appropriateness of the combination of the Chairman and Chief Executive Officer positions, we are presenting this Proposal 2 at the Annual Meeting to give our shareholders the opportunity to approve or not approve, on a non-binding advisory basis, the combination of the Chairman and Chief Executive Officer positions.

The role of the Chairman is to manage the affairs of our Board of Directors, including ensuring that our Board of Directors is organized properly, functions effectively, and meets its obligations and responsibilities. The Chairman also develops agendas and presides at all meetings of our Board of Directors and shareholders. The Corporate Governance and Nominating Committee believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board of Directors and management act with a common purpose. In the Corporate Governance and Nominating Committee’s view, separating the positions of Chief Executive Officer and Chairman has the potential to interfere with good and timely decision-making with respect to our current business plan or weaken our ability to develop and implement strategy. Instead, the Corporate Governance and Nominating Committee believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the Corporate Governance and Nominating Committee believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the Board of Directors, facilitating the regular flow of information to a small number of independent Board members. The Corporate Governance and Nominating Committee also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to an independent Chairman who may not have the same level of experience with the Company.

The Board of Directors appointed Mr. Silvers as the Lead Independent Director to help reinforce the independence of the Board of Directors as a whole. The position of Lead Independent Director has been structured to serve as an effective balance to a combined Chief Executive Officer/Chairman: the Lead Independent Director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board of Directors meetings, preside over Board of Directors meetings in the absence of the Chairman, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chairman and the independent directors, approve information sent to the Board of Directors, preside over any portions of Board of Directors meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to shareholders. In addition, it is the responsibility of the Lead Independent Director to coordinate between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Board of Directors believes that the Lead Independent Director can help ensure the effective independent functioning of the Board of Directors in its oversight responsibilities. In addition, the Board of Directors believes that the Lead Independent Director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Lead Independent Director is empowered to play a significant role in the Board of Directors’ leadership and in reinforcing the independence of the Board of Directors, we believe that it is advantageous for the Company to combine the positions of Chief Executive Officer and Chairman.

The vote solicited by this Proposal 2 is advisory, and therefore is not binding on the Company, our Board of Directors, or our Corporate Governance and Nominating Committee, nor will its outcome require the Company, our Board of Directors, or our Corporate Governance and Nominating Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company, our Corporate Governance and Nominating Committee, or our Board of Directors. However, our Board of Directors, including our Corporate Governance and Nominating Committee, values the opinions of our shareholders and, to the extent there is any significant vote against combining the positions of Chief Executive Officer and Chairman, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Shareholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 2:

RESOLVED, that the shareholders of PICO Holdings, Inc. approve, on an advisory basis, the combination of the Chairman of the Board of Directors and Chief Executive Officer positions.

Vote Required.

Approval on an advisory basis of the combination of the Chairman of the Board of Directors and Chief Executive Officer positions requires the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on such matter. Abstentions will be treated as votes “against” this proposal. Broker non-votes are not counted as votes for or against this proposal and will therefore have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION.

PROPOSAL NO. 3
ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION (SAY-ON-PAY)

This stockholder advisory vote, commonly known as “Say-on-Pay,” is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended and gives our stockholders the opportunity to approve or not approve, on a non-binding advisory basis, the compensation paid to our named executive officers (“NEOs”). Our Board of Directors has determined that this “Say-on-Pay” vote shall be held annually.

The advisory vote on executive compensation is a non-binding vote on the compensation of our NEOs, as identified in the Compensation Discussion and Analysis (“CD&A”) section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our board, or our compensation policies and practices as they relate to risk management. Our compensation philosophy is based on the principle of aligning pay and performance. The primary objectives of our compensation program are to pay for performance, recruit, retain and motivate the highest quality executive officers who are critical to our success, align the interests of our NEOs and other employees with those of our shareholders and promote excellent corporate governance. The CD&A section of this proxy statement provides a more detailed discussion of our executive compensation program and compensation philosophy, including recent changes we made to our executive compensation program to align with our current business plan and in response to feedback received from shareholders.

The vote solicited by this Proposal 3 is advisory, and therefore is not binding on the Company, our Board of Directors, or our Compensation Committee, nor will its outcome require the Company, our Board of Directors, or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company, our Compensation Committee, or our Board of Directors.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against our NEOs compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Shareholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 3:

RESOLVED, that the shareholders of PICO Holdings, Inc. approve, on an advisory basis, the compensation of the Company’s NEOs, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2017 Annual Meeting of Shareholders.

Vote Required.

Approval on an advisory basis of the compensation of our NEOs requires the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on such matter. Abstentions will be treated as votes “against” this proposal. Broker non-votes are not counted as votes for or against this proposal and will therefore have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION.

PROPOSAL NO. 4
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, every six calendar years, shareholders vote on whether say-on-pay votes should occur every year, every two years or every three years. At our 2011 Annual Meeting of Shareholders, our shareholders voted to recommend that the Company should hold say-on-pay votes every year, and in response the Company has since held an annual say-on-pay vote.  At the Annual Meeting, shareholders will vote on whether say-on-pay votes should occur every year, every two years or every three years.  Shareholders will be allowed to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors.

After considering the benefits and consequences of each alternative, we recommend that our shareholders select a frequency of one year (i.e., an annual vote). An annual vote provides a consistent and clear communication channel for shareholders to voice their opinion on the Company’s executive pay program.

The advisory vote on the frequency of future advisory votes on executive compensation is nonbinding on the Company or the Board of Directors. The frequency receiving the highest number of affirmative votes of the shares represented in person or by proxy and entitled to vote on the item will be considered the frequency preferred by the shareholders. Although nonbinding, the Board of Directors will consider the voting results when making future decisions regarding frequency of advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR CONDUCTING FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION ON A “ONE YEAR” BASIS.

PROPOSAL NO. 5
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2017.

Although ratification by our shareholders is not required by law, our Board of Directors has determined that it is desirable to request ratification of this appointment by our shareholders. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. In addition, if Deloitte & Touche LLP should decline to act or otherwise become incapable of acting, or if the engagement should be discontinued, our Audit Committee will appoint another independent public registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the fiscal years ended December 31, 2016 and 2015:

	2016	2015
Audit Fees	$1,340,245	$1,816,902
Tax Fees	372,356	385,484
Audit-Related Fees	135,000	1,754
Total	$1,847,601	$2,204,140

Audit Fees consist of fees we paid for (i) the audit of our annual financial statements included in our Annual Reports on Forms 10-K and reviews of our quarterly financial statements included in our Quarterly Reports on Forms 10-Q; (ii) services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory audits or consents; and (iii) the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Tax Fees consist of fees for professional services for tax compliance, which totaled $131,957 in 2016 and $352,164 in 2015 and tax planning and advice services, which totaled $240,399 in 2016 and $33,320 in 2015. These services included assistance regarding United States federal, state, and local tax return preparation, tax audits and appeals, advice on structuring potential transactions, and intra-group restructuring.

Audit-Related Fees consist of fees we paid for services related to proposed or consummated transactions and attestation services not required by statute or regulation and the related accounting or disclosure treatment for such transactions or events.

Our Audit Committee has determined that the provision of non-audit services listed above is compatible with the independence of Deloitte & Touche LLP. All services above were pre-approved by our Audit Committee.

Audit Committee Pre-Approval Policy

Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has recommended, and the Board of Directors has approved, pre-approval guidelines for all audit and non-audit services to be provided by the independent registered public accounting firm.

These pre-approval guidelines are:

1.	At the earliest possible date, management shall inform the Audit Committee of each audit or non-audit service which management desires our independent registered public accounting firm to perform;
2.	Management shall promptly provide to the Audit Committee detailed information about the particular services to be provided by our independent registered public accounting firm;
3.
The supporting documentation provided to the Audit Committee by management shall be sufficiently detailed so that the Audit Committee knows precisely what services it is being asked to pre-approve; and

4.
The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. All such pre-approvals shall be presented to the full Audit Committee at the Audit Committee’s next scheduled meeting.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the majority the shares represented at the Annual Meeting and entitled to vote on such matter. Abstentions will be treated as votes “against” this proposal. Broker non-votes are not counted as votes for or against this proposal and will therefore have no effect of the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL NO. 6
REINCORPORATION OF THE CORPORATION FROM CALIFORNIA TO DELAWARE

What is the Reincorporation Proposal?

On February 23, 2017, our Board of Directors approved a proposal (the “Reincorporation Proposal”) to change the state of incorporation of PICO Holdings, Inc. (“PICO California”) from California to Delaware (the “Reincorporation”). In reaching this decision, our Board of Directors considered several factors, including our corporate governance objectives, the differences between California and Delaware state corporate laws, the impact on the relationship between us and our shareholders, the ability to enhance long-term shareholder value and other advantages and disadvantages of the Reincorporation. As discussed further below, our Board of Directors considered, in particular, our increased ability to protect our future ability to use our net operating loss carryforwards to offset taxable income if we were to reincorporate under Delaware law due to the current uncertainty that exists under California law with respect to the legality of net operating loss shareholder rights plans.

The choice of state of domicile is important because state corporate law governs the internal affairs of a corporation. Management and boards of directors of corporations look to state law and judicial interpretations of state law to guide their decision-making on many key issues, including determining appropriate governance policies and procedures, ensuring that boards satisfy their fiduciary obligations to shareholders, and evaluating key strategic alternatives for the corporation, including mergers, acquisitions, and divestitures. After careful consideration of these and other factors as discussed more fully below, our Board of Directors believes that it is in the best interest of the Company and our shareholders to complete the Reincorporation.

Where can I find information on the Reincorporation Proposal?

Shareholders are urged to read this proxy statement carefully for information regarding the Reincorporation Proposal, including the related appendices referenced below and attached to this proxy statement, before voting on the Reincorporation. The following discussion summarizes material provisions of the Reincorporation. This summary is subject to and qualified in its entirety by the following reincorporation documents attached as appendices to the Proxy Statement: (i) the Agreement and Plan of Merger to be executed in connection with the Reincorporation in substantially the form attached hereto as Appendix A, (ii) the Delaware Certificate of Incorporation to be effective after the Reincorporation in the form attached hereto as Appendix B (the “Delaware Certificate”), and (iii) the Delaware Bylaws to be effective after the Reincorporation in the form attached hereto as Appendix C (the “Delaware Bylaws”). Copies of our Amended and Restated California Articles of Incorporation and our California Amended and Restated Bylaws are filed publicly as exhibits to our periodic reports and are also available for inspection at our principal office. Copies will be sent to our shareholders free of charge upon written request to our Secretary at PICO Holdings, Inc. at 7979 Ivanhoe Avenue, Suite 300 La Jolla, California 92037.

Has the Company previously sought shareholder approval to change the state of incorporation of the Company from California to Delaware?

Yes. We included a proposal in our proxy statements for the 2015 and 2016 Annual Meeting of Shareholders to seek shareholder approval to change the state of incorporation of the Company from California to Delaware.

At the 2016 Annual Meeting of Shareholders, we submitted a proposal to change the state of incorporation of the Company from California to Delaware, which had several changes from a reincorporation proposal submitted to our shareholders in connection with the 2015 Annual Meeting of Shareholders. Specifically, there are several provisions contained in our Articles of Incorporation and Bylaws that afford significant rights and protections to minority shareholders and we elected to maintain the substance of those provisions in the Delaware Certificate and the Delaware Bylaws. However, the reincorporation proposal submitted to our shareholders in connection with the 2016 Annual Meeting of Shareholders was not approved. Based on feedback from our shareholders, we believe that the reincorporation proposal did not pass because the proposed Delaware Certificate did not allow for cumulative voting and authorized the unrestricted use of blank-check preferred stock.

Accordingly, we have decided to resubmit the Reincorporation Proposal for a vote of our shareholders at the Annual Meeting, with certain substantive changes from the reincorporation proposal submitted to our shareholders in connection with the 2016 Annual Meeting of Shareholders. Specifically, we have elected to (i) allow for cumulative voting in the Delaware Certificate, (ii) place a limit in the Delaware Certificate to permit us to designate and/or issue shares of preferred stock, without shareholder approval, solely in connection with the adoption of a tax benefits preservation plan, and (iii) relocate the exclusive forum selection provision that was previously included in the Delaware Certificate to the Delaware Bylaws, where (if desired) it can be unilaterally amended or eliminated by the majority vote or written consent of our shareholders.

All of these changes are discussed in greater detail below in the question “What are the consequences of the Reincorporation?”.

Why did our Board choose Delaware over other jurisdictions?

It is well established that the State of Delaware has been a leader in adopting a comprehensive and coherent set of corporate laws that are responsive to the evolving legal and business needs of corporations. Our Board believes that the most important criterion in comparing jurisdictions is the existence of a highly developed and predictable corporate law that will guide management and our Board of Directors in addressing the complex and varied decisions faced by public companies. We believe that no other jurisdiction in the United States satisfies this criterion to the same extent as Delaware. In particular, relative to our current domicile in California or a domicile in any other state, we believe Delaware will offer us greater predictability and clarity due to characteristics that are unique to the state, which are further discussed below.

Predictability, Flexibility and Responsiveness of Delaware Law

Delaware courts have established a jurisprudence that is significantly more thorough and broadly applied with respect to principles of corporate governance than any other state’s courts, including the courts in California. As a result, corporations domiciled in Delaware have an advantage over companies organized under the laws of other states, because Delaware corporations can draw upon these firmly established and consistently interpreted principles when making business and legal decisions.

We believe that Delaware is the preferred domicile for most major American corporations. According to the Delaware Secretary of State, over 66% of all public companies and approximately 66% of all Fortune 500 corporations are incorporated in Delaware.

Because of the large number of major corporations domiciled in Delaware, Delaware courts often take the lead in reviewing and deciding important new issues relating to corporate governance and rights and obligations of shareholders and corporations. As Delaware courts were among the first and most influential to address these issues, many California corporations have looked to Delaware laws for guidance on these issues. Our Board of Directors believes that the clarity provided on these issues is ultimately beneficial to the Company and our shareholders because it establishes more reliable guidance for corporate governance decisions.

Delaware’s court system also provides swift and efficient resolutions in corporate litigation. Delaware has a specialized Court of Chancery that reviews and decides corporate law cases, and appeals to Delaware’s Supreme Court can be decided quickly. In addition, Delaware’s Rapid Arbitration Act provides a streamlined arbitration process that allows for prompt, cost-effective resolution of business disputes.

The fact that issues of corporate governance are frequently addressed first in Delaware contributes to an efficient and expert court system and bar. In contrast, disputes relating to California corporate law are heard by the Superior Court, the general trial court in California that hears all types of cases, from criminal to civil, which has been known in the past to experience lengthy delays and produce outcomes that are inconsistent among courts. The highly specialized nature of the Delaware court system is therefore widely believed to result in more consistent and timely rulings.

We have identified the following key benefits of Delaware’s corporate legal framework that are available to the Company after the Reincorporation:

•	The Delaware General Corporate Law, as amended (“DGCL”), is generally acknowledged to be the most advanced and flexible state corporate statute in the United States;

•
The Delaware Court of Chancery routinely handles cases involving complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by other courts in the country;

•	The Delaware Supreme Court is well regarded and is timely and highly responsive in cases involving complex corporate issues;

•
The well-established body of case law construing Delaware law has developed over the last century and provides businesses with a greater predictability on numerous issues than the case law of most, if not all, other jurisdictions, including, but not limited to, California;

•
The Delaware legislature each year considers and adopts statutory amendments in an effort to ensure that the Delaware corporate statute continues to be responsive to the changing needs of businesses; and

•
Delaware has a user-friendly Office of Secretary of State that facilitates filings and interactions and reduces (as compared to other states) complications and delays that can arise in time sensitive transactions.

Increased Ability to Protect the Company’s Federal Net Operating Loss Carryforwards Under Delaware Law

Like many companies, we have generated net operating losses (collectively “NOLs”). Except as limited by U.S. federal income tax laws, we generally can use NOLs to offset future taxable income (thereby reducing our future U.S. federal income tax obligations), provided that we will forfeit any NOLs to the extent they expire unused. As of December 31, 2016, we estimate that we had approximately $137.1 million in NOLs for U.S. federal income tax purposes. These NOLs will not begin to expire until 2030. Assuming a federal corporate tax rate of 35%, we estimate that these NOLs, if fully utilized, could result in potential tax savings of up to $48 million ($2.08 per share or an increase of approximately 14.6% of our book value per share at December 31, 2016), provided that the present value of such savings, even if the NOLs are fully utilized, depends on a number of assumptions, including the amount and timing of our future taxable income, future tax rates, limitations on the use of NOLs, and an appropriate discount rate, none of which can be accurately predicted. Indeed, we cannot even predict that we will be able to use all of the NOLs prior to their expiration in order to reduce our U.S. federal income tax liability.

Although we are unable to quantify an exact value, we believe that the NOLs are an extremely valuable asset and our Board of Directors believes it is in our best interest to attempt to prevent the imposition of limitations on their use. While there are numerous reasons why shareholders should vote to approve the Reincorporation Proposal, our Board of Directors believes that the amount of the NOLs currently at risk of being severely limited and the increased ability to protect our NOLs under Delaware Law is likely the most compelling economic justification.

The benefits of our NOLs could be reduced, and our use of the NOLs could be substantially delayed (possibly to the point of expiring unused), if we experience an “ownership change,” as determined under Section 382 of the Internal Revenue Code, as amended, and applicable Treasury Regulations thereunder (“Section 382”). In general, an “ownership change” occurs whenever, immediately after the close of any testing date, the percentage of the corporation’s stock owned by one or more “5-percent shareholders” is more than 50 percentage points higher than the lowest percentage of the corporation’s stock that such shareholder owned at any time during the three-year period preceding the testing date. The concept of a 5-percent shareholder is highly complex, particularly when entities directly or indirectly own the corporation’s stock. If an ownership change occurs, Section 382 would impose an annual limit on the amount of our NOLs that we can use to offset taxable income equal to the product of the total value of our outstanding equity immediately prior to the ownership change (adjusted by certain items specified in Section 382) and the applicable federal long-term tax-exempt interest rates in effect for the month of the ownership change. A number of complex rules apply to calculating this annual limit. If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused and, therefore, significantly impair the value of our NOLs.

Our Board of Directors believes that the Reincorporation would facilitate its ability to consider steps to preserve the benefits of our NOLs for long-term shareholder value. One of the techniques used by public companies to preserve the benefits of its NOLs is to adopt a tax benefits preservation plan. Structurally, a tax benefits preservation plan resembles a shareholder rights plan or “poison pill” and, accordingly, is sometimes referred to as an NOL “poison pill.” In contrast to a traditional “poison pill” which is intended to protect against the possibility of a hostile takeover, a tax benefits preservation plan is primarily intended to protect shareholder value by preserving the corporation’s ability to use its NOLs, not to protect against the possibility of a hostile takeover.

A tax benefits preservation plan is intended to act as a deterrent to any person acquiring (together with all affiliates and associates of such person) beneficial ownership of 4.9% or more of our outstanding shares of common stock within the meaning of Section 382 (an “Acquiring Person”), other than with the approval of our Board of Directors, in an effort to protect shareholder value by attempting to diminish the risk that our ability to utilize our NOLs may become substantially limited which could therefore significantly impair the value of those assets. Shareholders who beneficially owned 4.9% or more of our outstanding shares of common stock at the time that the tax benefits preservation plan is adopted would not trigger the tax benefits preservation plan so long as they do not acquire additional shares of our common stock (other than pursuant to a dividend or distribution paid or made by us on the outstanding shares of common stock or pursuant to a split or subdivision of the outstanding shares of common stock) at a time when they still beneficially own 4.9% or more of the outstanding shares of common stock. In the event that a person becomes an “Acquiring Person,” all shareholders other than the Acquiring Person would have the right to purchase for a specified pre-determined purchase price, set by our Board of Directors with the assistance of our financial advisor, a number of shares of common stock having a market value of two times the specified purchase price. Accordingly, the Acquiring Person’s ownership interest in us would thereby become substantially diluted.

Like with a traditional shareholder rights plan, a tax benefits preservation plan would require us to issue certain preferred stock purchase rights with terms designed to deter transfers of our common stock that could result in an ownership change. Although a tax benefits preservation plan is intended to reduce the likelihood of an ownership change, it does not prevent all transfers of our common stock that could result in such an ownership change. In addition, while a tax benefits preservation plan is not intended to prevent a takeover, it does have a potential anti-takeover effect because an Acquiring Person may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of a tax benefits preservation plan may be to render more difficult, or discourage a merger, tender offer, or assumption of control by a substantial holder of our securities. However, as is the case with traditional shareholder rights plans or “poison pills,” a tax benefits preservation plan should not interfere with any merger or other business combination approved by our Board of Directors.

Notwithstanding that the adoption of a tax benefits preservation plan could serve as an important tool for us to use to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs and protect these valuable assets, we are currently unable to adopt a tax benefits preservation plan due to two principal obstacles which our Board of Directors believes would be eliminated by the Reincorporation. As an initial matter, we would need to have authorized in our charter blank-check preferred stock that would support the issuance of preferred stock purchase rights. Our California Articles (as defined below) do not authorize blank-check preferred stock. While that issue can be addressed by an amendment to our California Articles that is approved by shareholders, the second issue can only be addressed by reincorporating the Company in another state where the adoption of a tax benefits preservation plan would not be subject to any significant legal uncertainty such as any statutory provisions that could be interpreted to prohibit the adoption by a corporation of any form of shareholder rights plan or “poison pill.” As a California corporation, our adoption of a tax benefits preservation plan or NOL “poison pill” would be subject to significant legal uncertainty and, if we were to adopt a tax benefits preservation plan that was ultimately determined by a California court to be invalid, we would be at risk of experiencing an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs and impair these valuable assets.

While the validity of shareholder rights plans or “poison pills” has never been definitively addressed by the California courts, there is reason to believe that a shareholder rights plan adopted by a California corporation would be at risk of being determined by the California courts to be invalid and inconsistent with California law. Different from Delaware, California law specifically provides that California corporations, such as PICO California, must treat equally all shareholders of the same class. For example, Section 203 of the California Corporations Code provides that “[e]xcept as specified in the articles or in any shareholders’ agreement, no distinction shall exist between classes or series of shares or the holders thereof.” Furthermore, Section 400(b) of the California Corporations Code provides that “[a]ll shares of any one class shall have the same voting, conversion and redemption rights and other rights, preferences, privileges and restrictions, unless the class is divided into series.” A traditional shareholder rights plan could be seen as violating Sections 203 and 400(b) of the California Corporations Code because (i) it makes distinctions between holders of common stock based on their percentage ownership of stock, and (ii) all shares of common stock are not granted the same rights, preferences, privileges and restrictions, since shareholders owning more than the specified threshold percentage of the common stock would lose the ability to exercise valuable rights under the shareholder rights plan. The uncertainty under California law relating to shareholder rights plans also extends to specialized forms of shareholder rights plans including, but not limited to, tax benefit preservation plans adopted by corporations to avoid having their net operating loss carryforwards limited under Section 382 of the Internal Revenue Code of 1986, as amended.

Shareholders should be aware that any tax benefits preservation plan that would be adopted by us would provide our Board of Directors with the ability to consider requests from shareholders for exemptions applicable to specific transactions in our common stock, particularly at times when our Board of Directors is able to determine that, based on previous transactions in our common stock during a rolling three-year period, permitting a transaction that would otherwise be a triggering event under the tax benefits preservation plan, would not be likely to result in an ownership change under Section 382 that could limit our ability to use our net operating loss carryforwards. Further, any tax benefits preservation plan adopted by our Board of Directors would have various “sunset provisions” that would cause the tax benefits preservation plan to expire, including at any time our Board of Directors determines that the tax benefits preservation plan is no longer necessary or desirable for the preservation of certain tax benefits or at the beginning of a taxable year our Board of Directors determines that no tax benefits may be carried forward.

While the increased legal certainty relating to the adoption of a tax benefits preservation plan by a Delaware corporation and the substantial economic benefits that could accrue to us by not having our net operating loss carryforwards limited by an ownership change are among the principal and, in our Board of Director’s view, the most compelling justifications for why we are seeking shareholder approval for the Reincorporation Proposal, our Board of Directors has not made any determination to adopt a tax benefits preservation plan and shareholder approval of the Reincorporation Proposal is not intended to include shareholder approval or ratification of any tax benefits preservation plan. Should the Reincorporation be consummated, thereafter, our Board of Directors would consider, in consultation with our tax, financial and legal advisors, whether the adoption of a tax benefits preservation plan would be in our shareholders’ best interests, taking into consideration the advantages and disadvantages that relate to the adoption of a tax benefits preservation plan.

Ability to Have the Delaware Courts Serve as the Exclusive Forum for the Adjudication of Certain Legal Matters

To ensure that we get the full benefits of Delaware’s corporate legal framework, the Board has decided to include in the Delaware Bylaws a provision providing that the Delaware courts are the exclusive forum for the adjudication of certain legal actions. Further discussion regarding this decision is provided below in the question “What are the consequences of the Reincorporation?”.

Under the exclusive forum provision contained in the Delaware Bylaws, the state courts of the State of Delaware (or if no state court has jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for certain actions involving us, unless we consent to an alternative forum. Based on the proposed language in the Delaware Bylaws, the Delaware courts would be the exclusive forum for (i) derivative actions brought on behalf of us; (ii) claims that a Company director, officer, or other employee breached a fiduciary duty owed to us or our shareholders; (iii) claims against the Company or any director or officer or other employee of the Company arising under the Delaware General Corporation Law, the Delaware Certificate or the Delaware Bylaws; (iv) claims against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of the Delaware Certificate or the Delaware Bylaws.

The exclusive forum provision contained in the Delaware Bylaws is intended to assist us in avoiding multiple lawsuits in multiple jurisdictions on matters relating to the corporate law of Delaware, which will be our state of incorporation if the Reincorporation Proposal is approved. We believe that the exclusive forum provision in the Delaware Bylaws will reduce the risk that we could become subject to duplicative litigation in multiple forums, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law. Any of these could expose us to increased expenses or losses.

The exclusive forum provision contained in the Delaware Bylaws would only regulate the forum where our shareholders may file claims relating to the specified intra-corporate disputes. The exclusive forum provision does not contain any restrictions on the ability of our shareholders to bring such claims, nor the remedies available if such claims are ultimately successful; rather it attempts to prevent us from being forced to waste corporate assets defending against duplicative suits.

Although our Board of Directors believes that the designation of the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes serves the best interests of the Company and our shareholders as a whole, our Board of Directors also believes that we should retain the ability to consent to an alternative forum on a case-by-case basis. Specifically, where our Board of Directors determines that our interests and those of our shareholders are best served by permitting a dispute to proceed in a forum other than the Delaware Court of Chancery, the exclusive forum provision in the Delaware Bylaws permits us to consent to the selection of such alternative forum.

Our Board of Directors believes that our shareholders will benefit from having intra-corporate disputes litigated in the Delaware Court of Chancery. Although some plaintiffs might prefer to litigate such matters in a forum outside of Delaware because they perceive another court as more convenient or more favorable to their claims (among other reasons), our Board of Directors believes that the substantial benefits to us and our shareholders as a whole from designating the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes outweigh these concerns. The Delaware Court of Chancery is widely regarded as the preeminent court for the determination of disputes involving a corporation’s internal affairs in terms of precedent, experience and focus. The Court’s considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware’s corporate law. This provides us and our shareholders with more predictability regarding the outcome of intra-corporate disputes. In addition, the Delaware Court of Chancery has developed streamlined procedures and processes that help provide decisions for litigating parties on a relatively expedited basis. This accelerated schedule can limit the time, cost, and uncertainty of litigation for all parties. Furthermore, there is a significant risk that allowing shareholders to bring such highly sophisticated matters in forums with little familiarity or experience in corporate governance leaves shareholders at risk that foreign jurisdictions may misapply Delaware law.

Without the exclusive forum provision in the Delaware Bylaws, we remain exposed to the possibility of plaintiffs using our geographically diverse operational base to bring claims against us in multiple jurisdictions or choosing a forum state for litigation that may not apply Delaware law to our internal affairs in the same manner as the Delaware courts would be expected to do so.

What are the consequences of the Reincorporation?

Delaware law is sometimes criticized by some commentators and certain institutional shareholders of not affording minority shareholders the same substantive rights and protections as are available in a number of other states, including California. In addition, as described above, a significant rationale for the proposed Reincorporation is the flexibility to implement a tax benefits preservation plan, if desired. Such a plan, if implemented, may also render more difficult, or discourage, a merger, tender offer, proxy context or assumption of control by a substantial holder of our securities.

Our Board of Directors recognized that there are several provisions currently contained in our Articles of Incorporation and Bylaws that afford significant rights and protections to minority shareholders and has elected to maintain the substance of these provisions in the Delaware Certificate and the Delaware Bylaws. These include the following:

•	The Delaware Bylaws allow shareholders to take action by written consent;

•	The Delaware Certificate and Delaware Bylaws allow shareholders holding at least 10% of the outstanding shares to call a special meeting of shareholders;

•
The Delaware Certificate and Delaware Bylaws provide that the authorized number of directors of the Company shall not be less than five nor more than nine, with a change to such range of authorized directors requiring shareholder approval;

•	The Delaware Certificate allows for cumulative voting;

•	The Delaware Certificate and Delaware Bylaws provide that they may be amended by the vote of a majority of the shareholders; and

•	The Delaware Certificate specifically opts out of Section 203 of the DGCL, a Delaware statute that can provide a company with greater protection against unsolicited take-over offers.

In addition, after consultation with several of our shareholders who believe that an exclusive forum selection provision has potential benefits, we have elected to include such a provision in the Delaware Bylaws. Our Board of Directors believes that providing the exclusive forum selection provision in the Delaware Bylaws (as opposed to the Delaware Certificate) will ensure that we get the full benefits of Delaware’s corporate legal framework, while at the same time giving our shareholders the opportunity to unilaterally amend or eliminate the exclusive forum selection provision through their ability to amend the Delaware Bylaws by majority vote or written consent.

Furthermore, while the Delaware Certificate authorizes blank-check preferred stock, we have elected to place a limit in the Delaware Certificate to permit us to designate and/or issue shares of preferred stock, without shareholder approval, solely in connection with the adoption of a tax benefits preservation plan.

Our Board of Directors has considered the potential disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

How will the Reincorporation be implemented?

Subject to shareholder approval at the 2017 Annual Meeting and certain other conditions, the Reincorporation will be effected by means of a merger pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) between PICO California and PICO Holdings, Inc., a Delaware corporation (“PICO Delaware”), recently formed solely for the purpose of effecting the Reincorporation. Under the Merger Agreement, PICO California will merge with and into PICO Delaware and, following the effectiveness of the merger (the “Merger”), PICO California will cease to exist and PICO Delaware will become the surviving entity. Upon effectiveness of the Reincorporation, PICO Delaware will be the successor in interest to PICO California and the shareholders of PICO California will become shareholders of PICO Delaware.

What is the timing of the Reincorporation?

If shareholders approve the Reincorporation at the 2017 Annual Meeting, we intend to cause the Reincorporation to become effective as soon as practicable, subject to the completion of certain legal formalities, including obtaining certain consents and approval by third parties. The Reincorporation will become effective upon the filing of a Certificate of Merger or similar document with the Secretary of State of Delaware.

Does the Company have the right to abandon the Reincorporation?

Pursuant to the Merger Agreement, PICO California and PICO Delaware agree to take all actions that Delaware law and California law require for PICO California and PICO Delaware to effect the reincorporation, subject to the approval of the Reincorporation by the shareholders of PICO California and the sole shareholder of PICO Delaware.

Notwithstanding the foregoing, the Merger Agreement provides that the Board may abandon the Reincorporation at any time prior to its consummation if our Board of Directors determines that the Reincorporation is inadvisable for any reason. For example, Delaware or California law may be changed to reduce the benefits that we hope to achieve through the Reincorporation, or the costs of operating as a Delaware corporation may be increased, although we do not know of any such changes under consideration. The Merger Agreement may be amended at any time prior to its consummation, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. We will re-solicit shareholder approval of the Reincorporation if the terms of the Merger Agreement are changed in any material respect.

How will the Company change following the Reincorporation?

At the effective time of the Reincorporation, we will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL. Although the Delaware Certificate and the Delaware Bylaws contain many similar provisions from our existing Amended and Restated Articles of Incorporation (the “California Articles”) and Amended and Restated Bylaws (the “California Bylaws”), there are important differences that are discussed below. See “What are the differences between the charters and bylaws of PICO California and PICO Delaware? What are the material differences between Delaware law and California law?” below.

After the Reincorporation, our name will remain PICO Holdings, Inc. Other than the change in corporate domicile (and certain related changes of a legal nature in our organizational documents, which are described in this proxy statement), the Reincorporation will not result in any change in our name, business operations, management, board composition, fiscal year, assets, liabilities or net worth, or physical location, nor will it result in any change in location of our current employees, including management. Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted. In addition, the Reincorporation will not, we believe, significantly affect any of our material contracts with any third parties and our rights and obligations under these contractual arrangements will continue and be assumed by PICO Delaware. In addition, upon the effectiveness of the Merger, all directors who are elected at the 2017 Annual Meeting as directors of PICO California, will become directors of PICO Delaware, and the individuals serving as executive officers of PICO California immediately prior to the Reincorporation will continue to serve as executive officers of PICO Delaware, without a change in title or responsibilities.

Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted at our current principal executive office located at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037.

What will happen to my shares of common stock as a result of the Reincorporation?

On the effective date of the Reincorporation merger, each outstanding share of common stock of PICO California will be automatically converted into one share of common stock of PICO Delaware. Any stock certificate representing issued and outstanding shares of common stock of PICO California will continue to represent the same number of shares of common stock of PICO Delaware.

ANY SHARE CERTIFICATES CURRENTLY ISSUED FOR OUR SHARES WILL AUTOMATICALLY REPRESENT SHARES IN PICO DELAWARE UPON COMPLETION OF THE MERGER, AND SHAREHOLDERS WILL NOT BE REQUIRED TO SURRENDER OR EXCHANGE ANY SHARE CERTIFICATES AS A RESULT OF THE REINCORPORATION.

Will the common stock continue to be listed for trading after the Reincorporation?

Our common stock is listed for trading on the NASDAQ Global Market under the ticker symbol “PICO.” After the Reincorporation, PICO Delaware’s common stock would continue to be traded on the NASDAQ Global Market without interruption, under the same symbol.

Will the reincorporation impact PICO California’s registration statements with the SEC?

No. The registration statements of PICO California on file with the SEC immediately prior to the Reincorporation will be assumed by PICO Delaware.

What will be the impact of the Reincorporation on our Employee Benefit and Incentive Compensation Plans?

Each outstanding option, stock appreciation right, and restricted stock unit to purchase or receive shares of our common stock will be converted into an option, stock appreciation right, and restricted stock unit, respectively, to purchase or receive the same number of shares of PICO Delaware common stock with no other changes in the terms and conditions of such award. Shareholders should note that approval of this proposal would also constitute approval of the assumption by PICO Delaware of the PICO Holdings, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) and the PICO Holdings, Inc. Performance Incentive Plan (the “Incentive Plan”). Up to 3.3 million shares of common stock may be issued under the 2014 Plan, which was last approved by our shareholders at the 2014 annual meeting. Our other employee benefit arrangements would also be continued by PICO Delaware upon the terms and subject to the conditions in effect prior to the Reincorporation.

Are there dissenters’ rights with respect to the Reincorporation?

Although in some circumstances California law provides shareholders with the right to dissent from certain corporate mergers and reorganizations and to receive the cash value of their shares rather than the merger consideration, California law does not grant dissenters’ rights in connection with the proposed Reincorporation because all shareholders prior to the merger remain the same after the merger.

What are the differences between the charters and bylaws of PICO California and PICO Delaware? What are the material differences between Delaware law and California law?

The following provides a summary comparison of certain key provisions between the California Articles/Bylaws and the Delaware Certificate/Bylaws, as well as certain provisions of California and Delaware corporate laws. The comparison highlights important differences and similarities, including a number of provisions of the California Articles/Bylaws the substance of which have been maintained in the Delaware Certificate/Bylaws and that afford significant rights and protections to minority shareholders, but it is not intended to list all differences and similarities, and is qualified in its entirety by reference to such documents and to the respective General Corporation Laws of the States of California and Delaware.

Shareholders are encouraged to read the Delaware Certificate, the Delaware Bylaws, the California Articles and the California Bylaws in their entirety. The Delaware Certificate and Delaware Bylaws are attached to this Proxy Statement, and the California Articles and California Bylaws are filed publicly as exhibits to our periodic reports with the SEC.

Provision	PICO California	PICO Delaware
Authorized Shares	100,000,000 shares of common stock, par value $0.001 per share; no preferred stock is authorized.
100,000,000 shares of common stock, $0.001 per share; 10,000,000 shares of Preferred Stock, par value $0.001 per share. Notwithstanding the foregoing, we have elected to place a limit in the Delaware Certificate to permit us to designate and/or issue shares of Preferred Stock, without shareholder approval, solely in connection with the adoption of a tax benefits preservation plan.

Ability of Shareholders to Call Special Meetings
Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws.
Under the DGCL, a special meeting of shareholders may be called by the board of directors or by any person authorized in the certificate of incorporation or the bylaws.

Consistent with California law, the California Bylaws provide that a special meeting of shareholders may be called by the Board, the Chairman of the Board or the President, or holders of shares entitled to cast in the aggregate not less than 10% of the votes at such meeting.

The Delaware Certificate and Delaware Bylaws provide that a special meeting of shareholders may be called by the Board, the Chairman of the Board, or the holders of shares entitled to cast not less than 10% of the votes at such meeting.

Cumulative Voting
Under California law, cumulative voting for election of directors is permitted if the shareholder provides advance notice of the intent to exercise its cumulative voting rights. California law also permits public companies to eliminate cumulative voting by the approval of shareholders.
Delaware law does not require cumulative voting, but we will permit cumulative voting in director elections by providing for cumulative voting rights in the Delaware Certificate.

Provision	PICO California	PICO Delaware

Consistent with California law, the California Bylaws provide shareholders with the right of cumulative voting for the election of directors if such shareholders provide advance notice to PICO of the intent to exercise such rights.
The Delaware Certificate provides stockholders with the right of cumulative voting for the election of directors in the same manner provided by the California Bylaws.
Change in Number of Directors on the Board
Under California law, a change in the number of directors must generally be approved by the shareholders, but the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or the bylaws, if such range has been approved by the shareholders.
Under the DGCL, the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors.

The California Articles provide that the Board or the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote may fix the number of directors within a range between 5 to 9 directors.

The Delaware Certificate fixes the number of directors within a range between 5 to 9 directors. The exact number of directors within such range may be fixed by the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote or a resolution adopted by the Board. The minimum or maximum number of directors may be changed only by the affirmative vote of the holders of a majority of the voting power of outstanding shares of capital stock entitled to vote and by a resolution duly adopted by the Board.

Classified Board of Directors	Under California law, a public company listed on NYSE or NASDAQ may create and elect a classified board.
Delaware law permits, but does not require, the adoption of a classified board of directors, pursuant to which the directors can be divided into as many as three classes with three-year staggered terms of office and with only one class of directors coming up for election each year.

Under the California Certificate and California Bylaws, directors who have been elected to three-year terms will complete those terms, and thereafter their successors will be elected to one-year terms. For the sole purpose of accelerating the declassification of our Board of Directors, Howard B. Brownstein, Raymond V. Marino II, Daniel B. Silvers and Eric H. Speron irrevocably tendered their resignations from our Board of Directors, effective as of immediately prior to the Annual Meeting. As a result, the term of office of all existing members of our Board of Directors will expire upon the Annual Meeting, and thereafter all directors will stand for election annually.
The Delaware Certificate and Delaware Bylaws provide that all directors will stand for election annually.
Shareholder Action by Written Consent
The California Bylaws provide that an action to be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent in writing shall be signed by the holders of outstanding shares having not less than the minimum number of votes required to authorize or take such action at such meeting at which all shares entitled to vote thereon were present and voted; provided that, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. However, directors may be elected by the written consent of holders of a majority of outstanding shares entitled to vote to fill a vacancy (unless such vacancy is created by removal) on the Board.
The Delaware Bylaws provide that shareholders may take action by written consent in the same manner and with the same restrictions as currently set forth in the California Bylaws.
Vote Required to Elect Directors	Plurality of votes.	Plurality of votes.

Provision	PICO California	PICO Delaware
Filling Vacancy on the Board
Under the California Bylaws, vacancies in the Board, including vacancies created by the removal of a director or an increase in the authorized number of directors, may be filled by a majority of the remaining Directors, provided that if the number of remaining Directors then in office is less than a quorum, such vacancy may be filled only by (a) the unanimous written consent of directors then in office, (b) majority vote by directors then in office at a duly held meeting, or (c) a sole remaining director. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

The Delaware Certificate provides that if the office of any director becomes vacant or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or a sole remaining director or the shareholders at the next annual meeting or any special meeting called for such purpose, may choose a successor or successors to fill the vacancy or newly created directorship.

Interested Shareholder Transaction and Business Combination	California law does not provide any specific restrictions on interested shareholders effecting a business combination.
Pursuant to the Delaware Certificate, PICO will expressly opt out of Section 203 of the DGCL. Section 203 of the DGCL prohibits, subject to certain exceptions, a Delaware corporation from engaging in a business combination with an interested shareholder (i.e., a shareholder acquiring 15% or more of the outstanding voting stock) for three years following the date that such shareholder becomes an interested shareholder without Board approval. Section 203 makes certain types of unfriendly or hostile corporate takeovers more difficult.

Removal of Directors
In general, under California law, any director, or the entire board of directors, may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. In the case of a corporation with cumulative voting or whose board is classified, however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting rules. In addition, shareholders holding at least ten percent (10%) of the outstanding shares of any class may bring suit to remove any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion.

The DGCL provides that a director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. In the case of a corporation with cumulative voting, however, no individual director may be removed without cause (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting rules.

Shareholder Vote Required to Approve Merger or Sale of Company
California law generally requires that the holders of the outstanding shares representing a majority of the voting power of both the acquiring and target corporations approve a statutory merger. In addition, California law requires that a sale of all or substantially all of the assets of a corporation be approved by the holders of the outstanding shares representing a majority of the voting power of the corporation selling its assets.

Similarly, Delaware law generally requires that the holders of the outstanding shares representing a majority of the voting power of both the acquiring and target corporations approve a statutory merger, and require that a sale of all or substantially all of the assets of a corporation be approved by the holders of the outstanding shares representing a majority of the voting power of the corporation selling its assets.

Provision	PICO California	PICO Delaware
50/90 Rule Restriction on Cash Mergers
Under California law, a merger may not be consummated for cash if the purchaser owns more than 50% but less than 90% of the then outstanding shares of the California corporation being acquired unless either (i) all the shareholders consent, which is not practical for a public company or (ii) the California Commissioner of Corporations approves the merger.

The 50/90 rule may make it more difficult for an acquiror to make an all cash acquisition that is opposed by a corporation’s board of directors. Specifically, the 50/90 rule encourages an acquiror making an unsolicited tender offer to either tender for less than 50% of the outstanding shares or more than 90% of the outstanding shares. A purchase by the acquiror of less than 50% of the outstanding shares does not allow the acquiror to gain ownership of the two-thirds needed to approve a second step merger (which would be used to enable the acquiror to acquire 100% of the corporation’s equity) and, therefore, creates risk for such an acquiror that such a favorable vote will not be obtained. Yet, a tender offer conditioned upon receipt of tenders from at least 90% of the outstanding shares also creates risk for the acquiror because it may be very difficult to receive tenders from holders of at least 90% of the outstanding shares. Consequently, it is possible that these risks would discourage some potential acquirors from pursuing an all cash acquisition that is opposed by the board of directors.
Delaware law does not have an analogous provision.
Dividends and Repurchases of Shares
Under California law, a corporation may redeem any or all shares which are redeemable at its option, provided that it gives proper notice as defined by statute or its articles of incorporation. When a corporation reacquires its own shares, those shares generally are restored to the status of authorized but unissued shares, unless the articles of incorporation prohibit the reissuance thereof.

In addition, under California law, a corporation may not make any distribution to its shareholders unless either:
- the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or
- immediately after giving effect to the distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to one and one fourth (11/4) times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or one and one fourth (11/4) times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years).

Delaware law is more flexible than California law with respect to the payment of dividends and implementing share repurchase programs. Delaware law generally provides that a corporation may redeem or repurchase its shares out of its surplus. In addition, a corporation may declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its common stock. Moreover, Delaware law permits a board of directors to reduce its capital and transfer such amount to its surplus.

Exclusive Forum Selection Provisions	The California Articles and Bylaws do not contain an exclusive forum selection provision.
The Delaware Bylaws contains an exclusive forum selection provision that requires certain legal actions, including shareholder derivative lawsuits, to be adjudicated in the courts located in the State of Delaware.

Provision	PICO California	PICO Delaware
Elimination of Director Personal Liability for Monetary Damages
California law may eliminate the personal liability of directors for monetary damages, except where such liability is based on:
- intentional misconduct or knowing and culpable violation of law;
- acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;
- receipt of an improper personal benefit;
- acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders;
- acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders; or
- transactions between the corporation and a director who has a material financial interest in such transaction, and liability for improper distributions, loans or guarantees.

The California Articles eliminate the personal liability of directors to the corporation for monetary damages to the fullest extent permissible under California law.

Delaware law allows a corporation to include a provision in its certificate of incorporation which limits or eliminates the personal liability of a director for monetary damages arising from breaches of his or her fiduciary duties to the corporation or its shareholders, subject to certain exceptions. Such a provision may not, however, eliminate or limit director monetary liability for:
- breaches of the director’s duty of loyalty to the corporation or its shareholders;
- acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
- the payment of unlawful dividends or unlawful stock repurchases or redemptions; or
- transactions in which the director received an improper personal benefit.

The Delaware Certificate eliminates the personal liability of directors to the corporation for monetary damages to the fullest extent permissible under Delaware law.

Indemnification
Indemnification is permitted by California law, provided the requisite standard of conduct is met. California law requires indemnification when the indemnitee has defended the action successfully on the merits. Indemnification is permitted under California law only for acts taken in good faith and believed to be in the best interests of the company and its shareholders.

Indemnification is permitted by Delaware law, provided the requisite standard of conduct is met. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action on the merits or otherwise. Indemnification is permitted under Delaware law for acts in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company. Delaware law permits a corporation to provide indemnification in excess of that provided by statute.

Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. California law authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in any derivative action in which such person is adjudged liable for negligence or misconduct. Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. Delaware law authorizes a corporation to purchase indemnity insurance for directors, officers and employees

Provision	PICO California	PICO Delaware

California law permits a corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.

The California Certificate provides that PICO California is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through by-law provisions, agreements with agents, vote of shareholders, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to PICO California and its shareholders. The California Bylaws require indemnification to the fullest extent permissible under California law and includes additional substantive and procedural provisions to clarify the application of indemnification rights.

The Delaware Certificate and Bylaws authorize indemnification to the fullest extent permissible under Delaware law and include additional substantive and procedural provisions to clarify the application of indemnification rights.

Specifically, the Delaware Bylaws clarify the indemnification that PICO Delaware provides to its directors, officers and other agents to provide that such indemnification is to the fullest extent permitted by applicable law except as specifically limited by the Bylaws. The Delaware Bylaws contain provisions further detailing what is meant by indemnified proceedings, reimbursable expenses and actions in an official capacity. In addition, the rights granted to indemnified persons to be advanced expenses incurred in defending a proceeding in advance of its final disposition have also been clarified to provide that PICO Delaware cannot impose on the indemnified person any conditions to the advancement of expenses or require from the indemnified person any undertakings regarding repayment other than an undertaking by or on behalf of the indemnified person to repay such amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by PICO Delaware. Further, provisions in the Delaware Bylaws indicate that PICO Delaware is not obligated to indemnify any person in connection with any proceeding under the enumerated circumstances described in the Bylaws. Other provisions provide a process for PICO Delaware’s board of directors to determine that indemnification is proper in a particular circumstance, provide that the indemnification provided by the Delaware Bylaws is not exclusive of other indemnification that may be provided to the director or officer, authorize PICO Delaware to procure director and officer liability insurance and provide that the conduct of one indemnified person will not be imputed to another.

Amendment of Bylaws
The California Bylaws may be amended or repealed by the Board or by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, the authorized number of Directors may be changed only by an amendment of the California Articles.

The Delaware Bylaws may be amended by the affirmative vote of a majority of the members of the Board or by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote at a meeting of the shareholders.

Amendment of Charter	The California Articles may be amended by the vote of a majority of the outstanding shares entitled to vote.	The Delaware Certificate may be amended by the vote of a majority of the outstanding shares entitled to vote.
Dissolution	Under California law, the holders of 50% or more of a corporation’s total voting power may authorize the corporation’s dissolution.
Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the shareholders entitled to vote on the matter. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares entitled to vote.

Under Delaware law, a corporation may include in its certificate of incorporation a supermajority voting requirement in connection with such a board initiated dissolution. No such supermajority voting requirement will be included in the Delaware Certificate.

Provision	PICO California	PICO Delaware
Notice of Shareholder Proposals and Director Nominees
The California Bylaws provide that for an annual meeting of shareholders, written notice of a shareholder’s intention to make business proposals or nominate persons for election to the Board of Directors must be delivered to the Company not later than the ninetieth (90th) day or earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. If an annual meeting of shareholders is held more than thirty (30) days before or more than sixty (60) days after the first anniversary of the preceding year’s annual meeting, notice by the shareholder must be delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the Company’s first public announcement of the date of the annual meeting.

If the Board of Directors has determined that directors will be elected at a special meeting of the shareholders, written notice of a shareholder’s intention to nominate persons for election to the Board of Directors before such special meeting must be delivered to the Company not later than the ninetieth (90th) day or earlier than the one hundred twentieth (120th) day prior to the special meeting or the tenth (10th) day following the Company’s first public announcement of the date of the special meeting.

As to each person whom the shareholder proposes to nominate for election as a director the shareholder must provide all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. If the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting, the shareholder notice must include a brief description of the business to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The shareholder notice for both director nominations and any other business to come before the meeting must include the name and address of the shareholder, information relating to the shareholder’s beneficial and record ownership of shares of the Company’s capital stock and any derivative positions or other arrangement, agreement or understanding with respect to the Company’s securities, a representation that the shareholder is a holder of record and entitled to vote at the meeting and intends to appear in person or by proxy at the meeting, and statements on whether the shareholder intends to deliver a proxy statement to holders of the Company’s outstanding capital stock or solicit proxies in support of its proposal or nomination.

Our Delaware Bylaws will have similar time periods for notice of shareholder proposals and director nominees as that provided in our California Bylaws. The references to fiduciary duties under California law will be updated in the Delaware Bylaws to reference Delaware law. The Delaware Bylaws also specify in greater detail the information that is required to be included in the shareholder notice of director nominations or other business that the shareholder proposes to bring before the meeting, including, but not limited to, information about the proponent or nominating person, as the case may be, and information about the business proposed or the persons being nominated, as the case may be.

Provision	PICO California	PICO Delaware
Shareholder Rights Plan / Poison Pills
The validity of shareholder rights plans or “poison pills” has never been definitively addressed by the California courts but there is reason to believe that a shareholder rights plan adopted by a California corporation would be at risk of being held to be invalid and inconsistent with California law. Different from Delaware, California law specifically provides that California corporations, such as PICO California, must treat equally all shareholders of the same class. For example, Section 203 of the California Corporations Code provides that “[e]xcept as specified in the articles or in any shareholders’ agreement, no distinction shall exist between classes or series of shares or the holders thereof.” Furthermore, Section 400(b) of the California Corporations Code provides that “[a]ll shares of any one class shall have the same voting, conversion and redemption rights and other rights, preferences, privileges and restrictions, unless the class is divided into series.” A traditional shareholder rights plan could be seen as violating Sections 203 and 400(b) of the California Corporations Code because (i) it makes distinctions between holders of common stock based on their percentage ownership of stock, and (ii) all shares of common stock are not granted the same rights, preferences, privileges and restrictions, since shareholders owning more than the specified threshold percentage of the common stock would lose the ability to exercise valuable rights under the shareholder rights plan. The uncertainty under California law relating to shareholder rights plans also extends to specialized forms of shareholder rights plans including, but not limited to, tax benefit preservation plans adopted by corporations to avoid having their net operating loss carryforwards limited under Section 382 of the Internal Revenue Code of 1986, as amended.

The DGCL does not have a specific statutory provision expressly authorizing the adoption of shareholder rights plans or “poison pills.” However, Delaware courts have determined that Delaware law permits the adoption of a shareholder rights plan by a Delaware corporation’s board of directors. Further, on October 4, 2010, the Delaware Supreme Court affirmed the Delaware Chancery Court’s decision in Selectica, Inc. v. Versata, Inc., C.A. No. 4241-VCN, 2010 WL 703062 (Feb. 26, 2010), upholding a board of directors’ adoption of an NOL “poison pill” with a 4.99% triggering threshold, designed to protect the usability of the corporation’s net operating losses. Notwithstanding the foregoing, we have elected to place a limit in the Delaware Certificate to permit us to designate and/or issue shares of preferred stock, without shareholder approval, solely in connection with the adoption of a tax benefits preservation plan, which would prevent us, without shareholder approval, from adopting a traditional shareholders rights plan or “poison pill”.

Interest of our Directors and Executive Officers in the Reincorporation

Our shareholders should be aware that certain of our directors and executive officers may have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For example, the Reincorporation may be of benefit to our directors and officers by reducing their potential personal liability and increasing the scope of permitted indemnification. Our Board of Directors was aware of these interests and considered them, among other matters, in reaching our decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this proposal.

Accounting Consequences Associated with the Reincorporation

The consolidated financial condition and results of operations of PICO Delaware immediately after consummation of the Reincorporation will be substantially identical as those of PICO California immediately prior to the consummation of the Reincorporation. We believe that there will be no material accounting impact as a result of the Reincorporation.

Certain U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the Reincorporation to holders of our common stock. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein.

This discussion is for general information only, and does not purport to discuss all potential tax effects of the Reincorporation. For example, it does not consider the effect of any applicable state, local, or non-U.S. tax laws, or any non-income tax laws (such as estate and gift tax laws). In addition, it does not address all aspects of U.S. federal income taxation that may affect particular holders in light of their particular investment or tax circumstances, including, without limitation, holders subject to special tax rules, such as partnerships, subchapter S corporations or other entities that are “pass-through entities” for U.S. federal income tax purposes, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, persons who acquired our common stock pursuant to the exercise of stock options or otherwise as compensation, persons whose common stock constitutes qualified business stock with the meaning of Section 1202 of the Code, and persons who are not “U.S. persons” as defined below. This summary also does not consider any alternative minimum or Medicare contribution tax considerations.

This discussion is directed solely to holders that hold our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following discussion only addresses “U.S. persons” for U.S. federal income tax purposes, generally defined as beneficial owners of our common stock who are:

•	Individuals who are citizens or residents of the United States for U.S. federal income tax purposes;

•
Corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	Estates the income of which is subject to U.S. federal income taxation regardless of its source;

•
Trusts if a court within the United States is able to exercise primary supervision over the administration of any such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or

•	Trusts in existence on August 20, 1996 that have valid elections in effect under applicable Treasury regulations to be treated as U.S. persons.

Holders of our common stock who are not covered by this summary, including partners of partnerships and owners of other pass-through entities holding our capital stock, should consult their own tax advisors.

This discussion does not purport to be a complete analysis of all of the Reincorporation’s tax consequences that may be relevant to holders. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and other federal tax consequences to you of the Reincorporation, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

Subject to the caveats and qualifications noted above, we believe:

•	The Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code;

•	No gain or loss will be recognized by holders on the exchange of their PICO California common stock on receipt of PICO Delaware common stock pursuant to the Reincorporation;

•
The aggregate tax basis of PICO Delaware common stock received by each holder will equal the aggregate tax basis of the PICO California common stock surrendered by such holder in exchange therefor; and

•	The holding period of the PICO Delaware common stock received by each holder will include the period during which such holder held the PICO California common stock surrendered in exchange therefor.

•
PICO California is currently a United States Real Property Holding Corporation (“USRPHC”) under section 897 of the Code. PICO California expects to be a USRPHC immediately prior to the Reincorporation and PICO Delaware is expected to be a USRPHC after the Reincorporation.

Vote Required

California law requires the affirmative vote of a majority of the outstanding shares of common stock of PICO California to approve the merger agreement pursuant to which PICO California and PICO Delaware would implement the Reincorporation. Approval of this Reincorporation Proposal will constitute approval of the merger agreement and therefore the Reincorporation itself. A vote in favor of the Reincorporation Proposal is also effectively a vote to approve the form of the Delaware Certificate and the Delaware Bylaws. If the shareholders approve the merger agreement and the Reincorporation is effected, the Delaware Certificate and the Delaware Bylaws will become the certificate of incorporation and bylaws of the surviving corporation.

To approve this proposal, a majority of our outstanding shares must vote “for” this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE REINCORPORATION PROPOSAL.

PROPOSAL NO. 7
AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Reincorporation Proposal, our proxy holders may move to adjourn the Annual Meeting at that time in order to enable the our Board to solicit additional proxies. In that event, we will ask our shareholders to vote upon all proposals referenced herein other than the Reincorporation Proposal.

In this proposal, we are asking our shareholders to authorize the holder of any proxy solicited by the our Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve the Reincorporation Proposal. If our shareholders approve the adjournment proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our shareholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Reincorporation Proposal, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince our shareholders to change their votes in favor of such proposal.

If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our shareholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for thirty (30) days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of this proposal requires the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on such matter.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AUTHORIZATION TO ADJOURN THE ANNUAL MEETING.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2016, for the following named executive officers (“NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement:

●	Maxim C.W. Webb	President and Chief Executive Officer (Formerly Executive Vice President, Chief Financial Officer, Treasurer and Secretary) (1)
●	John T. Perri	Chief Financial Officer and Secretary (Formerly Vice President and Chief Accounting Officer) (1)
●	John R. Hart	Former President and Chief Executive Officer (1)

(1) Changes to our executive management were effective as of October 12, 2016.

We present our CD&A in the following sections:

1.
Executive Compensation Overview. In this section, we highlight our business model, changes to our management team, how we align our executive compensation program to our business model, our response to the 2016 say-on-pay vote and certain governance aspects of our executive compensation program.

2.	Executive Compensation Program. In this section, we describe our executive compensation philosophy and process and the material elements of our executive compensation program.
3.
2016 and 2017 Executive Compensation Decisions. In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for 2016 and certain actions taken in 2017 when doing so enhances the understanding of our executive compensation program.

4.
Other Executive Compensation Matters. In this section, we review certain governance aspects of our executive compensation program, the accounting and tax treatment of compensation and the relationship between our compensation program and risk.

Executive Compensation Overview

Our Business Model

As a diversified holding company, our strategic mission has been to maximize long-term shareholder value by identifying and developing undervalued assets. To do this we have:

(i)	sought to evaluate, acquire and develop undervalued assets in strategic asset classes at valuations that we believed provided significant downside risk protection;

(ii)	sought to enhance the value of those assets through our operational expertise, development activities, transaction structure and efficient use of capital; and

(iii)	attempted to achieve gains in book value per share through both operating returns and disposition of assets at appropriate times.

We believe the highest potential return to shareholders at this time is a return of capital. Therefore, as assets are monetized, rather than reinvest, we intend to return capital back to shareholders through a stock repurchase program or by other means such as special dividends.

2016 Changes to Our Management Team

On October 10, 2016, Mr. Hart’s employment as our President and Chief Executive Officer was terminated, effective as of October 12, 2016. In connection with Mr. Hart’s departure, he became entitled to receive certain severance benefits pursuant to his employment agreement and further described below.

At the time of Mr. Hart’s termination, Mr. Webb was appointed to the position of President and Chief Executive Officer, effective as of October 12, 2016. Mr. Webb previously served as our Chief Financial Officer and Treasurer since May 2001, as Executive Vice President since 2008 and as our Secretary since May 2014. In addition, Mr. Perri was appointed to the position of Chief Financial Officer and Secretary, effective as of October 12, 2016. Mr. Perri previously served as our Vice President and Chief Accounting Officer since 2010, and has served in various capacities since joining the Company in 1998, including Financial Reporting Manager, Corporate Controller and Vice President, Controller from 2003 to 2010.

In connection with Mr. Webb’s and Mr. Perri’s promotions, we entered into employment agreements with each of them, which became effective on January 1, 2017 and are further described below. The base salaries and employee benefits provided to Messrs. Webb and Perri pursuant to the employment agreements were the same that existed prior to their promotions to President and Chief Executive Officer and Chief Financial Officer and Secretary, respectively, in October 2016.

Our Business Model Drives our Compensation Philosophy and Programs

Our business strategy requires a management team that functions within an entrepreneurial culture with demonstrated expertise in asset and business disposals and financial management and business operations of a variety of different entities. Our management team must review, operate and manage (prior to asset monetization) a broad and diversified range of businesses, investments, assets, and operations that currently include water resources and storage, and real estate.

Asset dispositions frequently occur several years following our acquisition of such assets. Although we may pay out on our incentive compensation awards in a particular year, this compensation is often a result of years of cumulative efforts that are recognized when there is a monetization event. For example, none of our NEOs have received cash incentive award payouts since 2009 (however, Mr. Perri received a discretionary cash bonus due to his contributions to the successful initial public offering of our subsidiary UCP, Inc. in 2013). This practice seeks to closely align the compensation of our executive officers with our long-term corporate objectives and risk tolerance and the long-term interests of our shareholders.

Because our business model has always focused on long-term objectives rather than short-term earnings, our compensation arrangements have principally been driven by increases in shareholder equity over the long-term. For example, our cash incentive awards have historically been based on our relative increase in book value per share over a multi-year performance period - in order to a receive a payment, annual growth in book value per share had to exceed a threshold level of 80% of the Standard & Poor’s annualized total return for the previous five years.

Starting in 2016, we modified our executive compensation program to align our executive compensation with the objective of returning capital to shareholders as assets are monetized. We did that by basing our cash incentive awards on the value created from assets that were monetized in excess of their respective book values as of December 31, 2015 and that were tied to the return of capital to shareholders (the “Prior Bonus Plan”).

In connection with our management transition in late 2016, we further revised our cash incentive awards by adopting a new executive bonus plan (the “Amended Bonus Plan”) that incorporated certain changes such as lowering the bonus pool factor and changing the formula for calculating the total net gain for all assets sold or otherwise disposed of by the Company, as well as all assets distributed directly to the Company’s shareholders, to deduct the gross invested capital of each such asset (instead of the book value of each such asset as of December 31, 2015, as under the prior bonus plan), as further described below. The Amended Bonus Plan that was adopted in December 2016 became effective on January 1, 2016 with a five year term through December 31, 2020 and it replaced and superseded all prior bonus plans and programs with respect to our NEOs.

2016 Say-on-Pay Vote and Shareholder Engagement

At our 2016 Annual Shareholder Meeting, 37.7% of the shares voted regarding say-on-pay voted in favor of our non-binding, advisory vote on our executive compensation program. Our Compensation Committee considered the results of the vote and reviewed feedback we received on our executive compensation program from shareholder outreach along with the reports of Institutional Shareholder Services and Glass Lewis. Our Compensation Committee reviewed executive compensation anew when promoting Mr. Webb and Mr. Perri after Mr. Hart’s departure and determined to maintain the same base salaries and employee benefits provided to them before their promotions. Our Compensation Committee also determined to review and amend the then existing Executive Bonus Plan to reduce overall executive compensation and bring the executive compensation program in line with the expectations of shareholders. The review resulted in the adoption of our Amended Bonus Plan in December 2016 which we believe even better aligns our executive compensation with our revised business model and specifically the objective of returning capital to shareholders as assets are monetized.

Corporate Governance Highlights

	What we do		What we don't do
✓	Design executive compensation programs to seek to align pay with performance so that a significant portion of compensation is “at-risk” based on corporate performance	☒	No guaranteed bonuses
✓	Use multi-year performance periods	☒	No hedging or pledging by executive officers or directors
✓	Provide "double-trigger" change in control benefits	☒	No tax gross-ups
✓	Maintain stock ownership guidelines	☒	No excessive perquisites
✓	Maintain claw back policy	☒	No repricing of underwater stock options

Executive Compensation Program

Our Compensation Philosophy

We seek to align all compensation with our shareholders’ interests and the Company's performance. We aim to hire qualified individuals, pay them for performance that is measured by increases in shareholder value and retain the team that is instrumental to executing our business plan. We define a qualified individual as someone who is intelligent, resourceful, experienced, able to consistently produce high quality work product, displays a professional and positive attitude, productive, and ethical. A relatively small number of people have been part of the core team of executives responsible for driving our performance over the long-term. Our CEO and CFO have been employed with us for approximately 20 years and 19 years, respectively. We consider retention of our key executives important because they have acquired a valuable and specific skill set over the years with us that we would have a difficult time replacing. Our small management team provides for more efficient decision making and greater accountability.

In line with our philosophy to reward our executive officers for successful performance, historically, we have structured our cash incentive programs to reward them for achieving superior growth in book value per share with moderate risk. We used the growth in our book value per share because that metric focused our management team on overall business growth and long-term profitability, which directly influences shareholder value. Starting in 2016, we changed our program so that our cash incentive awards are tied to the return of capital to shareholders. Under the Amended Bonus Plan, for purposes of determining the bonus pool, the formula for calculating the total net gain for all assets sold or otherwise disposed of by the Company, as well as all assets distributed directly to the Company’s shareholders, was revised to deduct the gross invested capital of each such asset (instead of the book value of each such asset as of December 31, 2015, as under the Prior Bonus Plan).

We have also used changes in our stock price as a metric for measuring our long-term performance. Our NEOs have been awarded stock-based compensation in the form of service vesting restricted stock units (“RSU”), performance-based price-contingent stock options (“PBO”), and prior to 2007 in the form of stock-settled appreciation rights (“SAR”). Their compensation is, therefore, closely aligned to the long-term growth in our stock price. However, in conjunction with our revised business model, we anticipate granting stock-based compensation to our NEOs only if such award is earned under the Amended Bonus Plan.

The Role of the Compensation Committee in Determining Executive Compensation

Our executive compensation program is subject to a thorough process that includes Compensation Committee review and approval of program design and practices, feedback from our shareholders, and a consistently applied philosophy with respect to incentive compensation. Our compensation program is intended to be equitable, accountable, transparent and shareholder-centric.

Our Compensation Committee is composed of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Exchange Act Rule 16b-3, who also meet the independence requirements of the NASDAQ Global Market. The Compensation Committee is responsible for assuring that all of our executive compensation decisions are developed, implemented and administered in a way that supports our fundamental philosophy that a significant portion of executive compensation is linked to our performance. To this end, the Compensation Committee oversees and administers all of our executive compensation plans and policies, administers our 2014 Equity Incentive Plan (including reviewing and approving grants of awards under the 2014 Equity Incentive Plan), and annually reviews and approves the individual elements of the NEOs’ total compensation packages.

Management Interaction with Committee

In carrying out its responsibilities, our Compensation Committee works with members of our management team, including our CEO. The management team assists our Compensation Committee by providing information on Company and individual performance, market data, and management’s perspective and recommendations on compensation matters. Our Compensation Committee solicits and reviews the CEO’s recommendations and proposals with respect to annual cash compensation adjustments, equity incentive awards, program structures, and other compensation-related matters (other than for the CEO). Our Compensation Committee uses the CEO’s recommendations and proposals as one of many factors in reviewing and approving the compensation for our CFO. Our Compensation Committee meets in executive session to set the compensation of our CEO.

Use of Independent Compensation Consultant

From time to time, our Compensation Committee has engaged an independent compensation consultant to provide the Committee with information, recommendations, and other advice relating to executive compensation. The Committee engaged Compensia to serve as the independent compensation advisor in 2015. However, in 2016, the Committee disengaged from Compensia and does not currently utilize a compensation consultant. The Committee has engaged shareholders to understand their views of appropriate peer group companies. After formulating a revised peer group considering these views, we analyzed our compensation relative to our revised peer group.

Use of Market Data

For purposes of comparing our executive compensation against the competitive market, our Compensation Committee utilizes a peer group. The Committee reviews our peer group at least annually and makes adjustments to its composition as it deems necessary, taking into account changes in our business and the businesses of the companies in the peer group. In conjunction with the appointment of a new Compensation Committee Chairman, during 2016, the Committee modified the composition of our peer group by eliminating analysis of the 20 company secondary peer group, replacing 11 of the 12 previous primary peer group companies, and adding 17 new companies. The current peer group of companies is listed below. We believe our new peer group most closely matches us in terms of our current business structure, and is within our desired range for gross assets and market capitalization. We use the peer group to provide us compensation information for companies which we believe are most like us.

Our peer group consists of the following companies:

Alico, Inc.	Compass Group Diversified Holdings LLC	Limoneira Company
AV Homes, Inc.	Consolidated-Tomoka Land Co.	Reading International Inc.
BBX Capital Corporation	Fidelity National Financial, Inc.	Steel Partners Holdings, L.P.
Cadiz Inc.	Forestar Group, Inc.	Tejon Ranch Co.
Calavo Growers, Inc.	Green Brick Partners, Inc.	The New Home Company Inc.
Capital Southwest Corporation	HomeFed Corporation	The St. Joe Company

To analyze the compensation practices of the peer group companies, we gathered data from public filings. This market data, consisting of the peer proxy data was then used as a reference point for the Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.

Determining the Amount of Compensation for Our NEOs

The amount of compensation we provide our NEOs is intended to be:

Reasonable and appropriate for our business needs and circumstances. Our Compensation Committee considers as reference points for comparative purposes compensation practices of other public companies. While we develop our peer group for reviewing market practices, because of our current business model, we use the peer group for informational purposes and do not target specific benchmark percentiles.

Internally fair and equitable relative to roles, responsibilities and work relationships. Management and the Compensation Committee may consider certain business and individual factors to evaluate internal fairness and equity. We do not attempt to establish specific internal relationships among the NEOs.

Variable from year-to-year based on our performance (“pay-for-performance”). Historically, our annual cash incentive program and equity incentive awards delivered compensation to our NEOs when we achieved our financial objective of growing book value per share. Starting in 2016 with the adoption of our Amended Bonus Plan, our cash incentive awards are based on the value created from asset monetizations and are tied to the return of capital to shareholders.

Reflective of the lean management structure we employ. We have very few executives and staff running our operations. This keeps our overall corporate overhead at reasonable levels, but also demands more from our team. The Compensation Committee takes into account the overall cost savings of our model when considering compensation.

Focused on retaining the core team of executives. Retention of our core team of executives is critical to our business strategy, because the loss of any executive could require significant resources to replace. The Compensation Committee considers the retention of the executives when designing the executive compensation program.

Key Components of Our NEO Compensation Program

The following table includes the various components that have been part of our executive compensation program:

Component	Purpose	Form	Pay-for-Performance	Comment
Base salary	Provide sufficient competitive pay to attract and retain experienced and successful executives.	Cash	Adjustments to base salary generally consider individual performance, contributions to the business, competitive practices and internal comparisons.	Annual fixed cash compensation. Base salary reflects the employee’s level of responsibility, expertise, skills, knowledge and experience. Base salaries are generally reviewed on an annual basis.
Executive Bonus Plan	Encourage and reward contributions to our financial results. Engage executives in execution of our business strategy. Emphasize accountability for results.	Cash and RSU Awards
Our cash incentive awards are based on the value created from asset monetizations after deducting the gross invested capital of each such asset and will be tied to the return of capital to shareholders.
Annual variable compensation. The Compensation Committee determines and approves the actual amount earned after the close of the fiscal year.
Equity incentive
Encourage and reward building long-term shareholder value, employment retention and company stock ownership. Align executives with shareholder interests and retain executive officers through long-term vesting.
RSU and PBO
RSU retain executives and align them with shareholders’ interests by awarding a fixed number of shares upon vesting. PBO reward building long-term shareholder value (see equity compensation section for a more detailed description of PBO).

The Compensation Committee, at its sole discretion, determines whether to grant stock-based awards in any year. We require stock ownership through stock ownership guidelines applicable to our CEO, CFO and other designated executive officers. The Compensation Committee did not grant any stock-based compensation to our NEO's in 2015 or 2016. In the future, we anticipate granting stock-based compensation awards to our NEOs only if such award is earned under the Amended Bonus Plan.

We also provide the following compensation and benefit programs to our executives, many of which are broadly available to all of our employees:

Component	Objectives and Basis	Form
Retirement benefits	Retain and recruit our executive officers.	401(k) plan. Provides a tax-deferred means to save for retirement. The NEOs have the opportunity to participate in this Section 401(k) plan on the same basis as all of our other employees.
Deferred compensation opportunity	Retain and recruit our executive officers by offering them an opportunity to defer income tax on amounts deferred.
Non-qualified deferred compensation plan. We do not make any matching or other contributions to the nonqualified deferred compensation plan.  The amounts deferred under the plan are credited with interest, earnings, appreciation, losses and depreciation based on the performance of equities, bonds or cash selected by the participants, and are held in a grantor trust, the assets of which are subject to the claims of our creditors.

Insurance and other benefits	Provide for the safety and wellness of all of our employees, including our executive officers.
These benefits include health insurance, life insurance, dental insurance, vision insurance, and disability insurance, which are available to all employees, including our NEOs, on a nondiscriminatory basis.

Termination and severance benefits	Retain and recruit our executive officers.	Various, including cash and accelerated vesting of equity incentives in certain circumstances.

2016 and 2017 Executive Compensation Decisions

Assessment of 2016 Executive Officer Compensation

At the beginning of 2016, we reduced the base salaries of Mr. Webb, our current CEO who was serving as our CFO at the time, and Mr. Hart, our former CEO. As explained in greater detail in the following section, we took the following actions regarding executive compensation in 2016:

•
Mr. Webb voluntarily reduced his base salary by 15%, effective March 11, 2016, resulting in a net 12% decrease in salary paid to NEOs from 2016 to 2015. Mr. Webb was appointed CEO effective October 12, 2016; at the time of the salary reduction, Mr. Webb was still serving as our CFO.

•
Mr. Hart entered into an amended employment agreement with the Company, effective March 11, 2016, reducing his base salary by 53%. Mr. Hart’s employment with the Company was terminated effective October 12, 2016.

•	None of our executive officers earned a cash incentive award in 2016 under our incentive plan; and

•	None of our executive officers were granted any stock-based compensation in 2016.

2016 Cash Compensation

Base Salary: During the first quarter of 2016, we reduced the base salaries of our CEO and former CEO as noted above. There were no changes to the base salaries of our CEO and CFO in 2017 as shown in the following table:

Officer	2015 Salary	2016 Change	2016 Salary After Reduction	2017 Salary
Maxim C.W. Webb	$583,550	(15)%	$496,000	$496,000
John T. Perri	$440,000	—%	$440,000	$440,000
John R. Hart	$2,176,390	(53)%	$1,015,483	N/A

Executive Bonus Plan: Historically we provided cash incentive award opportunities based on our increase in book value in comparison to a five-year annualized total return of the Standard & Poor’s 500. While we would evaluate performance annually, the metrics related to our long-term performance, rather than a short-term focus on annual earnings. This is because changes in our book value may only be realized when we sell an investment after many years of work in developing it. Accordingly, these awards were designed to motivate our executive officers and align their interests with our business strategy and thus, the interests of our shareholders.

The Prior Bonus Plan: As noted above, the Compensation Committee and Board of Directors approved modifications to our executive compensation program in February 2016 to align with our revised business plan. These modifications included revising the cash incentive plan to be based on the value created from assets monetized in excess of their respective book value as of December 31, 2015 and after deducting annual costs and taxes. In addition, such cash incentive-based compensation would be tied to the return of capital to shareholders through a stock repurchase program or by other means such as special dividends.

The program established a bonus pool that was calculated as 20% of the adjusted total net gain from assets sold or otherwise disposed. The plan defined the total net gain as the difference between the cash received in sale or other disposal transactions less (a) the book value of each such asset as of December 31, 2015, as determined in accordance with U.S. GAAP, subject to adjustment by the compensation committee to the extent necessary to reflect the capitalization of costs with respect to such assets as required by GAAP after December 31, 2015; (b) any bonus paid or payable to our management for the sale or other disposition of each such asset, other than any bonus under the bonus plan; and (c) administrative expenses specified in the bonus plan. Such total net gain would then also be multiplied by an adjustment factor resulting in an adjusted total net gain. The adjustment factor would be a fraction, the numerator of which would be the total amount of cash distributed or committed to be distributed to our shareholders with respect to all such assets sold or otherwise disposed of during the year, and the denominator, which would be the total amount of cash received after payment of all selling costs, including any fees and commissions for which all such assets were sold or otherwise disposed of during the year. For assets distributed directly to our shareholders, the adjustment factor was 100%. The resulting bonus pool was allocated 75% to our former CEO, 15% to our current CEO and 10% to our current CFO. Each individual would be entitled to his allocated portion of the bonus pool for the year if employed by the Company on the last day of the year. However, in the event that any individual’s employment with the Company was terminated in certain circumstances, such terminated individual would be entitled to payment of an amount under the bonus plan for a portion of the year in which such termination occurred.

For assets sold or otherwise disposed of entirely or partially for non-cash consideration by the Company, the calculation of total net gain with respect to the non-cash consideration would instead be made in the year in which the non-cash consideration was ultimately sold or otherwise disposed of for cash by the Company. For assets distributed directly to the Company’s shareholders, other than an asset resulting from a previous sale or other disposal of an asset for non-cash consideration as described in the preceding sentence, the total net gain would be determined by deducting items (a) through (c) above from the value of such assets upon such distribution, as determined in accordance with GAAP.

The Amended Bonus Plan. As also noted above, the Compensation Committee and Board of Directors approved modifications to our executive compensation program in response to feedback from shareholders in connection with the promotions of Mr. Webb and Mr. Perri. The Amended Bonus Plan modified the Prior Bonus Plan as follows:

•	The group of eligible employees was revised to (i) remove our former CEO and (ii) include other employees designated by the Compensation Committee, based on the recommendation of the CEO.

•
For purposes of determining the bonus pool, the formula for calculating the total net gain for all assets sold or otherwise disposed of by the Company, as well as all assets distributed directly to the Company’s shareholders, was revised to deduct the gross invested capital of each such asset (instead of the book value of each such asset as of December 31, 2015, as under the Prior Bonus Plan).

•
The amount of the bonus pool was changed to equal the adjusted total net gain, as determined in accordance with the Amended Bonus Plan, multiplied by 8.75% (instead of 20%, as under the Prior Bonus Plan).

•
The allocation of the bonus pool was revised to (i) remove the allocation for our former CEO, (ii) increase the allocation for our current CEO from 15% to 55%, (iii) increase the allocation for our current CFO from 10% to 32.5% and (iv) include a total allocation of 12.5% for all other eligible employees.

•
Under the Amended Bonus Plan, each bonus will be paid 70% in the form of cash and 30% in the form of a restricted stock unit (“RSU”) award (instead of entirely in the form of cash, as under the Prior Bonus Plan), as further described below and subject to certain exceptions described below.

Pursuant to the terms of the Amended Bonus Plan, a pool of funds will be created for distribution on a yearly basis (the “Bonus Pool”). The first step in calculating the Bonus Pool is to calculate the total net gain for all assets sold (or otherwise disposed of) by the Company, and all assets distributed directly to the Company’s shareholders, during the year, other than the Company’s ownership interest in UCP, Inc. (the “Total Net Gain”).

For assets sold (or otherwise disposed of) entirely for cash by the Company, the Total Net Gain will be determined by deducting the following from the amount of cash for which all such assets were sold (or otherwise disposed of): (a) the gross invested capital for each such asset, defined as the book value of such asset as of the date of the sale (or other disposition) of such asset, as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and reflected in the Company’s financial records as of such date, plus any impairment or depreciation charges taken by the Company with respect to such asset on or prior to such date; (b) any bonus paid or payable to the Company’s management for the sale (or other disposition) of each such asset, other than any bonus under the Amended Bonus Plan; and (c) administrative expenses specified in the Amended Bonus Plan. For assets sold (or otherwise disposed of) entirely or partially for non-cash consideration by the Company, the calculation of Total Net Gain with respect to the non-cash consideration will instead be made in the year in which the non-cash consideration is ultimately sold (or otherwise disposed of) for cash by the Company. For assets distributed directly to the Company’s shareholders, other than an asset resulting from a previous sale (or other disposal) of an asset for non-cash consideration as described in the preceding sentence, the Total Net Gain will be determined by deducting items (a) through (c) above from the value of such assets upon such distribution, as determined in accordance with GAAP.

The second step in calculating the Bonus Pool is to multiply the Total Net Gain by the “Adjustment Factor.” For assets sold (or otherwise disposed of) by the Company, the Adjustment Factor is a fraction, the numerator of which is the total amount of cash distributed (or committed to be distributed) to the Company’s shareholders with respect to all such assets sold (or otherwise disposed of) during the year, and the denominator of which is the total amount of cash received (after payment of all selling costs, including bankers’ fees and commissions) for which all such assets were sold (or otherwise disposed of) during the year; and for assets distributed directly to the Company’s shareholders, the Adjustment Factor is 100%. The amount that results from multiplying the Total Net Gain by the Adjustment Factor is the “Adjusted Net Gain.”

The final step in calculating the Bonus Pool is to multiply the Adjusted Net Gain by 8.75%, which results in the actual Bonus Pool. The Bonus Pool will be allocated 55% to Mr. Webb, 32.5% to Mr. Perri and 12.5% among any other employees of the Company who are designated by the Compensation Committee, in amounts designated by the Compensation Committee, in each case based on the recommendation of the Company’s Chief Executive Officer; provided, however, that if there is no such designation with respect to any portion of such 12.5% of the Bonus Pool with respect to an applicable year, such portion will not be allocated to any individual and such corresponding amounts will be retained by the Company. Each Plan Participant will be entitled to his or her allocated portion of the Bonus Pool for the year if he or she is employed by the Company on the last day of the year. Any bonus paid pursuant to the Amended Bonus Plan will be paid 70% in the form of cash and 30% in the form of a RSU award, except that if a Plan Participant incurs a separation from service prior to the date that such RSU awards are scheduled to be granted, such bonus will be paid entirely in the form of cash. Such RSU awards shall be granted pursuant to the terms of the Company’s 2014 Equity Incentive Plan (the “2014 EIP”), will be fully vested on the date of grant, and the number of RSUs subject to such award will be equal to (x) the dollar value of 30% of the total amount of such bonus, divided by (y) the average of the daily volume weighted average prices (the “VWAP”) of the Company’s common stock for all of the trading days during the 30 calendar day period ending on (and including) the last trading day immediately prior to the grant date of such award, rounded down to the nearest whole share. The issuance of any shares pursuant to such RSU awards will occur on the earlier of (i) the third anniversary of the date of grant of such RSU award, (ii) a Plan Participant’s separation from service or (iii) a change of control.

In the event that any Plan Participant’s employment with the Company is terminated in certain circumstances as provided in a written agreement between the Company and such Plan Participant, as applicable, such terminated individual will be entitled to payment of an amount under the Amended Bonus Plan for a portion of the year in which such termination occurs. In order to calculate such amount, the Compensation Committee will first determine the Total Net Gain for all assets sold (or otherwise disposed of) by the Company, and all assets distributed directly to the Company’s shareholders, during the portion of the year prior to such individual’s termination (which Total Net Gain will be determined in the same manner as described above; provided, however, that the amount of administrative expenses for such portion of the year will be prorated based on the Compensation Committee’s estimate of the total amount of administrative expenses for such year) (such amount, the “Pro Rata Net Gain”). Second, the Pro Rata Net Gain is multiplied by an adjustment factor: for assets sold (or otherwise disposed of) during such portion of the year, this is a fraction, the numerator of which is the amount of cash distributed (or committed to be distributed) to the Company’s shareholders in connection with the Company’s sale (or other disposition) of assets during such portion of the year, and the denominator of which is the total amount of cash received for which all assets were sold (or otherwise disposed of) during such portion of the year; and for assets distributed directly to the Company’s shareholders, this is 100%. The resulting amount is multiplied by 8.75% to arrive at the “Termination Bonus Pool.” In the event that any Plan Participant is entitled to payment of an amount under the Amended Bonus Plan for the portion of the year in which such individual’s termination occurs, such amount will be paid in the form of cash and will be equal to a percentage of the Termination Bonus Pool corresponding to such individual’s allocated percentage of the Bonus Pool.

2016 Equity Incentives

Due to the revised business plan that we announced in November 2015 and the related modifications to our executive compensation program, we did not grant any stock-based compensation to our NEOs in 2016. We anticipate granting stock-based compensation awards to our NEOs only if such award is earned under the Amended Bonus Plan.

Other Executive Compensation Matters

Claw Back Policy

In 2012 we adopted a policy that would require our CEO, CFO and other designated executive officers, to repay to us the amount of any annual cash incentive received to the extent that:

•	The amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement that occurs within 12 months of such payment;

•	The executive officer had engaged in theft, dishonesty or intentional falsification of our documents or records that resulted in the obligation to restate our financial results; and

•	A lower annual cash incentive would have been paid to the executive officer based upon the restated financial results.

The Compensation Committee is responsible for the interpretation and enforcement of this repayment policy. We intend to amend our repayment policy to comply with any future changes to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 after the SEC adopts regulations implementing those requirements.

Stock Ownership Guidelines

Our stock ownership guidelines for our CEO and CFO help ensure that those officers maintain an equity stake in our Company, and by doing so, appropriately link their interests with those of other shareholders. We also have stock ownership guidelines for our non-employee directors, which are addressed below with the discussion of director compensation. These ownership guidelines count shares actually owned, vested deferred stock units, and 50% of the vested stock options and SAR towards the equity ownership requirement. Until the applicable stock ownership guideline is achieved, the officer is required to retain 25% of the net shares received as a result of the exercise of stock options or SAR and receipt of RSU. Each of our executive officers is in compliance with the guidelines.

The guidelines are as follows:

Role	Ownership Guideline
CEO	lesser of 275,000 shares or 3x base salary
CFO	lesser of 18,000 shares or 1x base salary
Other designated executive officers	lesser of 10,000 shares or 1x base salary

Termination and Change in Control

We provide certain termination of employment payments and benefits to our NEOs.  We provide these payments and benefits to help retain and recruit our NEOs, which is one of the primary objectives of our executive compensation program. We believe that providing these benefits allows our NEOs to focus on our business and what is in the best interests of our shareholders regardless of the potential impact on them personally. Our Compensation Committee determined the level of benefits based on a review of the market by our independent compensation consultant, the recommendations of management and considering the nature of our business and executive compensation program.

All stock-based awards for our executives provide that the unvested equity awards assumed by a buyer in the event of a change of control would not automatically accelerate at the close of the transaction (that is, we have no “single trigger” benefits) and instead the vesting would only accelerate if there was a qualifying termination following the change in control (i.e., “double trigger” treatment of unvested awards).

See “Potential Payments upon Termination or Change in Control” for a more detailed description of our termination and change in control benefits for the NEOs and the payments that were made to our former CEO upon his termination of employment.

Tax and Accounting Treatment of Compensation

Under Section 162(m) of the Internal Revenue Code, annual compensation in excess of $1 million to each of a company’s CEO and three other most highly compensated executive officers, not including the CFO, (the “covered employees”) is not deductible as compensation expense for United States federal income tax purposes. However, certain types of compensation, including performance-based compensation, may be exempt from this limit if the material terms of the performance goals under which the compensation is to paid have been disclosed to, and subsequently approved by the shareholders, and the additional requirements for exemption have been satisfied. In structuring the annual and equity incentive awards for our NEOs, we consider Section 162(m) and how compensation must be structured in order to qualify as “performance-based compensation.” In our discretion, we may try to qualify compensation as “performance-based,” but may also pay compensation that does not qualify as “performance-based” if the Compensation Committee determines that form of compensation is in the best interest of the Company and its shareholders.

To enable us to provide incentive compensation to our covered employees that may qualify for full federal income tax deductibility, we submitted a Performance Incentive Plan (“Plan”) to our shareholders in 2013, which shareholders approved. By approving the Plan, shareholders approved, among other things, the participant eligibility requirements, the performance criteria upon which incentive awards may be based, and the maximum dollar amount of compensation that may be paid to any participant for each fiscal year contained in the performance period applicable to an incentive award.

Under Internal Revenue Code Section 409A, a nonqualified deferred compensation plan, must comply with certain requirements related to the timing of deferral and distribution decisions, otherwise amounts deferred under the plan could be included in gross income when earned and be subject to additional penalty taxes. We administer our equity plans and equity awards in accordance with Section 409A requirements.

Compensation Risk Management

The Compensation Committee considered the risk in our compensation programs and practices and determined:

●	Our focus is on long-term growth with reasonable leverage, and this philosophy is conducive to minimizing compensation related risks;
●	Our incentive plans are well designed, effectively administered, focused on relevant performance measures;
●	Our plans are reasonable with respect to potential compensation levels;
●	The elements of our compensation plan are appropriately weighted in our overall mix that achieves a balance of focus between operating results and strategic results;
●
Base salaries for executive officers are sufficiently competitive to eliminate the need for them to take unnecessary risk in order to earn large incentives necessary to provide adequate cash compensation;

●
Equity-based compensation levels are competitive and sufficient to provide a balanced focus between short- and long-term priorities and results and does not encourage the taking of short-term risks at the expense of long-term results; and

●	Our insider trading policies, independent oversight by the Compensation Committee, and our stock ownership guidelines and “claw back policy” mitigate any potential risks in our compensation programs.

Based on this review, the Compensation Committee concluded that our compensation policies, plans, and practices do not encourage unnecessary or unreasonable risk-taking and do not encourage executives or employees to take risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filing.

The Compensation Committee has reviewed and discussed the foregoing CD&A with management. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in this Proxy Statement.

Compensation Committee:

Andrew F. Cates, Chairman
Daniel B. Silvers
Michael J. Machado
Eric H. Speron

Compensation Tables and Narrative Disclosures

The following tables, narrative disclosures and footnotes describe the total compensation and benefits for our NEOs for fiscal 2016. The values presented in the tables do not always reflect the actual compensation received by our NEOs during the fiscal year because some portion of an NEO's compensation may have been deferred pursuant to our nonqualified deferred compensation plan.

Summary Compensation

The following table presents information concerning the compensation of the NEOs for services during 2016, 2015, and 2014. There were no bonuses or non-equity incentive plan compensation earned during the three years ended December 31, 2016.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	All Other Compensation (2)	Total Compensation
Maxim C. W. Webb, President and CEO (3)	2016	$513,230			$20,000	$533,230
	2015	$583,550			$19,800	$603,350
	2014	$530,500	$464,533	$837,881	$40,300	$1,873,214

John T. Perri, CFO and Secretary (4)	2016	$440,000			$20,000	$460,000
	2015	$440,000			$19,800	$459,800
	2014	$400,000	$353,033	$636,791	$40,300	$1,430,124

John R. Hart, Former CEO (5)	2016	$1,015,483			$359,299	$1,374,782
	2015	$2,176,390			$19,800	$2,196,190
	2014	$2,113,000	$1,393,580	$1,475,705	$40,300	$5,022,585

(1)
The SEC’s current executive compensation disclosure rules require us to value stock awards and option awards reported in the following table using the grant date fair value of the awards, rather than using the amount recognized for financial statement reporting purposes to value these awards. Nonetheless, the reported values reflect the aggregate grant date fair value is computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized. The assumptions that we made to determine the value of our awards for accounting purposes are described in detail in Note 8 titled Stock-Based Compensation in the notes to consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 3, 2017.

(2)
Amounts in this column include contributions made by us on behalf of the NEOs to the 401(k) plan, health savings account, and any expense reimbursements. The amount for John R. Hart also includes pay-outs made for accrued vacation and personal days at the time of his termination.

(3)	Mr. Webb was employed by the Company as Executive Vice President and Chief Financial Officer until being appointed President and Chief Executive Officer effective October 12, 2016.
(4)	Mr. Perri was employed by the Company as Vice President and Chief Accounting Officer until being appointed Chief Financial Officer and Secretary effective October 12, 2016.
(5)	Mr. Hart’s employment with the Company was terminated effective October 12, 2016.

Grants of Plan-Based Awards

There were no equity or non equity-based awards granted to the NEOs during 2016.

Pension Benefits and Non-qualified Deferred Compensation Plans

We do not maintain any qualified or non-qualified defined benefit pension plans. Our executive officers, however, may make voluntary deferrals of salary, bonus and other cash compensation through our non-qualified deferred compensation plan. We do not make any matching or other contributions to the non-qualified deferred compensation plan. Amounts deferred under the plan therefore have already been earned, but participating executive officers have chosen to defer receipt of the cash payment under the terms of the plan.

Each NEO who chooses to defer compensation under our non-qualified deferred compensation plan may elect, in accordance with Section 409A of the Internal Revenue Code, to receive payment in the form of a lump sum on a date certain or on separation from service, or in the form of up to 10 substantially equal annual installments beginning on a certain date or separation from service. Payment will automatically be made in a lump sum upon an executive officer’s death. Payment under the plan may also be made in connection with an unforeseeable emergency or certain terminations of the plan.

Amounts deferred under the non-qualified deferred compensation plan are credited with interest, earnings, appreciation, losses and depreciation based on the performance of the investments held in the plan. Each individual participant bears their own market risk and reward for their own deferrals under the plan.

Non-qualified Deferred Compensation

The following table presents activity in the deferred compensation accounts for each NEO at and for the year ended December 31, 2016. There were no contributions made in 2016.

Name	Aggregate Earnings In 2016 (1)	Aggregate Withdrawals/Distributions	Aggregate Balance at December 31, 2016 (1)
Maxim C.W. Webb	$435,626		$3,439,176
John T. Perri	$8,062	$112,942	$112,998
John R. Hart	$3,028,608		$23,258,494
	$3,472,296	$112,942	$26,810,668

(1)
The balances shown in this table represent compensation previously reported in the Summary Compensation Table, except for amounts attributable to aggregate earnings, which are not reportable in the Summary Compensation Table because we do not provide above market or preferential earnings on non-qualified deferred compensation.

Outstanding Equity Awards at Fiscal Year-End

The following tables provide information on the outstanding equity awards for the NEOs as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Maxim. C.W. Webb
SAR (1)	17,292		$42.71	8/2/2017
PBO (2)		95,238	$19.51	11/14/2024
RSU (3)					11,905	$180,361

John T. Perri
SAR (1)	30,000		$42.71	8/2/2017
PBO (2)		72,381	$19.51	11/14/2024
RSU (3)					9,047	$137,062

John R. Hart
SAR (1)	419,178		$42.71	1/8/2017
PBO (2)		285,714	$19.51	1/8/2017

(1)
Represents SAR held by each NEO as of December 31, 2016. The actual number of shares to be issued to an NEO who exercises a SAR will be based on the net exercise value (that is, the market price per share of our stock on the date of exercise, minus the exercise price) times the number of SAR exercised, minus applicable taxes withheld in the form of shares. At December 31, 2016, none of the outstanding SAR held by our NEOs were in-the-money. In January 2017, the 419,178 SAR for Mr. Hart expired and were canceled.

(2)
Represents PBO granted on November 14, 2014, pursuant to our 2014 Equity Incentive Plan. The PBO include a market condition based on the achievement of a stock price target during the contractual term and vest monthly over a three year period. Any vested portion of the options may be exercised only if the 30-trading-day average closing sales price of our common stock equals or exceeds 125% of the grant date stock price. The stock price contingency may be met any time before the options expire and it only needs to be met once for the PBO to remain exercisable for the remainder of the term. Of the total unexercisable PBO, 285,714 for Mr. Hart, 74,074 for Mr. Webb, and 56,296 for Mr. Perri were vested but unexercisable as the stock price contingency had not been met as of December 31, 2016. In January 2017 the 285,714 PBO for Mr. Hart expired and were canceled.

(3)
Represents RSU granted on November 14, 2014, pursuant to our 2014 Equity Incentive Plan. These RSU are subject to the NEOs continued employment or service with us. The RSU will vest annually in four equal installments beginning on November 14, 2015, and may also vest earlier in connection with certain terminations of employment. The market value of the RSU reported above is based on $15.15 per share, which was the closing market price of our common stock on December 31, 2016.

Potential Payments upon Termination or Change in Control

The following section describes the payments and benefits that our NEOs may receive in connection with their termination of employment with us, or in connection with a change in control of our Company. In addition to the amounts presented below, our NEOs may be entitled to the benefits quantified and described above under “Nonqualified Deferred Compensation.” The NEOs may also be entitled to additional severance payments and benefits under our severance benefit plan, which is generally available to all salaried employees and provides for two weeks of base salary for each full year of employment with us upon a termination of employment by us for any reason other than cause.

Please see our “Compensation Discussion and Analysis” for a discussion of how the payments and benefits presented below were determined.

2014 Equity Incentive Plan:

Upon a change in control of our Company, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	provide for acceleration of the exercisability, vesting and/or settlement of any outstanding stock award or portion thereof;

•
provide for the assumption, continuation or substitution of an outstanding stock award or portion thereof by a surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof; or

•
provide for any outstanding stock award or portion thereof denominated in shares of common stock to be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined) of common stock subject to such canceled stock award in (i) cash, (ii) stock of our Company or of a corporation or other business entity a party to the change in control, or (iii) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of common stock in the change in control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such stock award.

Under the 2014 Equity Incentive Plan, a “change in control” is generally the consummation of (i) the acquisition by a person or entity, directly or indirectly, of securities of our Company representing more than 50% of the total fair market value or total combined voting power of our Company’s then‑outstanding securities entitled to vote generally in the election of directors, (ii) a transaction or series of related transactions in which the shareholders of our Company immediately before the transaction do not retain immediately after the transaction direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding securities entitled to vote generally in the election of directors, or (iii) a date specified by the plan administrator following approval by the shareholders of a plan of complete liquidation or dissolution of our Company.

As indicated in the Outstanding Equity Awards at Fiscal Year-End table above, the only awards held by our NEOs at the end of 2016 were RSU, PBO, and SAR. Using the “in-the-money” value model, the value of the SAR and PBO awarded to our NEOs (assuming a change in control of our Company had occurred as of December 31, 2016) would be zero because the exercise price of all SAR and PBO granted before December 31, 2016 was greater than $15.15, the closing market price of our common stock on the NASDAQ Global Market on December 31, 2016.

Messrs. Webb and Perri. We have employment agreements with both Mr. Webb and Mr. Perri. As in effect on December 31, 2016, these agreements provide that in the event that Mr. Webb’s or Mr. Perri’s employment with the Company is terminated by the Company without cause or Mr. Webb or Mr. Perri resigns for good reason, the Company will provide to such terminated individual, contingent upon a general release of claims against the Company, (i) a lump-sum payment equal to such individual’s then-current base salary for a period equal to 24 months, (ii) a bonus, if any, pursuant to the Company’s executive bonus plan, in an amount determined by the Compensation Committee pursuant to the terms of the executive bonus plan, (iii) payment of the cost of COBRA coverage for such individual and his dependents through the earlier of a period of one year or the date such individual becomes eligible for health coverage from another employer, and (iv) full acceleration of the vesting of all outstanding equity awards held by such individual.

Mr. Hart.  Mr. Hart’s employment with the Company was terminated effective October 12, 2016. In connection with his termination, Mr. Hart was entitled to receive the severance benefits set forth in Section 4(b) of his Amended and Restated Employment Agreement with the Company, dated March 11, 2016. Such benefits include certain severance and vacation differential payments totaling approximately $10.4 million, certain medical benefits, and immediate vesting of the outstanding RSU and Performance Based Options previously granted to Mr. Hart. Mr. Hart was also entitled to the balance of his accrued vacation and personal days valued at $339,000, which was paid to him in October 2016.

Severance Benefits on Termination

Estimated Potential Payments for our NEOs. The following table lists the estimated value of the RSU awarded to Messrs. Hart, Webb, and Perri assuming a change in control of our Company occurred on December 31, 2016. The amount of severance listed below for Mr. Hart is pursuant to his employment agreement and the amount of severance listed below for Messrs. Webb and Perri is pursuant to their severance agreements, in each case as in effect on December 31, 2016. PBO and SAR have been excluded as they were out-of-the-money at December 31, 2016.

Name & Triggering Event	Cash Payments (1)	Cash Payments for Standard Severance	RSU that would Vest		Total
Maxim C. W. Webb
Termination with cause	$181,224				$181,224
Termination without cause	$1,214,191		$180,361		$1,394,552
Change in control			$180,361	(2)	$180,361
Death / disability	$481,224				$481,224

John T. Perri
Termination with cause	$148,229				$148,229
Termination without cause	$1,060,694		$137,062		$1,197,756
Change in control			$137,062	(2)	$137,062
Death / disability	$448,229				$448,229

John R. Hart (3)
Termination without cause	$10,727,449		$578,042		$11,305,491

(1)	Cash payments include accrued vacation and personal days, payment of salary as stipulated by agreement, and life insurance in the case of death.
(2)	Assumes that the award is neither assumed or continued by the new controlling owner, nor replaced by a substituted award with respect to the new controlling owner’s stock.
(3)	Mr. Hart’s employment with the Company was terminated effective October 12, 2016. The amount listed represents actual amounts he has been paid or is due as of December 31, 2016.

Revised Employment and Severance Agreements Effective in 2016 and Updates in 2017

Amended Severance Agreements Effective in 2016

The amended and restated five year severance agreements with Messrs. Webb and Perri signed during 2016 superseded similar agreements entered into during 2012. Each agreement provides for the payment of the lower of two years base salary or the base salary of the then-remaining portion of the term, participation in our revised executive bonus plan as described below, and payment of up to one year of COBRA expenses, in the event of an involuntary termination of employment (other than for “cause”) or a resignation for “good reason.”

Concurrently with the execution of his amended severance agreement, Mr. Webb voluntarily reduced his annual base salary to $496,000, which reflects an approximately 15% reduction from his previous base salary of $583,550.

Revised Employment and Severance Agreements Effective in 2017

In 2016, the Company entered into at-will employment agreements with Mr. Maxim C. W. Webb, President and Chief Executive Officer, and Mr. John T. Perri, Chief Financial Officer and Secretary, effective as of January 1, 2017, that provides the following:

•
An initial base salary of $496,000 and $440,000, respectively for 2017, and standard benefits package, subject to an annual cost of living adjustment that is subject to Compensation Committee approval and certain termination benefits.

•	An incentive award in accordance with the revised executive bonus plan.

Revised Executive Bonus Plan:

The revised executive bonus plan is effective from January 1, 2016 through December 31, 2020 and replaced and superseded the previous bonus plan. Such arrangement awards an annual bonus only if 1) there is a net gain derived from a sale or other disposal of assets, as defined, and 2) cash proceeds from such transactions are distributed directly to the Company’s shareholders during the same year. For a full description of the revised executive bonus plan, see the disclosure provided above under the header “2016 and 2017 Executive Compensation Decisions - 2016 Cash Compensation - The Amended Bonus Plan”.

DIRECTOR COMPENSATION

Our non-employee director compensation program provided for the following during 2016: (1) all of our non-employee directors received annual cash compensation of $80,000 and $50,000 of RSU, which vest annually from the date of grant (2) our Chairman of the Board of Directors received additional annual cash compensation of $45,000; (3) the Chairs of our Audit, Compensation, and Corporate Governance and Nominating Committees each received additional annual cash compensation of $20,000, $15,000, and $10,000, respectively; (4) a daily fee paid in cash for attendance at educational activities or seminars, which has an annual maximum of $5,000; and (5) no annual cost of living increase in board and committee fees.

The following table sets forth compensation earned during 2016 for each non-employee director who served during 2016.

Name	Fees Earned Or Paid In Cash	Stock Awards (1)	Total
Serving as of December 31, 2016:
Daniel B. Silvers	$68,292	$49,994	$118,286
Andrew F. Cates	$62,667	$49,994	$112,661
Howard B. Brownstein (2)	$88,926	$49,994	$138,920
Raymond V. Marino, II (2)	$107,398	$49,994	$157,392
Michael J. Machado(2)	$89,278	$49,996	$139,274

Resigned/retired during 2016:
Kristina M. Leslie	$33,750		$33,750
Robert G. Deuster	$20,000		$20,000
Carlos C. Campbell	$50,403		$50,403
Kenneth J. Slepicka	$60,000		$60,000
	$580,714	$249,972	$830,686

(1)
Each director who elected to receive compensation for serving on our Board was granted RSU in 2016 with a value equivalent to $50,000, rounded down for fractional shares. The number of the stock awards is based on the closing market price of our common stock on the date of grant and generally vest in one year. Any unvested awards at the time a director resigns or otherwise leaves the board are forfeited and no value is reported in the table. The directors held no other stock-based awards as of December 31, 2016.

(2)	Director is not a candidate for re-election and will be retiring from our Board of Directors and all committee assignments at the 2017 Annual Meeting.

On December 14, 2016, upon the recommendation of the Compensation Committee, our Board of Directors adopted a new non-employee director compensation policy, which became effective on January 1, 2017, and which replaces and supersedes any and all compensation policies or programs previously established or maintained by the Company with respect to the Company’s non-employee directors.

Pursuant to the terms of the new director policy, each non-employee member of the Board will be entitled to receive an annual retainer, in the amounts described below, which shall be payable through either cash or RSU awards at each such director’s election.

Type of Annual Retainer		Dollar Value Per Calendar Year If Paid Fully in Cash (“Cash Dollar Value”)	Dollar Value Per Calendar Year If Paid Fully in RSUs (“RSU Dollar Value”)
Board	Chair	$30,000	$37,500
	Lead Independent Director	$20,000	$25,000
	Member	$50,000	$62,500
Audit Committee	Chair	$20,000	$25,000
Compensation Committee	Chair	$15,000	$18,750
Corporate Governance and Nominating Committee	Chair	$10,000	$12,500

If a director receives any portion of an annual retainer in the form of cash, the dollar value of such portion will be equal to (a) the applicable Cash Dollar Value (as set forth in the table above), multiplied by (b) the percentage elected by such director. If a director makes an election to receive any portion of an annual retainer in the form of an RSU award, the dollar value of such portion will be equal to (x) the applicable RSU Dollar Value (as set forth in the table above), multiplied by (y) the percentage elected by such director.

If a director receives any portion of an annual retainer in the form of an RSU award, such RSU award shall be granted under the Company’s 2014 equity incentive plan on the first trading day in January of the applicable calendar year of service and, subject to acceleration upon a change of control, will vest in substantially equal quarterly installments on the grant date of such award and on April 1, July 1 and October 1 of the calendar year in which such award is granted, subject to the director’s continued service. The number of RSUs subject to such award will be equal to (x) the dollar value of such portion divided by (y) the average of the daily volume weighted average prices of the Company’s common stock for all of the trading days during the 30 calendar day period ending on (and including) the last trading day immediately prior to the grant date of such award, rounded down to the nearest whole share. The issuance of any vested shares pursuant to such RSU awards will occur on the date of such director’s separation from service.

Eric Speron, one of the Company’s non-employee directors, will continue to not be directly compensated for his service on the Board, and will direct that his entire annual retainer for service on our Board of Directors be paid in the form of cash to the Highland Total Return Fund, which Mr. Speron currently manages.

In addition, pursuant to the terms of the new director policy, each non-employee member of the Board will be entitled to receive an RSU award for each calendar year of service as a member of the Board. The number of RSUs subject to each annual award will be equal to (i) $75,000, divided by (ii) the average of the daily volume weighted average prices of the Company’s common stock for all of the trading days during the 30 calendar day period ending on (and including) the last trading day immediately prior to the grant date of such annual award, rounded down to the nearest whole share. Each annual award will be granted under the Company’s 2014 equity incentive plan, will be granted on the first trading day in January of the applicable calendar year of service and, subject to acceleration upon a change of control, will vest in substantially equal quarterly installments on the grant date of such annual award and on April 1, July 1 and October 1 of the calendar year in which such annual award is granted, subject to the director’s continued service. The issuance of any vested shares pursuant to such RSU awards will occur on the date of such director’s separation from service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 3, 2017, with respect to the beneficial ownership of our common stock by (i) each person whom we know to be the beneficial owner of more than 5% of our common stock based upon Schedule 13G and Schedule 13D reports filed with the SEC, (ii) each of our directors and director nominees, (iii) each NEO listed in our Summary Compensation Table, and (iv) all of our current executive officers and directors as a group.

Unless otherwise indicated, the business address for each person is 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws. As of March 3, 2017, 23,072,403 shares of our common stock were outstanding.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage Ownership

Named Executive Officers, Directors, and Director Nominees
Maxim C. W. Webb (2) (11) (12)	79,083	*
John T. Perri (3) (11) (12)	29,902	*
Howard Brod Brownstein (13)	20,391	*
Gregory Bylinsky (10)	967,052	4.2%
Andrew F. Cates(14)	14,195	*
Michael J. Machado (15)	16,911	*
Raymond V. Marino II (16)	12,377	*
Daniel B. Silvers(17)	15,722	*
Eric Speron (4)	894,110	3.9%
John R. Hart(1)	341,566	1.5%

Current Executive Officers and Directors as a Group (8 persons)	1,082,691	4.7%

5% Shareholders
Amundi (6) 91-93 Boulevard Pasteur, 75015 Paris, France	2,058,991	8.9%
River Road Asset Management, LLC(7) 462 S. 4th St., Ste 1600 Louisville, KY 40202	1,659,921	7.2%
BlackRock, Inc. (9) 55 East 52nd Street, New York, NY 10055	1,561,777	6.8%
Royce & Associates, LLC (8) 745 Fifth Avenue, New York, NY 10151	1,381,989	6.0%
Van Den Berg Management I, Inc. (5) 805 Las Cimas Parkway, Suite 430, Austin, TX 78746	1,354,080	5.9%
* Represents less than 1% of the issued and outstanding shares of common stock as of the date of this table.

(1)
Represents 28,778 indirect shares held in a retirement account, 53,571 vested RSU that are expected to be settled in April 2017, and 259,217 shares held directly. The number of shares shown above does not include 53,996 shares held in a deferred compensation trust account. U.S. Bank, N.A., as trustee of the grantor trust, has sole voting power over such shares.

(2)
Represents 1,290 shares held in our 401(k) plan and 77,793 shares held directly. The number of shares shown above does not include 1,375 shares held in a deferred compensation trust account. U.S. Bank, N.A., as trustee of the grantor trust, has sole voting power over such shares. This number also does not include 11,905 shares of RSU that will not vest within 60 days.

(3)	Represents 263 shares held in our 401(k) plan and 29,639 shares held directly. This number does not include 9,047 shares of RSU that will not vest within 60 days.
(4)
Represents 20,900 shares held in a personal IRA account, 39,100 shares held directly, 300 shares held by Schultz Partners, LLC (a limited liability company in which Mr. Speron owns a 6.5% interest), and 190 shares held by Mr. Speron's spouse in a personal IRA. This number also includes 833,620 shares held on behalf of clients of First Foundation Advisors for which Mr. Speron has voting and dispositive power.

(5)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 9, 2017. Van Den Berg Management I, Inc. beneficially owned 1,354,080 shares, with sole voting and dispositive power over such shares.

(6)
Beneficial ownership of shares as reported on Schedule 13G filed with the SEC on February 13, 2017. Amundi, Amundi Asset Management (“Amundi AM”) and KBI Global Investors Ltd. (“KBI”) beneficially owned 2,058,991 shares, with shared voting and dispositive power over such shares. Amundi AM is a wholly owned subsidiary of Amundi. KBI is 87.5% owned by Amundi. As such, Amundi may be deemed to beneficially own all shares beneficially owned by Amundi AM and the majority of shares beneficially owned by KBI. Amundi is an affiliate of Credit Agricole S.A., a French bank, which holds 73.86% of the stock of Amundi.

(7)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on January 12, 2017. River Road Asset Management, LLC beneficially owned 1,659,921 shares, with sole voting power over 1,327,384 shares and sole dispositive power over 1,659,921 shares.

(8)	Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on January 11, 2017.
(9)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on January 25, 2017. BlackRock, Inc. beneficially owned 1,561,777 shares, with sole voting power over 1,498,253 shares, and sole dispositive power over 1,561,777 shares, which shares are reported by BlackRock, Inc. as a parent holding company of its subsidiaries.

(10)
Represents shares held by Bandera Partners LLC for which Mr. Bylinsky has voting and dispositive power. Mr. Bylinsky is a 2017 Director Nominee and will stand for election on the Board of Directors at the 2017 Annual Meeting.

(11)
Shares shown as beneficially owned by the NEO do not include shares issuable upon exercise of SAR, which are exercisable or may be exercised within 60 days of March 3, 2017, because none of the outstanding SAR were in-the-money as of March 3, 2017. As of March 3, 2017, the total number of SAR held by NEOs were 47,292 and held as follows: (a) 17,292 SAR for Mr. Webb and (b) 30,000 SAR for Mr. Perri. The actual number of shares to be issued to an NEO who exercises a SAR will be based on the net exercise value (that is, the market price per share of our stock on the date of exercise, minus the exercise price) times the number of SAR exercised, minus applicable taxes withheld in the form of shares.

(12)
Shares shown as beneficially owned by the NEO do not include shares issuable upon exercise of PBO (Performance Based Option), which may be exercisable within 60 days of March 3, 2017, because none of the vested PBO had met the stock price contingency as of March 3, 2017. As of March 3, 2017, the total number of PBO held by NEOs was 167,619, of which 130,370 had vested. The PBO were held as follows: (a) 95,238 total PBO (74,074 vested) for Mr. Webb, and (b) 72,381 total PBO (56,296 vested) for Mr. Perri.

(13)
Represents 10,100 shares held directly and 10,291 RSU that will vest within 60 days, of which 5,423 will not be settled in shares of our common stock until the date of Mr. Brownstein’s termination of service as a member of the Board. This number does not include an additional 5,423 RSU that will not vest within 60 days.

(14)
Represents 4,100 shares held indirectly and 10,095 RSU that will vest within 60 days, of which 5,227 will not be settled in shares of our common stock until the date of Mr. Cates’ termination of service as a member of the Board. This number does not include an additional 5,227 RSU that will not vest within 60 days.

(15)
Represents 7,457 shares held directly and 9,454 RSU that will vest within 60 days, of which 4,600 will not be settled in shares of our common stock until the date of Mr. Machado’s termination of service as a member of the Board. This number does not include an additional 4,600 RSU that will not vest within 60 days.

(16)
Represents 5,000 shares held directly and 7,377 RSU that will vest within 60 days, of which 2,509 will not be settled in shares of our common stock until the date of Mr. Marino’s termination of service as a member of the Board. This number does not include an additional 2,509 RSU that will not vest within 60 days.

(17)
Represents 5,000 shares held directly and 10,772 RSU that will vest within 60 days, of which 5,854 will not be settled in shares of our common stock until the date of Mr. Silvers’ termination of service as a member of the Board. This number does not include an additional 5,854 RSU that will not vest within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the executive officers, directors, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership on Form 3 and reports of changes in beneficial ownership of our common stock on Form 4 with SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based upon a review of the copies of these reports received and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all reports required to be filed by the directors, officers, and holders of more than 10% of our common stock, pursuant to Section 16 of the Exchange Act since January 1, 2016, were filed on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain one equity compensation plan, the 2014 Equity Incentive Plan, which was approved by our shareholders in 2014. The following table sets forth information with respect to the number of shares of common stock subject to outstanding awards and remaining available for issuance under the 2014 Equity Incentive Plan as of December 31, 2016.

	(a)	(b)	(c)
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	1,035,039	$31.97	1,979,176
Equity compensation plans not approved by security holders (2)

(1)
Column (a) represents the total number of underlying shares that could be issued upon the exercise of SAR, the vesting of RSU granted, the exercise of vested PBO, the vesting of PBO granted, and column (c) represents awards available for future issuances under our 2014 Equity Incentive Plan. In accordance with SEC disclosure rules, the weighted-average exercise price reported in column (b) does not take into account RSU because they have no exercise price. The actual number of shares to be issued to a grantee who exercises each SAR will be based on the net exercise value (that is, the market value price per share of our stock on the date of exercise, minus the exercise price) times the number of SAR exercised, minus applicable taxes withheld in the form of shares. The actual number of shares to be issued to an employee upon vesting of an RSU will be based on the total number of shares of stock issued at vesting, minus applicable taxes withheld in the form of shares. The actual number of shares to be issued to an employee who exercises vested PBO, after the price contingency has been met, will be based on the exercise value times the number of PBO exercised, minus applicable taxes withheld in the form of shares. At December 31, 2016, none of the outstanding SAR issued were in-the-money and therefore no additional shares would be issued upon assumed exercise of the SAR. As of December 31, 2016, there were no PBO exercisable as the market condition had not been met and therefore no additional shares would be issued upon assumed exercise of the PBO. Of the shares of stock to be issued upon exercise of outstanding awards in column (a), 466,470 shares are underlying outstanding SAR that are fully vested and 402,117 shares are underlying PBO that are fully vested.

(2)	We have no equity compensation plans that have not been approved by our shareholders.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Related Persons Transactions

There were no related person transactions during fiscal 2016.

Procedures for Approval of Related Persons Transactions

To ensure the broadest possible compliance with the NASDAQ Stock Market listing standards and Regulation S-K, Item 404, our Audit Committee charter provides that the Audit Committee will review and approve, in accordance with written procedures adopted by the Board of Directors, all transactions between us and persons or entities affiliated with our officers, directors or principal common stockholders.

After reviewing a particular transaction or proposed transaction, management and the Audit Committee will determine if disclosure in our public filings is necessary and appropriate under Item 404.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION IN COMPENSATION DECISIONS

No current member of our Compensation Committee was at any time during the year ended December 31, 2016 or any other time, an officer or employee of our Company, and no current member had any relationship with us requiring disclosure of certain relationships and related person transaction. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or Compensation Committee during the year ended December 31, 2016.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2016. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

Our Audit Committee assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices. Our Audit Committee operates pursuant to a written charter adopted by our Board of Directors. A copy of this charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com. The information on our website is not incorporated by reference into this proxy statement.

Management is responsible for the internal controls, the financial reporting process and the representations set forth in the statements regarding our financial condition. Our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for both auditing the financial statements presented by management and verifying that such statements are produced in accordance with generally accepted accounting principles in the United States. Our Audit Committee is responsible for those matters set forth in its charter. In this regard, our Committee meets separately with management, including the chief financial officer and Deloitte. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, its accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

In the foregoing context, our Audit Committee has reviewed with Deloitte the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees.” Our Audit Committee has also reviewed with Deloitte both the engagement letter and its fees. Our Audit Committee has discussed with Deloitte, with and without management present, the independent registered public accounting firm’s evaluations of our internal accounting controls and the financial reporting systems, policies, procedures and processes, and the fair and complete presentation of our consolidated financial statements.

Our Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with our Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based upon the independent representations of management and Deloitte, our Committee’s review of such representations and the report of Deloitte to our Audit Committee, our Audit Committee’s review of the audited consolidated financial statements and its discussions with management and the independent accountants, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The undersigned members of our Audit Committee have submitted this report of the Audit Committee:

Howard B. Brownstein, Chairman
Andrew F. Cates
Michael J. Machado
Daniel B. Silvers

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Requirements for Shareholder Proposals to Be Considered for Inclusion in Proxy Materials. Shareholder proposals that are intended for inclusion in our 2018 proxy statement and acted upon at our Annual Meeting of Shareholders in 2018 must be received no later than November 21, 2017. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials. Shareholder proposals must be delivered to our Corporate Secretary by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480. As the rules of the United States Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

Requirements for Shareholder Proposals and Director Nominations to be Brought Before the 2018 Annual Meeting of Shareholders. Notice of any proposal or director nomination that you intend to present at the 2018 Annual Meeting of Shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2018 Annual Meeting of Shareholders, must be delivered to our Corporate Secretary by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480 not earlier than the close of business on January 4, 2018 and not later than the close of business on February 3, 2018. In addition, your notice must set forth the information required by our bylaws, or if the Reincorporation is approved and consummated the information required by the Delaware Bylaws, with respect to each shareholder proposal or director nomination that you intend to present at the 2018 Annual Meeting of Shareholders.

In order for shareholder proposals that are submitted outside of SEC Rule 14a-8 and are intended to be considered by the shareholders at the 2018 Annual Meeting of Shareholders to be considered “timely” for purposes of SEC Rule 14a-4(c) under the Exchange Act, the proposal must be received by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480 no later than February 3, 2018. If a shareholder fails to provide such timely notice of a proposal to be presented at the 2018 Annual Meeting of Shareholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal. In this regard, the proxy solicited by us for the 2018 Annual Meeting of Shareholders will confer discretionary authority on our proxies to vote on any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to February 3, 2018.

If the date of our 2018 Annual Meeting is a date that is not within 30 days before or 60 days after May 4, 2018, the anniversary date of our 2017 Annual Meeting, notice by the shareholder of a proposal must be received no earlier than the close of business on the 120th day before the 2018 Annual Meeting and not later than the close of business of (i) the 90th day prior to the 2018 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by us.

If the Reincorporation is approved and consummated and the date of our 2018 Annual Meeting is a date that is not within 30 days before or 60 days after May 4, 2018, the anniversary date of our 2017 Annual Meeting, shareholder director nominations must be delivered to our principal executive offices not later than the close of business on the 90th day prior to the 2018 Annual Meeting or, if later, the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by us.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business that our Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

March 21, 2017

Appendix A

FORM OF
AGREEMENT AND PLAN OF MERGER OF
PICO HOLDINGS, INC.,
A DELAWARE CORPORATION,
AND
PICO HOLDINGS, INC.,
A CALIFORNIA CORPORATION

This AGREEMENT AND PLAN OF MERGER, dated as of [●], 2017 (the “Merger Agreement”), is made by and between PICO Holdings, Inc., a Delaware corporation (“PICO Delaware”), and PICO Holdings, Inc., a California corporation (“PICO California”). PICO Delaware and PICO California are sometimes referred to herein as the “Constituent Corporations.” PICO Delaware is a wholly-owned subsidiary of PICO California.

RECITALS

A.    PICO Delaware is a corporation duly incorporated and existing under the laws of the State of Delaware and has a total authorized capital stock of 110,000,000 shares, of which 100,000,000 are designated common stock, par value $0.001 per share (the “PICO Delaware Common Stock.”), and 10,000,000 are designated Preferred Stock, par value $0.001 per share (the “PICO Delaware Preferred Stock”). The PICO Delaware Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, and before giving effect to the transactions contemplated hereby, 100 shares of PICO Delaware Common Stock are issued and outstanding, all of which are held by PICO California, and no shares of PICO Delaware Preferred Stock are issued and outstanding. PICO Delaware was formed solely for the purposes contemplated by the Merger Agreement, and prior to becoming the Surviving Corporation (as defined below) shall have had no operations, assets or liabilities.

B.    PICO California is a corporation duly incorporated and existing under the laws of the State of California and has a total authorized capital stock of 100,000,000 shares, all of which are designated common stock, par value $0.001 per share (the “PICO California Common Stock”). As of the date hereof, and before giving effect to the transactions contemplated hereby, [●] shares of PICO California Common Stock are issued and outstanding.

C.    The Board of Directors of PICO California has determined that, for the purpose of effecting the reincorporation of PICO California in the State of Delaware, it is advisable and in the best interests of PICO California and its shareholders that PICO California merge with and into PICO Delaware upon the terms and conditions herein provided.

D.    The respective Boards of Directors of the Constituent Corporations, the shareholders of PICO California and the stockholder of PICO Delaware have approved this Merger Agreement and have directed that this Merger Agreement be executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, PICO Delaware and PICO California hereby agree, intending to be legally bound hereby, subject to the terms and conditions hereinafter set forth, as follows:

1.MERGER

1.Merger. In accordance with the provisions of this Merger Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the California Corporations Code, PICO California shall be merged with and into PICO Delaware (the “Merger”), the separate existence of PICO California shall cease and PICO Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation.”

2.Filing and Effectiveness. The Merger shall become effective in accordance with Section 1108 of the California Corporations Code and Section 252 of the DGCL. The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date.”

3.Effect of the Merger. Upon the Effective Date, the separate existence of PICO California shall cease, and PICO Delaware, as the Surviving Corporation, shall: (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, (ii) be subject to all actions previously taken by its and PICO California’s Boards of Directors, (iii) succeed, without other transfer, to all of the assets, rights, powers and property of PICO California in the manner as more fully set forth in Section 259 of the DGCL, (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date, and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of PICO California in the same manner as if PICO Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the California Corporations Code.

2.CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

1.Certificate of Incorporation. The Certificate of Incorporation of PICO Delaware as in effect immediately prior to the Effective Date (the “Certificate of Incorporation”) shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.Bylaws. The Bylaws of PICO Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

3.Directors and Officers. The directors and officers of PICO California immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.MANNER OF CONVERSION OF STOCK

1.PICO California Common Stock. Upon the Effective Date, each share of PICO California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) legally issued, fully paid and nonassessable share of PICO Delaware Common Stock.

2.PICO Delaware Common Stock. Upon the Effective Date, each share of PICO Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by PICO Delaware, or the holder of such shares or any other person, be cancelled and returned to the status of authorized and unissued shares of PICO Delaware Common Stock, without any consideration being delivered in respect thereof.

3.Exchange of Certificates. After the Effective Date, each holder of an outstanding certificate representing shares of PICO California Common Stock may, at such shareholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of PICO Delaware Common Stock into which the shares formerly represented by the surrendered certificate were converted as herein provided. Until so surrendered, each certificate representing shares of PICO California Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes, from and after the Effective Date, to represent the number of shares of PICO Delaware Common Stock into which such shares of PICO California Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of PICO Delaware Common Stock represented by such certificate as provided above.

Each certificate representing shares of PICO Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificate of PICO California Common Stock so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

4.PICO California Equity Incentive Plans

(a)Upon the Effective Date, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, stock purchase and other equity-based award plans heretofore adopted by PICO California (collectively, the “Plans”) for its employees and other service providers. Each outstanding and unexercised option, restricted stock unit, stock appreciation right or right to purchase or receive, or security convertible into, PICO California Common Stock shall become an option, restricted stock unit, stock appreciation right or right to purchase or receive, or security convertible into, PICO Delaware Common Stock on the basis of one (1) share of PICO Delaware Common Stock for each share of PICO California Common Stock issuable pursuant to any such option, restricted stock unit, stock appreciation right or right to purchase or receive, or convertible security, on the same terms and conditions and at an exercise or purchase price per share equal to the exercise price or purchase price per share applicable to any such option, restricted stock unit, stock appreciation right or right to purchase or receive, or security convertible into, PICO California Common Stock at the Effective Date.

(b)A number of shares of PICO Delaware Common Stock shall be reserved for issuance under the Plans equal to the number of shares of PICO California Common Stock so reserved immediately prior to the Effective Date.

5.Benefit Plans. Upon the Effective Date, the Surviving Corporation shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of PICO California under each employee benefit plan sponsored by PICO California or its subsidiaries in effect as of the Effective Date or with respect to which employee rights or accrued benefits are outstanding as of the Effective Date.

4.CONDITIONS

1.Conditions to PICO California’s Obligations. The obligations of PICO California under this Merger Agreement shall be conditioned upon the occurrence of the following events:

(a)The principal terms of this Merger Agreement shall have been duly approved by the shareholders of PICO California;

(b)Any consents, approvals or authorizations that PICO California deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws; and

(c)The PICO Delaware Common Stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing on the Nasdaq Stock Market.

5.GENERAL

1.Covenants of PICO Delaware. PICO Delaware covenants and agrees that it will, on or before the Effective Date:

(a)Qualify to do business as a foreign corporation in the State of California and, in connection therewith, appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;

(b)File this Merger Agreement with the Secretary of State of the State of California; and

(c)Take such other actions as may be required by the California Corporations Code.

2.FIRPTA Notification. If any shareholder believes that it, or its direct or indirect beneficial owners, could potentially be subject to tax in connection with the Merger under Section 897 of the Code by reason of (i) being a nonresident alien individual or foreign corporation within the meaning of Section 897(a)(1) of the Code, and (ii) not qualifying for the exemption in Section 897(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), such shareholder may provide the Surviving Corporation with a statement on the date hereof in accordance with Notice 89-57, 1989-1 C.B. 698, and Section 1.1445-2(d)(2)(iii) of the Treasury Regulations, which statement the Surviving Corporation shall file with the Internal Revenue Service within 20 days in accordance with Section 1.1445-2(d)(2)(i)(B) of the Treasury Regulations.

3.Reorganization for Tax Purposes. The Merger is intended to be treated for U.S. federal income tax purposes as a “reorganization” described in Section 368(a)(1)(F) of the Code, and by executing this agreement the parties intend to adopt a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

4.Further Assurances. From time to time, as and when required by PICO Delaware or by its successors or assigns, there shall be executed and delivered on behalf of PICO California such deeds and other instruments, and there shall be taken or caused to be taken by PICO Delaware and PICO California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by PICO Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of PICO California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of PICO Delaware are fully authorized in the name and on behalf of PICO California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either or both of the Constituent Corporations, notwithstanding the approval of this Merger Agreement by the shareholders of PICO California or by the sole stockholder of PICO Delaware, or by both. In the event of the termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no obligations on either Constituent Corporation or their respective Board of Directors, shareholders or stockholders with respect thereto.

6.Amendment. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders or shareholders of either Constituent Corporation shall not, unless approved by such stockholders or shareholders as required by law:

(a)Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b)Alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or

(c)Alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

7.Registered Office. The registered office of the Surviving Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, 19801, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

8.Governing Law. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

9.Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Merger Agreement, having first been approved by resolutions of the Boards of Directors of PICO Delaware, a Delaware corporation, and PICO California, a California corporation, is hereby executed on behalf of each of such two corporations and attested to by their respective officers thereunto duly authorized.

PICO HOLDINGS, INC. a Delaware corporation By: Maxim C. W. Webb President and Chief Executive Officer By: John T. Perri Chief Financial Officer and Secretary

PICO HOLDINGS, INC. a California corporation By: Maxim C. W. Webb President and Chief Executive Officer By: John T. Perri Chief Financial Officer and Secretary

Appendix B

PICO HOLDINGS, INC.
CERTIFICATE OF INCORPORATION

The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a Corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE I

The name of the Corporation is PICO Holdings, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, 19801. The name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) or any applicable successor act thereto, as the same may be amended from time to time.

ARTICLE IV

4.1Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

4.2Increase or Decrease in Authorized Capital Stock. The Board of Directors of the Corporation (the “Board”) is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

4.3Common Stock.

a.Ranking. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

b.Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of stockholders. Notwithstanding any other provision of this Certificate of Incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time) to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

c.Dividends. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, each share of Common Stock shall be entitled to receive and share equally in all dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

d.Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock and the claims of creditors, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. A dissolution, liquidation or winding up of the affairs of the Corporation, as such terms are used in this Section 4.3(d) of Article IV, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

e.No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

4.4Preferred Stock.

a.Shares of Preferred Stock may be issued from time to time in one or more series. Subject to Section 4.4(b) below, the Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the DGCL (a “Preferred Stock Designation”), setting forth such resolution or resolutions and, with respect to each such series, (i) establishing the number of shares to be included therein and (ii) fixing (x) the voting powers, full or limited, or no voting power of the shares thereof, and (y) the designation, preferences and relative, participating, optional or other special rights, if any, of the shares thereof and any qualifications, limitations or restrictions with respect thereto. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to Section 4.4(b) below, the authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

i.	the designation of the series, which may be by distinguishing number, letter or title;

ii.
the number of shares of the series, which number the Board is authorized to thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

iii.
the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

iv.	the dates on which dividends, if any, shall be payable;

v.	the redemption rights and price or prices, if any, for shares of the series;

vi.	the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

vii.	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

viii.
whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

ix.	restrictions on the issuance of shares of the same series or any other class or series;

x.	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

xi.
any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions thereof, all as may be determined from time to time by resolution or resolutions of the Board providing for the issuance of such series of Preferred Stock and set forth in the Preferred Stock Designation in respect thereof.

b. Notwithstanding Section 4.4(a) above to the contrary, without stockholder approval, the Board is only authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a Preferred Stock Designation, solely in connection with the Corporation’s adoption of a tax benefits preservation plan.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

5.1General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

5.2Number of Directors; Election; Term.

a.The authorized number of directors of the Corporation shall not be less than five (5) nor more than nine (9). The exact number of directors may be fixed within the limits specified in this Section 5.2(a) by a resolution adopted by the Board or by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote. The minimum or maximum number of directors provided in this Section 5.2(a) may be changed only by amendment to this Certificate of Incorporation duly adopted by the affirmative vote of the holders of a majority of the voting power of outstanding shares of capital stock entitled to vote and by a resolution duly adopted by the Board. Subject to the rights of any outstanding series of Preferred Stock, all directors shall be elected by the holders of all outstanding shares of capital stock, voting together as a single class. At a stockholders’ meeting at which directors are to be elected, no stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes that the stockholder normally is entitled to cast) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a stockholder has given notice at the meeting prior to commencement of the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

b.At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

c.Unless and except to the extent that the bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot

5.3Vacancies and Newly-Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board from the death, disability, resignation, disqualification or removal of any director or from any other cause or from any newly created directorships resulting from an increase in the authorized number of directors may be filled by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director or by the stockholders of the Corporation at the next annual meeting or any special meeting called for such purpose. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor shall be duly elected and qualified, subject to his or her earlier death, disability, disqualification, resignation or removal.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board shall be expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation. The Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of the holders of a majority of the votes that would be entitled to be cast on such matter by the then outstanding shares of all classes and series of capital stock of the Corporation, voting together as a single class. In addition to the powers and authority herein or by statute expressly conferred upon them, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL and the Certificate of Incorporation.

ARTICLE VII

7.1Stockholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. Notwithstanding the foregoing sentence, no director may be elected by written consent unless such consent is by unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors, to fill a vacancy (unless such vacancy is created by removal) on the Board unless previously filled by action of the Board.

7.2Advance Notice of Stockholder Nominations and Other Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

7.3Committees. Pursuant to the Bylaws, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the fullest extent permitted by law.

7.4Special Meetings. Special meetings of the stockholders of the Corporation may only be called (i) at any time and for any purpose or purposes, by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or by the Chairman of the Board, or (ii) by the Secretary of the Corporation, upon the written request of stockholders as of the record date fixed in accordance with the Bylaws of the Corporation who hold of record or beneficially, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) at the time such request is submitted by the holders of such Requisite Percentage, subject to and in accordance with the requirements set forth in the Bylaws of the Corporation.

ARTICLE VIII

8.1Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided that nothing contained in this Section 8.1 shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further eliminate or limit the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

8.2Indemnification. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, the Corporation shall have the power to indemnify (and advance expenses to) any person made or threatened to be made a party to, or otherwise involved in, an action or proceeding, whether criminal, civil, administrative, investigative, legislative or otherwise, by reason of the fact that he, she, his or her testator or his or her intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation. Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.2 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights (or rights to advancement of expenses) than said law permitted the Corporation to provide prior to such amendment) and shall not adversely affect any right to indemnification (or advancement of expenses) of any person existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE IX.

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of holders of shares representing a majority of the votes that would be entitled to be cast on such matter by the then outstanding shares of all classes and series of capital stock of the Corporation, voting together as a single class, shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation. Any amendment, repeal, modification or expiration of any of Article VIII and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE X.

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

* * * * * *

The name and the mailing address of the Sole Incorporator is as follows:

NAME            MAILING ADDRESS
[●]            [●]

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate has been subscribed this [●] day of [●] 2017 by the undersigned who affirms that the statements made herein are true and correct.

_________________
Sole Incorporator

Appendix C

BYLAWS OF

PICO HOLDINGS, INC.

a Delaware corporation

As adopted with effect from [●], 2017

BYLAWS OF
PICO HOLDINGS, INC.
a Delaware corporation
As adopted with effect from [●], 2017

ARTICLE I

Offices

Section 1.Registered Office. The registered office of PICO Holdings, Inc. (the “Corporation”) in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, 19801.

Section 2.Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) may determine. The Board is hereby granted full power and authority to change said principal office from one location to another.

Section 3.Other Offices. The Corporation may also have and maintain offices in such other places, within or without the State of Delaware, as the Board may, from time to time, determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1.Annual Meetings. The annual meeting of the stockholders for the election of directors and for such other business as may properly come before the meeting in accordance with all applicable requirements of these Bylaws and the General Corporation Law of the State of Delaware, as amended from time to time (“DGCL”), shall be held at such place (within or without the State of Delaware), date (which date shall not be a legal holiday in the place where the meeting is to be held) and hour as shall be designated by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption). The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the DGCL.

Section 2.Notice of Meetings. Each stockholder of record of each class of stock of the Corporation then outstanding and entitled to vote at any meeting of stockholders shall be given written notice of such meeting, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice given by electronic transmission shall only be valid if it complies with Section 232 of the DGCL.

Section 3.Notice of Business to be Brought Before a Meeting.

(a)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, such business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting (or any supplement thereto), otherwise brought before the meeting by the Board of Directors or the Chairman of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 3 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 3 in all applicable respects. For the avoidance of doubt, except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)), and included in the notice of meeting given by or at the direction of the board of directors, clause (iii) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders. For purposes of this Section 3, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. For purposes of these Bylaws, a “qualified representative” of a stockholder shall be, (i) if such stockholder is a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) if such stockholder is a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) if such stockholder is a trust, any trustee of such trust. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 4 and Section 5, and this Section 3 shall not be applicable to nominations except as expressly provided in Section 4 and Section 5.

(b)Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide a Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (a notice satisfying the time period requirements of this Section 3(b) is referred to as a “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)To be in proper form for purposes of this Section 3, a stockholder’s notice to the Secretary shall set forth:

(i)As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) a representation that the stockholder intends to appear in person or by qualified representative at the meeting to propose the business described in the Timely Notice; and (D) a representation as to whether the stockholder intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposed business described in the Timely Notice and/or (y) otherwise to solicit proxies from stockholders in support of such proposed business (the disclosures to be made pursuant to the foregoing clauses (A), (B), (C) and (D) are referred to as “Stockholder Information”);

(ii)As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposed business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (weather oral or in writing) (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity); (D) to the extent known by any Proposing Person, the name and address of any other stockholder supporting the proposal on the date of such notice, and (E) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 3, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if any, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in such solicitation of proxies in respect of any such proposed business, (iv) any Affiliate of such stockholder (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) or beneficial owner; and (v) any person controlling, controlled by or under common control with any person referred to in the preceding clauses (i) and (ii).

(d)A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of (i) the record date for the determination of persons entitled to receive notice of the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the determination of persons entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting. The term “business day” shall mean any day that is not a Saturday or Sunday or a day on which banks in the city of the Corporation’s principal place of business are required or permitted to close.

(e)Notwithstanding anything in these Bylaws to the contrary (other than the provisions of Section 3(g) hereof relating to any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the proxy statement), no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 3. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 3, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such business or if the stockholder notice applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(f)Notwithstanding any notice of the annual meeting sent to stockholders on behalf of the Corporation, a stockholder must comply with this Section 3 to conduct business at any annual meeting. If the stockholder's proposed business is the same or relates to business brought by the Corporation and included in its annual meeting notice, the stockholder is nevertheless required to comply and give its own separate and timely written notice to the Secretary pursuant to this Section 3.

(g)This Section 3 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 3 shall be deemed to affect any rights of (1) a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (2) the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(h)For purposes of these Bylaws, “public disclosure” shall mean disclosure (i) in a press release reported by a national news service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or (iii) another method of broad-based dissemination.

Section 4.Notice of Nominations for Election to the Board of Directors.

(a)Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a stockholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 4 and Section 5 as to such notice and nomination. For purposes of this Section 4, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative (as defined in Section 3(a) hereof) of such stockholder, appear at such meeting. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 3) thereof in writing and in proper form to the Secretary of the Corporation, (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 4 and Section 5 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 4 and Section 5.

(c)Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 4 and Section 5 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 3) of the date of such special meeting was first made.

(d)In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(e)Notwithstanding any provision of this Section 4 to the contrary, in the event that the number of directors in an Expiring Class is increased and there is no public announcement of the appointment of a director to such class, or, if no appointment was made, of the vacancy in such class, made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination, a stockholder’s notice required by this Section 4 and which complies with the requirements in this Section 4, other than the timing requirements, shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation of the increase in the number of directors in the Expiring Class. For purposes of this section, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(f)To be in proper form for purposes of this Section 4, a stockholder’s notice to the Secretary shall set forth:

(i)As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 3(c)(i), except that for purposes of this Section 4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(i));

(ii)As to each Nominating Person, any Disclosable Interests (as defined in Section 3(c)(ii), except that for purposes of this Section 4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 3(c)(ii) shall be made with respect to the election of directors at the meeting) and to the extent known by any Nominating Person, the name and address of any other stockholder supporting the nomination on the date of such notice;

(iii)A reasonably detailed description of all agreements, arrangements and understandings (whether oral or in writing) (A) between or among any of the Nominating Persons or (B) between or among any Nominating Person and any other person or entity (including their names) in connection with the election of directors at the meeting, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Nominating Person); and

(iv)As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 4 and Section 5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 5(a).

For purposes of this Section 4, the term “Nominating Person” shall mean: (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder or beneficial owner in any solicitation of proxies in respect of any such proposed nomination, (iv) any Affiliate of such stockholder (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) or beneficial owner; and (v) any person controlling, controlled by or under common control with any person referred to in the preceding clauses (i) and (ii).

(g)A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 and Section 5 shall be true and correct as of (i) the record date for the determination of persons entitled to receive notice of the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the determination of persons entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(h)In addition to the requirements of this Section 4 and Section 5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act and DGCL with respect to any such nominations.

(i)Notwithstanding any notice of the annual meeting sent to stockholders on behalf of the Corporation, a stockholder must comply with this Section 4 and Section 5 to propose director nominations at any annual meeting.

Section 5.Additional Requirements For Valid Nomination of Candidates to Serve as Director and, if Elected, to Be Seated as Directors.

(a)To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 4 and, in addition to any other requirements of these Bylaws:

(i)the candidate for nomination, whether nominated by the Board of Directors or by a stockholder, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors) to the Secretary at the principal executive offices of the Corporation: (A) a completed written questionnaire (in a form provided by the Corporation upon written request) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and (B) a written representation and agreement (in form provided by the Corporation upon written request) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein to the Corporation, or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (3) would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, code of conduct, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested in writing by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect); and

(ii)at the request of the Board of Directors, such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed candidate for nomination to serve as an independent director or audit committee financial expert of the Corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.

(b)No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 4 and this Section 5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 4 and this Section 5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(c)Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless the candidate is qualified, nominated and elected in accordance with this Section 5 and Article III, Section 5.

Section 6.Special Meetings.

(a)Special meetings of the stockholders of the Corporation may only be called (i) at any time and for any purpose or purposes, by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or by the Chairman of the Board, or (ii) by the Secretary of the Corporation, upon the written request of stockholders as of the record date fixed in accordance with Section 6(d) who hold of record or beneficially, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) at the time such request is submitted by the holders of such Requisite Percentage, subject to and in accordance with this Section 6. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 6, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Section 4 and Section 5.

(b)No stockholder may request that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 6(a) (a “Stockholder Requested Special Meeting”) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Request Record Date”) for the purpose of determining the stockholders entitled to request that the Secretary of the Corporation call a Stockholder Requested Special Meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c)To be in proper form for purposes of this Section 6, a request by a stockholder for the Board of Directors to fix a Request Record Date shall set forth:

(i)As to each Requesting Person (as defined below), (A) the Stockholder Information (as defined in Section 3(c)(i), except that for purposes of this Section 6 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(i)); and (B) a representation that such Requesting Person intends to hold the shares of the Corporation described in the Stockholder Information through the date of the Stockholder Requested Special Meeting;

(ii)As to each Requesting Person, any Disclosable Interests (as defined in Section 3(c)(ii), except that for purposes of this Section 6 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(ii) and the disclosure in clause (F) of Section 3(c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(iii)As to the purpose or purposes of the Stockholder Requested Special Meeting, (A) a reasonably brief description of (1) the specific purpose or purposes of the Stockholder Requested Special Meeting, (2) the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, and (3) the reasons for conducting such business at the Stockholder Requested Special Meeting, (B) a reasonably detailed description of any material interest in such matter of each Requesting Person, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the Stockholder Requested Special Meeting or the business proposed to be acted on at the Stockholder Requested Special Meeting; and

(iv)If directors are proposed to be elected at the Stockholder Requested Special Meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 6(c), the term “Requesting Person” shall mean (i) the stockholder making the request to fix a Request Record Date for the purpose of determining the stockholders entitled to request that the Secretary call a Stockholder Requested Special Meeting, and (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made.

(d)Within ten (10) days after receipt of a request to fix a Request Record Date in proper form and otherwise in compliance with this Section 6 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Request Record Date for the purpose of determining the stockholders entitled to request that the Secretary of the Corporation call a Stockholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors. If no resolution fixing a Request Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Request Record Date was received, the Request Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 6 to the contrary, no Request Record Date shall be fixed if the Board of Directors determines that the written request or requests to call a Stockholder Requested Special Meeting (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”), that would otherwise be submitted following such Request Record Date could not comply with the requirements set forth in Section 6(g).

(e)In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests, in the form required by this Section 6, must be signed by stockholders as who, as of the Request Record Date, hold of record or beneficially, in the aggregate, more than the Requisite Percentage and must be timely delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a Special Meeting Request must be delivered to the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Request Record Date. In determining whether a Stockholder Requested Special Meeting has been properly requested, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.

(f)To be in proper form for purposes of this Section 6, a Special Meeting Request must include and set forth (a) a reasonably brief statement of (i) the specific purpose or purposes of the stockholder requested special meeting, (ii) the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, and (iii) the reasons for conducting such business at the Stockholder Requested Special Meeting, and (b) the text of the proposed business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to any stockholder or stockholders submitting a Special Meeting Request (except for any stockholder that has provided such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 6 of a Requesting Person. A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of Special Meeting Requests from the Requisite Percentage of stockholders, and as a result of such revocation(s) there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a Stockholder Requested Special Meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the Stockholder Requested Special Meeting.

(g)The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if (i) such Special Meeting Request does not comply with this Section 6 or relates to an item of business to be transacted at the Stockholder Requested Special Meeting that is not a proper subject for stockholder action under applicable law; (ii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders; (iii) an identical or substantially similar item (a “Similar Item”) to that included in the Special Meeting Request was presented at any meeting of stockholders held within one year prior to receipt by the Corporation of such Special Meeting Request (it being understood that the election of directors at the preceding annual meeting of stockholders shall be deemed not to constitute a Similar Item in respect of a proposal to remove one or more directors or the entire Board at a Stockholder Requested Special Meeting); (iv) the Board calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Section 6(i); (v) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of stockholders that has been called but not yet held; or (vi) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(h)Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose stated in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting. If none of the stockholders who submitted and signed the Special Meeting Request (but excluding any Solicited Stockholder) appears at or sends a qualified representative to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting.

(i)Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law; provided that a Stockholder Requested Special Meeting shall be held within ninety (90) days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Section 6 from stockholders having beneficial ownership of at least the Requisite Percentage; provided, further, that the Board shall have the discretion to call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Section 6(j) or cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Section 6.

(j)If a Special Meeting Request is made that complies with this Section 6, the Board may (in lieu of calling the Stockholder Requested Special Meeting) present a Similar Item for stockholder approval at any other meeting of stockholders that is held within ninety (90) days after the Corporation receives such Special Meeting Request.

(k)In connection with a Stockholder Requested Special Meeting called in accordance with this Section 6, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 6 or who signed and delivered a Special Meeting Request to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such requests, if necessary, so that the information provided or required to be provided in such requests pursuant to this Section 6 shall be true and correct as of (1) the record date for the determination of persons entitled to receive notice of the special meeting and (ii) the date that is five (5) business days prior to the special meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed special meeting. In the case of an update and supplement pursuant to clause (i) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than eight (8) business days after the record date for the determination of persons entitled to receive notice of the special meeting. In the case of an update and supplement pursuant to clause (ii) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the special meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed special meeting.

(l)Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a Stockholder Requested Special Meeting pursuant to this Section 6 except in accordance with this Section 6. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or Special Meeting Request was not properly made in accordance with this Section 6, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a Special Meeting Request have not otherwise complied with this Section 6, then the Board of Directors shall not be required to fix such record date or to call and hold the Stockholder Requested Special Meeting. In addition to the requirements of this Section 6, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to (i) any request to fix a record date for notice and voting for the Stockholder Requested Special Meeting, (ii) any Special Meeting Request or (iii) a Stockholder Requested Special Meeting.

(m)After receipt of Special Meeting Requests in proper form and in accordance with this Section 6 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a Stockholder Requested Special Meeting for the purpose or purposes and to conduct the business specified in the Special Meeting Requests received by the Corporation; provided that the Stockholder Requested Special Meeting shall be held within ninety (90) days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Section 6 from stockholders holding at least the Requisite Percentage; provided, further, that the Board shall have the discretion to call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Section 6(g) or cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Section 6. The record date for notice and voting for such a Stockholder Requested Special Meeting shall be fixed in accordance with Article XI, Section 6 of these Bylaws. The Board of Directors shall provide written notice of such Stockholder Requested Special Meeting in accordance with Article II, Section 2 of these Bylaws.

Section 7.Quorum. Except as otherwise expressly required by law, by the Certificate of Incorporation or these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or convened meeting at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy.

Section 8.Adjourned Meeting; Notice. After the meeting has been duly organized, the presiding officer of the meeting may adjourn any meeting of stockholders, annual or special, from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Article XI, Section 6 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 9.Conduct of Meetings.

(a)Officers of the Meeting. The Chairman of the Board, or in the absence of the Chairman, the President, or in their absence, the Vice Chairman, or if no such officer is present, a director designated by the Board, shall call meetings of the stockholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the stockholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the stockholders the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)Order of Business. The chairman of the meeting shall have the right to determine the order of business at the meeting.

(c)Meeting Protocol. To the maximum extent permitted by applicable law, the Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments by participants; (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (vii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (viii) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10.Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) ascertain the number of shares represented at the meeting, (iii) ascertain the existence of a quorum, (iv) ascertain the validity and effect of proxies, (v) count and tabulate all votes, ballots or consents, (vi) determine and retain for a reasonable period a record of the disposition of all challenges made to any determination made by the inspectors, (vii) certify the determination of the number of shares represented at the meeting and their count of all votes and ballots, and (viii) do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law.

Section 11.Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All voting, including on the election of directors but excepting where otherwise required by applicable law or the Certificate of Incorporation, may take place via a voice vote. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at a meeting of stockholders shall be cast by written ballot. When a quorum is present, except as otherwise provided by statute, by applicable stock exchange rules, by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. For the purposes of this Section 11, Broker Non-Votes represented at the meeting but not permitted to vote on a particular matter shall not be counted, with respect to the vote on such matter, in the number of (a) votes cast, (b) votes cast affirmatively, or (c) votes cast negatively. Except as otherwise required by law, the Certificate of Incorporation, these bylaws or the rules of any applicable stock exchange, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. At a stockholders’ meeting at which directors are to be elected, no stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes that the stockholder normally is entitled to cast) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a stockholder has given notice at the meeting prior to commencement of the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 12.Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

Section 13.Lists of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 13 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 14.Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 15.Stockholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. Notwithstanding the foregoing sentence, no director may be elected by written consent unless such consent is by unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors, to fill a vacancy (unless such vacancy is created by removal) on the Board unless previously filled by action of the Board.

All written consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder’s proxy holders, or a transferee of the shares or a personal representative of the stockholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares (including those whose consent is sought to be revoked) required to authorize the proposed action have been filed with the Secretary. If the consents of all stockholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting.

ARTICLE III

Board of Directors

Section 1.General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2.Number of Directors. The authorized number of directors which shall constitute the whole Board shall not be less than five (5) nor more than nine (9). The minimum or maximum number of directors may only be changed by an amendment to the Certificate of Incorporation duly adopted by the affirmative vote of the holders of a majority of the voting power of outstanding shares of capital stock entitled to vote and by a resolution duly adopted by the Board. The exact number of directors shall be set by the Board within the specified limits. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 3.Term of Office. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Section 4.Qualifications. In addition to the requirements set forth in Article II, Section 5 regarding the eligibility of candidates for election as a director of the Corporation, each director shall be at least 21 years of age. Directors need not be stockholders or citizens or residents of the United States of America.

Section 5.Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 6.Vacancies. Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders of the Corporation at the next annual meeting or any special meeting called for such purpose. Each director so chosen shall hold office until his or her successor shall be elected and shall qualify or until his or her earlier death, resignation or removal in the manner as herein provided.

Section 7.Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be designated in the respective notices or waivers of notice thereof.

Section 8.Regular Meetings. The Board from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware), date and time of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or given by telephone (including by a voice or text messaging system), facsimile or electronic mail to each director who shall not have been present at the meeting at which such action was taken, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records, or shall be delivered to him or her personally.

Section 9.Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or at least two of the directors, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board may be called on at least twenty-four (24) hours’ notice to each director if notice is given to each director personally or by telephone (including by a voice or text messaging system), facsimile or electronic mail, or on three (3) days’ notice from the official date of deposit in the mail if notice is sent by internationally recognized courier to each director, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. Such notice need not state the purpose of, nor the business to be transacted at, that meeting, except as may otherwise be required by these Bylaws or applicable law. Notice need not be given to a director present at a meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing either before or after that meeting.

Section 10.Quorum and Manner of Acting. Except as provided by law, the Certificate of Incorporation or these Bylaws, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. The affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, unless a different vote is required by applicable law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

Section 11.Organization. The Board shall from time to time, but in no event less frequently than annually, elect a Chairman of the Board from among the directors. The Chairman of the Board may be, but is not required to be, an officer or employee of the Corporation. Meetings of the Board shall be presided over by the Chairman of the Board, or such other person as the Board may determine. The Secretary shall act as secretary of the meeting, and in his or her absence such other person as the person presiding over the meeting may appoint.

Section 12.Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13.Meetings by Electronic Communications Equipment. Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 14.Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account of his or her attendance at any such meeting. Unless otherwise determined by the Board of Directors, directors who are employees of the Corporation shall not receive any compensation for service on the Board of Directors, but shall be reimbursed for expenses of attendance at meetings. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees

Section 1.Committees. The Board shall, by resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption), designate a compensation committee, a corporate governance and nominating committee, an audit committee and, if so desired from time to time, other committees to serve at the pleasure of the Board. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation (except as may be authorized in accordance with the provisions of Section 141(c)(1) of the DGCL), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend these Bylaws. Unless a resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) expressly provides, no such committee shall have the power or authority to declare a dividend. Such committee(s) shall have such name(s) as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 2.Committee Rules. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board designating such committee or the charter adopted by the Board for such committee. In the absence of such rules, each committee shall conduct its business in as nearly as may be in the same manner as the Board conducts its business pursuant to Article III of these Bylaws.

Section 3.Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE V

Officers

Section 1.Number. The principal officers of the Corporation shall be designated by the Board and shall consist of a President, such number of Vice Presidents as the Board may determine from time to time, a Treasurer, a Secretary and such number of Assistant Treasurers and Assistant Secretaries as the Board may determine from time to time. The Board may, in its discretion, create such offices and confer such titles as Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Legal Officer and designate any Vice President by a number or numbers or a word or words (including, without limitation, the words “Executive” and “Senior”) added before or after such title. The Board may appoint, and authorize the appointment of, such other officers of the Corporation as the Board deems necessary who shall have such authority and shall perform such duties as these Bylaws or as the Board may prescribe. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of President and Secretary.

Section 2.Term of Office. Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier death or resignation or removal in the manner hereinafter provided.

Section 3.Removal and Resignation. Any officer, agent or employee of the Corporation may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board. Designation of an officer shall not itself create contract rights. Any officer may resign at any time by giving written or electronic notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 4.President. The President, subject to the direction of the Board, shall have such powers and perform such duties as pertain to the office of President and as the Board may from time to time prescribe, shall have the direction of all subordinate officers, agents and employees and may assign such duties to such other officers as he or she deems appropriate, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by these Bylaws or the Board.

Section 5.Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board or the President may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his or her absence or inability to act, any of the Vice Presidents shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

Section 6.Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. He or she shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Board whenever required to do so, and shall present at the annual meeting of the stockholders, if called upon to do so, a statement of all his or her transactions as Treasurer. He or she shall have such powers and perform such duties as pertain to the office of Treasurer and shall perform such other duties as may from time to time be assigned to him or her by the Board.

Section 7.Secretary. The Secretary shall keep the records of the proceedings of all meetings of the stockholders and the Board or any committees thereof. He or she shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records). He or she shall have such powers and perform such duties as pertain to the office of Secretary and shall perform such other duties as may from time to time be assigned to him or her by the Board.

Section 8.Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board or by the person responsible for appointing such officers, assistant officers and agents, as the case may be.

Section 9.Execution of Contracts and Instruments. Notwithstanding the foregoing description of the duties and powers of corporate officers, the Board may from time to time limit or qualify such duties and powers by an instrument designated by the Board or pursuant to the Board’s delegated authority as a corporate delegation of authority, and the duties and powers of the Corporation’s officers shall be so limited. The Board may also from time to time specifically authorize one or more officers or agents of the Corporation to enter into such contracts, execute such instruments and take such other actions in the name of and on behalf of the Corporation for such specific purposes and in connection with such specific matters and transactions as the Board in its discretion may determine. Any instrument may be executed on behalf of and in the name of the Corporation: (a) by the Chairman of the Board, the President, the Chief Executive Officer (if any), the Chief Financial Officer (if any), the Chief Operating Officer (if any) or any Vice President, together with the Secretary, the Treasurer or any Assistant Secretary, or any Assistant Treasurer, in each case, subject to any instrument that the Board or those authorized by it may designate as a “corporate delegation of authority,” (b) by such officers specifically authorized to act by Board resolution for a specific purpose or (c) by any other person authorized to do so by, and subject to the limits stated in, the instrument that the Board or those authorized by it may designate as a “corporate delegation of authority”, and such persons shall be deemed agents of the Corporation for such purposes. Except as otherwise designated or expressly authorized by these Bylaws, or an instrument properly designated as a “corporate delegation of authority” no officer, employee or agent of the Corporation shall have any power or authority to bind the Corporation by contract or otherwise or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 10.Security. The Board may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board.

ARTICLE VI

Proxies, Checks, Drafts, Bank Accounts, Etc.

The President, or any other officer designated by the Board as having such authority, shall have authority from time to time to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock, securities or interest; the President or such designated officers may designate an agent or agents to perform such function and may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the President or such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights. All checks and drafts on the Corporation bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents or other employee or employees as shall be thereunto authorized from time to time by the Board. Third parties shall be entitled to rely on the authority delegated by the Board or pursuant to its delegated authority in an instrument designated as a “corporate delegation of authority” as to all matters governed by this Article VI.

ARTICLE VII

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE VIII

Seal

The corporate seal shall be in the form adopted by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be affixed by any officer of the Corporation to any instrument executed by authority of the Corporation, and the seal when so affixed may be attested by the signature of any officer of the Corporation.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year, unless changed by resolution of the Board.

ARTICLE X

Indemnification

Section 1.Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article X, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (and the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, investigative, legislative or otherwise and whether formal or informal (as further defined in Section 19 of this Article X, a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was serving, or had agreed to serve, in an Official Capacity (as defined in Section 19 of this Article X) for the Corporation, or while serving in an Official Capacity for the Corporation is or was serving at the request of the Corporation in an Official Capacity for another corporation, partnership, limited liability company, joint venture, trust or other enterprise (an “Other Enterprise”), including service with respect to employee benefit plans maintained or sponsored by the Corporation, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 2.Indemnification of Directors and Officers in Actions By or in the Right of the Corporation. Subject to the other provisions of this Article X, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 3.Successful Defense. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Sections 1 or 2 of this Article X, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 19 of this Article X) (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4.Indemnification of Others. Subject to the other provisions of this Article X, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

Section 5.Advance Payment of Expenses.

(a)Expenses (including attorneys’ fees) incurred by any Covered Person in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that the payment of such expenses incurred by a Covered Person in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking in writing by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified for such expenses under this bylaw or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(b)Except as otherwise provided in the DGCL or this Section 5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(c)Advancements of Expenses pursuant to this subsection shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.

(d)Advancements of Expenses to a Covered Person shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

Section 6.Limitations on Indemnification. Except as otherwise required by the DGCL or the Certificate of Incorporation, the Corporation shall not be obligated to indemnify any person pursuant to this Article X in connection with any Proceeding (or any part of any Proceeding):

(a)for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Corporation’s securities are listed, if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)for any reimbursement of the Corporation by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements);

(e)initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise made under Section 5 of this Article X or (d) otherwise required by applicable law; or

(f)if prohibited by applicable law.

Section 7.Indemnification Claims; Determination.

(a)To obtain indemnification under this Article X, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification. Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in Section 19 of this Article X); (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors; (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in Section 19 of this Article X) selected by the Board, as prescribed in (i) above or by the committee of the Board prescribed in (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the claimant; or if a quorum of the Board cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by majority vote of the full Board (in which directors who are parties may participate); or (iv) if such Independent Legal Counsel determination cannot be obtained, by majority vote of a quorum of stockholders consisting of stockholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to the Proceeding. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within thirty (30) calendar days after such determination.

(b)If a claim for indemnification under this Article X is not paid in full by the Corporation within thirty (30) calendar days after a determination is made pursuant to Section 7(a) that the claimant is entitled to be indemnified, or (ii) if a request for advancement of Expenses under this Article X is not paid in full by the Corporation within ten (10) calendar days after a statement pursuant to Section 5 above and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim for indemnification or request for advancement of Expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of Expenses. It shall be a defense to any such action that, under the DGCL or other applicable law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of Expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the DGCL or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(d)If a Determination shall have been made pursuant to Section 7(a) above that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 7(b) above.

(e)The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 7(b) above that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

Section 8.Procedures For The Determination Of Whether Standards Have Been Satisfied.

(a)Costs. All costs incurred by the Corporation in making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Corporation to a Covered Person under these Bylaws.

(b)Timing of the Determination. The Corporation shall use its best efforts to make the Determination contemplated by Section 7 hereof as promptly as is reasonably practicable under the circumstances.

Section 9.Non-exclusivity of Rights. The rights of indemnification and advancement of Expenses provided in this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, insurance policy, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article X, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 10.Continuation of Rights. The rights of indemnification and advancement of expenses provided in this Article X shall continue as to any person who has ceased to be a director, officer, partner, member, trustee, agent or employee and shall inure to the benefit of his or her heirs, executors, administrators and estates.

Section 11.Contract Rights. Without the necessity of entering into an express contract, the obligations of the Corporation to indemnify a director, officer, partner, member, trustee, agent or employee under this Article X, including the duty to advance expenses, shall be considered a contract right between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Such contract right shall be deemed to vest at the commencement of such individual’s service to or at the request of the Corporation, and no amendment, modification or repeal of this Article X shall affect, to the detriment of the indemnified person and such indemnified person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 12.Subrogation. In the event of payment of indemnification to a person described in Sections 1 or 2 of this Article X, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 13.No Duplication of Payments. The Corporation shall not be liable under this Article X to make any payment in connection with any claim made against a person described in Sections 1 or 2 of this Article X to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 14.Insurance and Funding.

(a)The Board of Directors may authorize that the Corporation purchase and maintain, at the Corporation’s expense, insurance to protect the Corporation and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article X or otherwise. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein.

(b)Any full or partial payment by an insurance company under any insurance policy covering any director, officer, employee, agent or other person indemnified above made to or on behalf of a person entitled to indemnification under this Article X shall relieve the Corporation of its liability for indemnification provided for under this Article X or otherwise to the extent of such payment.

(c)Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 14 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 14 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement does not subject any director approving it to personal liability for his action in approving the insurance or other financial arrangement; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 15.No Imputation. The knowledge and/or actions, or failure to act, of any other officer, director, employee or agent of the Corporation or an Other Enterprise shall not be imputed to an indemnified person for purposes of determining the right to indemnification under this Article X.

Section 16.Reliance. Persons who after the date of the adoption of Article X or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article X.

Section 17.Severability. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer and any other person indemnified pursuant to this Article X as to all Expenses with respect to any Proceeding to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 18.Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article X shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 19.Certain Definitions.

(a)The term “Corporation” shall include, in addition to PICO Holdings, Inc. and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(c)The term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article X.

(d)The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Article X.

(e)The term “Official Capacity” shall mean service as a director or officer of the Corporation or service, at the request of the Corporation while serving in an Official Capacity for the Corporation, as a director, officer, partner, member, manager, trustee, employee, agent or other representative of an Other Enterprise.

(f)The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, mediation, arbitration and appeal of, and the giving of testimony in, any Proceeding.

(g)The term “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

(h)The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

ARTICLE XI

Shares and Their Transfer

Section 1.Certificated and Uncertificated Shares. The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares evidenced by a book-entry system, or a combination of both. Certificates shall be signed by, or in the name of the Corporation by, (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary, certifying the number and class of shares of the Corporation owned by the holder of such certificate. If such a certificate is countersigned (a) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, the signature of any such President, Vice President, Secretary or Assistant Secretary may be a facsimile. In case any officer(s) who have signed, or whose facsimile signature(s) have been used on, any such certificate(s) shall cease to be such officer(s) of the Corporation, whether because of death, resignation or otherwise, before such certificate(s) have been delivered by the Corporation, such certificate(s) may nevertheless be issued and delivered as though the person or persons who signed such certificate(s) or whose facsimile signature(s) have been used thereon had not ceased to be such officer(s) of the Corporation.

Section 2.Registered Stockholders. A record shall be kept of the name of the person, firm or corporation owning each share of stock of the Corporation, including, in the case of stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Without limiting the generality of the foregoing, the Corporation (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and (b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 3.Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except when a certificate is issued in accordance with Section 4 of this Article XI, in the case of stock represented by a certificate, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 4.Lost, Destroyed or Mutilated Certificates. In the case of an alleged loss or destruction or the mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board may prescribe. Without limiting the generality of the foregoing, the Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.Fractional Shares. The Corporation shall have the complete discretion to issue fractional shares.

Section 6.Record Date. The Board of Directors may by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) fix in advance a date as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or entitled to receive payment of any dividends or other distribution, or to exercise the rights in respect to any change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided. In no event may any such record date: (i) be more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or (ii) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE XII

General Provisions

Section 1.Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 2.Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

Section 3.Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless the use of business days are specified, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 4.Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

Section 5.Certificate of Incorporation. All references in these Bylaws to the “Certificate of Incorporation” shall be deemed to refer to the “Certificate of Incorporation” of the Corporation, as amended and in effect from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

Section 6.Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 7.Interpretation. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Reference in these Bylaws to any provision of the DGCL shall be deemed to include all amendments thereof. The term “person” includes both a corporation and a natural person. The term “Chief Executive Officer” shall be equivalent to the term “President” under the DGCL.

Section 8.Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 9.Notices. Except as otherwise specifically provided herein or required by the DGCL or other applicable law or the Certificate of Incorporation, all notices required to be given to any person pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, addressed to such person at his or her last known address as the same appears on the books of the Corporation. Notices may also be sent by facsimile or other electronic transmission.

Section 10.Notice To Stockholders By Electronic Transmission.

(a)Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b)Any notice given pursuant to the preceding paragraph shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)For purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 11.Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if (a) consented to by the stockholders at that address to whom such notice is given, or (b) the Corporation complies with the provisions of Rule 14a-3(e) of the Exchange Act. The stockholder consent referenced in the immediately preceding sentence shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

Section 12.Waiver of Notice. Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting, whether in person, by remote communication, if applicable, or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws. Any person so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 13.Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, other employee or agent of the Corporation arising pursuant to any provision of the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), (iv) any action asserting a claim against the Corporation or any director, officer, other employee or agent of the Corporation governed by the internal affairs doctrine, or (v) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases to the fullest extent permitted by law and subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consented to this Article XII, Section 13.

ARTICLE XIII

Amendments

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation by the affirmative action of a majority of its members. The Bylaws may also be adopted, amended, altered, or repealed by the affirmative vote of the holders of a majority of voting power entitled to vote on such matter, except as otherwise provided by law or by the Certificate of Incorporation.

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary or Assistant Secretary of PICO Holdings, Inc., a Delaware corporation (the “Corporation”), and that the foregoing bylaws were duly adopted on [●] by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this [●] day of [●] 2017.

___________________
Secretary

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/PICO2017**

You may attend the Meeting via the internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E20100-P89663-Z69651 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**PICO HOLDINGS, INC.**

**The Board of Directors recommends you vote FOR ALL director nominees listed in Proposal 1 and FOR Proposal 2, Proposal 3, Proposal 5, Proposal 6 and Proposal 7.**

| **Nominees:** | For | Against | Abstain |
|---|---|---|---|
| 1a. Gregory Bylinsky | ☐ | ☐ | ☐ |
| 1b. Andrew F. Cates | ☐ | ☐ | ☐ |
| 1c. Daniel B. Silvers | ☐ | ☐ | ☐ |
| 1d. Eric H. Speron | ☐ | ☐ | ☐ |
| 1e. Maxim C.W. Webb | ☐ | ☐ | ☐ |
| 2. To vote, on an advisory basis, to approve the combination of the Chairman of the Board of Directors and Chief Executive Officer positions. | ☐ | ☐ | ☐ |
| 3. To vote, on an advisory basis, to approve the compensation of the Company's named executive officers, as disclosed in this proxy statement. | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote 1 year on the following proposal:** | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. To vote, on an advisory basis, on the frequency of advisory voting on the compensation paid to the Company's named executive officers. | ☐ | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.2

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

E20101-P89663-Z69651

## PICO HOLDINGS, INC.
## Annual Meeting of Shareholders
## May 4, 2017 9:00 AM (PDT)
## This Proxy is solicited by the Board of Directors

By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or internet, and appoint Maxim C.W. Webb and John T. Perri, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present thereat, with respect to, all of the shares of common stock of PICO HOLDINGS, INC. that you are entitled to vote at the Annual Meeting of Shareholders to be held at the Peppermill Resort Reno, Valley View Suite, 2707 South Virginia Street, Reno, Nevada 89502 on Thursday, May 4, 2017 at 9:00 am (PDT), and any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement dated March 21, 2017.

**In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the Annual Meeting subject to the conditions described in PICO's Annual Meeting Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed herein.**

**This proxy, when properly executed, will be voted in the manner directed herein. Unless a contrary direction is indicated, this proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, "FOR" Proposal 5, "FOR" Proposal 6 and "FOR" Proposal 7 and "1 Year" on Proposal 4.**

**Continued and to be signed on reverse side**

V.1.2